As filed with the Securities and Exchange Commission on August 5, 1998

                           Registration No. 333-47323

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 4 TO FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   USABG CORP.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                          1700                      11-2974406
--------------------------------------------------------------------------------
(State of Incorporation)    (Primary Standard Industrial        (IRS Employer
                             Classification Code Number)      Identification No)

                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

                           Joseph M. Polito, President
                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:
                             David S. Klarman, Esq.
                              Klarman & Associates
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with ss. 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said ss. 8(a), may determine.

                                             CALCULATION OF REGISTRATION FEE


                                                           Proposed          Proposed
           Title of Each Class                              Maximum          Maximum            Amount of
              of Securities         Amount to be         Offering Price     Aggregate         Registration
            to be Registered         Registered           Per Share (2)  Offering Price            Fee
            ----------------         ----------           -------------  --------------            ---
         Common Stock,
         $.001 par value (1)          562,500                $1.00            $562,500            $193.95

         Common Stock,
         $.001 par value (3)            50,000               $1.125           $ 56,250            $ 19.40

         Common Stock,
         $.001 par value (3)            50,000               $1.41            $ 70,500            $ 24.31

         Totals...........                                                    $689,250            $237.66

------------
(1) Represents an estimate of the shares of Common Stock issuable on conversion of the subordinated debentures (the "Debentures") equal to 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement offering ($.80) being sold by certain selling security holders (the "Selling Securityholders"), issuable upon conversion of Debentures, together with additional shares of Common Stock, which may be issued upon conversion of the Debentures by reason of the conversion terms of the Debentures. See "Description of Securities - 8% Convertible Debentures."

(2) Total estimated solely for the purpose of determining the registration fee, based on the closing price ($1.00) reported by a market maker on February 25, 1998.

(3) Represents the resale of shares of Common Stock issuable upon the exercise of Warrants owned by the Selling Securityholders, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

                                        Cross Reference Sheet Pursuant to Rule 404(a)
                                            Showing the Location In Prospectus of
                                         Information Required by Items of Form SB-2


Item in Form SB-2                                                              Prospectus Caption
-----------------                                                              ------------------
1.    Front of Registration Statement and Outside               Cover Page and Cover Page of Registration Statement
      Front Cover Page of Prospectus

2.    Inside Front and Outside Back Cover Pages                 Continued Cover Page, Table of Contents

3.    Summary Information and Risk Factors                      Prospectus Summary, Risk Factors, Summary Financial
                                                                Information


4.    Use of Proceeds                                           Use of Proceeds

5.    Determination of Offering Price                           Not Applicable

6.    Dilution                                                  Risk Factors

7.    Selling Securityholders                                   Selling Securityholders

8.    Plan of Distribution                                      Cover Page, Plan of Distribution

9.    Legal Proceedings                                         Business

10.   Directors, Executive Officers, Promoters and Certain      Management
      Control Persons

11.   Security Ownership of Certain Beneficial Owners and       Principal Securityholders, Selling Securityholders
      Management

12.   Description of Securities                                 Description of Securities

13.   Interest of Named Experts and Counsel                     Legal Opinions, Experts

14.   Disclosure of Commission Position on Securities Act       Management and Item 24. Indemnification Officers and Directors
      Liabilities

15.   Organization Within Five Years                            Prospectus Summary, Business, Principal Securityholders,
                                                                Certain Relationships and Related
                                                                Transactions, Risk Factors

16.   Description of Business                                   Business

17.   Management's Discussion and Analysis or Plan of           Management's Discussion and Analysis of Financial Condition
     Operation                                                  and Results of Operations


18.   Description of Property                                   Business

19.   Certain Relationships and Related Transactions            Certain Relationships and Related Transactions

20.   Market for Common Equity and Related Stockholder Matters  Market for Common Equity and Related Stockholder Matters

21.   Executive Compensation                                    Management

22.   Financial Statements                                      Financial Statements

23.   Changes in and Disagreements with Accountants and         Not Applicable
      Financial Disclosure

Prospectus    Preliminary prospectus subject to completion, dated August 5, 1998


                                   USABG CORP.
                         662,500 Shares of Common Stock

           This Prospectus covers the resale of shares of common stock (the "Shares"), par value $.001 per share (the "Common Stock"), of USABG Corp., which shares were issued in a private transaction, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), in accordance with ss. 4(2) thereof. The Shares include (i) an estimated 562,500 Shares, subject to adjustment, issuable upon the conversion of $450,000 in principal amount of 8% convertible subordinate debentures (the "Debentures"); and (ii) an aggregate of 100,000 Shares underlying Common Stock Purchase Warrants (the "Warrants") being sold by certain "Selling Securityholders." The Shares, Warrants, and Debentures were issued in a private transaction, exempt from the registration requirements of the Act in accordance with ss. 4(2) thereof. The Debentures, plus interest accrued thereon, are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement (the "Private Placement" or "Private Placement Offering") ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. See "Business - 1998 Private Placement," "Selling Securityholders," and "Description of Securities."

           The Warrants to purchase an aggregate of 100,000 shares of Common Stock are exercisable as follows: 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 shares at an exercise price of $1.125; the remaining 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 shares at an exercise price of $1.41. The shares may be resold from time to time in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of resale, or via a combination thereof. The Company will not receive any of the proceeds from the resale of any securities sold by the Selling Stockholders. See "Plan of Distribution."

           The Company's Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "USBG." Quotation on Nasdaq does not imply that there is a meaningful sustained market for the Common Stock, or that if one is developed, it will be sustained for any period of time. In the absence of a listing on Nasdaq, the Common Stock will be available for trading in the over-the-counter market on the OTC Bulletin Board. See "Market For Common Equity."

        THE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION; NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    The date of this Prospectus is August 5, 1998.

                              AVAILABLE INFORMATION

         For further information with respect to the Company and the Securities offered hereby, reference is made to the Public Reference Section of the Securities and Exchange Commission (the "Commission") at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements, and other information which is filed electronically through the Commission's Edgar system, all of which may be viewed through accessing the Commission's Web site located at http://www.sec.gov.

         The Company's fiscal year end is June 30. The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements, and other information with the Commission. In the event the Company's obligation to file such periodic reports, proxy statements, and other information is suspended, the Company will voluntarily continue to file such information with the Commission. The Company will distribute to its stockholders annual reports containing audited financial statements, together with an opinion by its independent auditors. In addition, the Company may, in its discretion, furnish quarterly reports to stockholders containing unaudited financial information for the first three quarters of each year.

                               PROSPECTUS SUMMARY

         The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements appearing elsewhere in this Prospectus. Statements contained in this Prospectus which are not historical facts are forward looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements with respect to plans, projections, or future performance of the Company and are subject to risks and uncertainties which could cause actual results to differ materially from those projected.

         USABG Corp. (the "Company") was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation. The Company is the parent of USA Bridge Construction of N.Y., Inc. ("NY"). In addition, it owns 100% of the outstanding shares of common stock Royal Steel Services, Inc. ("Royal Steel") and 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"). These three subsidiaries are the only ones through which the Company operates. Unless the context requires otherwise, all references to the Company include its subsidiaries.


         NY commenced operations in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in the New York State and Metropolitan areas. Though formed to operate as a general contractor, NY operated initially only as a subcontractor. NY's goals were to become a general contractor for municipal projects; however, NY needed financing to enable it to obtain bonding which is required for all municipal projects. To date, NY has provided steel erection for building, roadway, and bridge repair projects for general contractors who have been engaged by private and municipal/governmental customers. In May 1998, its bid on a project to build a medical building in Queens, New York was accepted by the developer thereof, 47-01 Queens Blvd. Realty Corp. NY shall act as general contractor for the project as well as a subcontractor providing structural steel fabrication and erection therefor. The project is valued at approximately $2.4 million. In addition, NY has been given the exclusive right to perform the interior tenant work on the medical building which is valued at approximately $3 million. NY expects to have executed all relevant contracts with respect to this project and to commence work on same in August 1998.


         As of March 31, 1998, NY completed in excess of twenty-one (21) projects with an aggregate project value of approximately $40,000,000 and was engaged in two (2) projects with an aggregate value of approximately $10,790,000. NY plans to maintain its subcontractor presence in the steel industry; however, it intends also to focus on obtaining projects as a general contractor. During fiscal year ended June 30, 1998, NY did not act as a general contractor for any of its projects and, hence, did not generate any revenues as such.

         NY shall continue to bid on both private and public sector projects as a general contractor and a subcontractor. Most of the steel fabrication projects, both public and private sector, require Bid Bonds and Payment and Performance Bonds. Rarely do the steel erection projects require such bonds, and when NY performs erection and fabrication services together on a project, typically only the fabrication portion of the job is bonded. NY's ability to obtain bonding and its bonding capacity are primarily determined by its net worth, liquid working capital (consisting of cash and accounts receivable), past performance, management expertise, the number and size of projects under construction, and various other factors.

         In December 1996, for its general contracting projects, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from United American Guarantee Company, Ltd. ("UAGC"). This commitment allows NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the three subcontracting projects which have required same: the EklecCo., Grand Central Terminal, and Korean Mission projects. Since New York State and City agencies require bonds from bonding companies licensed by the State of New York, however, and UAGC is not a New York licensed bonding company, NY is as yet unable to bid as a general contractor on projects for New York State and City agencies.

         Royal Steel was formed by the Company in November 1997 to undertake steel erection projects which carry a considerably smaller dollar value than those which NY undertakes. Worldwide was formed by the Company in December 1997, in the British Virgin Islands, as a holding company which owns 80% of each of Falcon TChad S.A. ("Falcon") and Portshop S.A. ("Portshop"), both of which companies were incorporated in Chad, a country located in North Central Africa. Chad is a country with abundant natural resources such as cattle, cotton, limestone, and crude oil. The remaining 20% of each of Falcon and Portshop is owned by Diversified Investments Africa S.A. ("DIA"), a Luxembourg company unaffiliated with the Company. Falcon and Portshop were jointly formed by Worldwide and DIA, both of which received their shares in the companies as founders thereof and as facilitators of the relationships between Falcon and Portshop and the entities with which Falcon and Portshop intend to do business in Chad; accordingly, no cash consideration was paid to either of Falcon or Portshop by Worldwide or DIA. DIA facilitated the commencement of the Chadian operation for both companies by acting as a liaison with the Chadian government and by developing business contacts and operations in Chad. Falcon will operate as a full service transportation, forwarding, and warehousing company in the city of N'Djamena. Portshop shall stock and operate a duty free store in Chad's sole international airport. Worldwide shall operate as the liaison between Portshop, Falcon, and the governmental or private entities with which these companies intend to contract in Chad.


         Falcon shall offer full transportation services including forwarding (i.e., trucking), customs clearance, and warehousing. In January 1998, Falcon purchased 16 transport vehicles and a communications system. It is currently engaged in discussions with the Chadian governmental authorities regarding the transportation of cotton, the country's main export, though no agreement with respect to same has been executed. In addition, Falcon has commenced discussions with several large foreign corporations setting up to do business in Chad in order to provide their trucking needs. In May 1998, Falcon executed a contract with ELF Oil TChad S.A., a French oil company for whom Falcon has agreed to transport diesel fuel and gasoline for a period of three years. The trucks are currently in the port of Douala, Cameroon awaiting port clearance, and Falcon expects to load same for transport on or about August 15, 1998. In June 1998, Falcon and Total Chad, a French company registered in Chad, executed a letter of intent for the transportation of fuel from Limbe, Cameroon to N'Djamena, Chad. The contract is expected to commence in October 1998.


         In February 1998, through the sale of the Debentures, the Company raised a gross aggregate of $450,000 for the Chadian operation. These funds are being used to purchase trucks and to establish offices and operations in Chad.

         The Company's executive offices are located at 53-09 97th Place, Corona, New York 11368. The Company's telephone number at its principal office is (718) 699-0100.

                                                     The Offering (1)

Securities Offered ...............                          662,500 shares of Common Stock, an estimated  562,500 of
                                                            which,   subject  to   adjustment,   are  issuable  upon
                                                            conversion  of the  Debentures  and 100,000 of which are
                                                            issuable upon exercise of the Warrants.

Common Stock Outstanding Prior to the Offering              7,844,148 shares

Common Stock Outstanding After the Offering (2)             8,506,648 shares

Use Of Proceeds                                             The  proceeds  of the  resale of the  562,500  shares of
                                                            Common Stock will be received by the respective  Selling
                                                            Stockholders.  The proceeds generated by the exercise of
                                                            the  Warrants  will be paid to the  Company;  such funds
                                                            shall be used by the Company for its Chadian  operation.
                                                            All  expenses  of  this  Offering  will  be  paid by the
                                                            Company. See "Use of Proceeds."

Terms of the  Warrants                                      The  Warrants   entitle  the  holders  thereof  to
                                                            purchase an aggregate of 100,000  shares of Common
                                                            Stock as  follows:  50,000  shares at an  exercise
                                                            price of $1.125 and 50,000  shares at an  exercise
                                                            price of  $1.41,  commencing  March  31,  1998 and
                                                            expiring March 31, 2001.


Risk Factors                                                This  Offering  involves  a high  degree  of  risk.  See
                                                            "Risk Factors."

Nasdaq Symbol(3)                                            Common Stock.............USBG

-----------------

(1) Unless otherwise indicated, no effect is given in this Prospectus to the issuance of (i) 100,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants; (ii) 562,500 shares of Common Stock, subject to adjustment, issuable upon conversion of the Debentures; and (iii) 2,000,000 shares of Common Stock reserved for issuance under the Company's 1994 Senior Management Incentive Plan (the "Plan"), except for such shares as have been issued under the Plan. See "Management - Senior Management Incentive Plan" "Certain Relationships and Related Transactions" "Description of Securities - 8% Convertible Debentures" and "--Warrants."
(2) Includes (i) the issuance of 562,500 shares of Common Stock, subject to adjustment, upon conversion of the Debentures in accordance with the provisions of the Debentures; and (ii) 100,000 shares issuable upon exercise of the Warrants. See "Description of Securities -- 8% Convertible Debentures" and "-- Warrants."
 (3) The Company's Common Stock is listed on Nasdaq. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Common Stock has developed or will develop. In addition, continued inclusion on Nasdaq is subject to certain maintenance criteria which, if not met in the future, may result in the discontinuance of the listing of the Company's Common Stock on Nasdaq which may have an adverse effect on the market for the Company's Securities. See "Risk Factors."

                             Summary Financial Data:

         Set forth below is the historical summary financial information with respect to the Company for the years ended June 30, 1997 and 1996 and for the nine months ended March 31, 1998 and 1997. The annual financial data for the Company has been derived from audited financial statements by Scarano & Tomaro, P.C., Certified Public Accountants. The selected historical financial data presented below at March 31, 1998 and 1997 is unaudited. In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair presentation of the financial position and results of operations of the Company for these periods. The summary historical financial data presented below should be read in conjunction with the audited financial statements of the Company and related notes thereto included elsewhere in this Prospectus.

                                                 Summary of Operations Data:


                                         Nine Months            Nine Months
                                            Ended                 Ended            Year  Ended             Year  Ended
                                           3/31/98               3/31/97             06/30/97               06/30/96
            Revenues                     $14,284,651            $7,714,698          $15,494,447            $7,401,433
            ===================== ------------------- --------------------- -------------------- =====================

            Net Income (loss)            $ (405,545)          $  (779,394)           ($875,238)                40,569

            --------------------- ------------------- --------------------- -------------------- =====================

            Net Income (loss)
            per share (1)                    $ (.05)               $ (.12)               ($.13)                  $.01

            --------------------- ------------------- --------------------- -------------------- =====================

         (1) Weighted average number of shares outstanding at March 31, 1998; June 30, 1997; March 31, 1997; June 30, 1996 are 7,472,591; 6,854,390;
6,499,369; and 6,137,530, respectively.

                                                Summary Balance Sheets Data:


            ======================== ================================== ---------------- =================
                                                  June 30,                  March 31,        March 31,
            ======================== ---------------- ----------------- ---------------- =================

                                            1997              1996             1998              1997
            ======================== ---------------- ----------------- ---------------- =================

            Total Assets                 $15,396,254        $9,544,047      $14,147,334       $11,936,082

            ======================== ---------------- ----------------- ---------------- =================

            Total Liabilities             $9,902,048        $4,973,023      $ 8,319,658       $ 7,291,718

            ======================== ================ ================= ---------------- =================

            Stockholders' Equity          $2,779,906        $2,417,167      $ 2,396,171       $ 2,010,405

            ======================== ================ ================= ---------------- =================


                                  RISK FACTORS

         The Securities offered hereby are speculative and involve a high degree of risk. The purchase of Securities should not be considered by anyone who cannot afford the risk of loss of his entire investment. The statements contained in this Prospectus which are not historical facts contain forward looking information with respect to plans, projections, or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein.

         1. Unanticipated Costs, Expenses, and Difficulties in Commencing Projects as a General Contractor. Although NY and Joseph M. Polito have experience as subcontractors in the erection and fabrication of steel structures, neither has experience as a general contractor. NY is expanding its operations and is seeking projects in its capacity as a general contractor, however. There can be no assurances that NY will be able to implement this aspect of its business plan successfully or that unanticipated expenses, problems, or difficulties will not result in material delays in the implementation or ability of NY to implement such plan.

                  As general contractor, NY will contract directly with the owner to perform an entire project at a set value. NY will be responsible for all aspects of the project and will be required to hire and oversee the work of subcontractors. In addition to the unanticipated costs or problems that may be incurred as a general contractor, many contracts are also subject to completion requirements with liquidated damages assessed against NY if schedules are not met. NY has not been materially adversely affected by these provisions in the past as a subcontractor. NY has submitted general contracting bids on several public and private sector projects, one of which has been accepted, and work therefor is expected to commence in August 1998. See "Business - Recent Developments."

                  NY has commenced two projects as a prime contractor. A prime contractor is a contractor which performs a specific category of work on a project. Unlike the general contractor, the prime contractor is responsible for performance of that category alone, not the entire project. Like the general contractor, the prime contractor typically contracts directly with the owner or via the owner's construction manager acting as agent therefor; thus, unlike the subcontractor, the prime contractor is responsible exclusively to the owner.

         2. Operations Conducted in Chad, a Country Located in Africa; Dependence on Political and Economic Stability of Chad. The Chadian operation will be conducted in N'Djamena, Chad, a country located in Central Africa. To effectively manage operations thereat, the Company must (i) engage persons with managerial skills appropriate to Chad's business operations; and (ii) implement an effective supervisory program which will include a continual flow of reliable current information to its Officers in the United States and frequent reports from, and visits to, the operation. Likewise, the Company must ensure compliance with Chadian laws, rules, and regulations, particularly with respect to licenses, permits, and governmental authority.

                  Richard Miller has been engaged by Falcon and Portshop, respectively, as Chief Executive Officer thereof, and is charged with running the Chadian operation. This operation is subject to more administrative costs and greater security and operational risks than would be incurred if the operations were conducted solely in the United States. Mr. Miller has no prior experience working in Chad; therefore, no assurances can be given that he (or other persons hired to work in Chad) effectively will be able to supervise and operate the Chadian operation.

                  Chad is located in a region where there is ongoing political turmoil. Accordingly, the success of the Chadian operation is, and will continue to be, dependent on the political and economic stability of the country in general.

         3. Expansion of Business Activities; Entrance into New Market Segment. The Company presently operates as a contractor primarily for large steel erection projects. Recently, however, with the formation of Royal Steel, the Company has expanded its operations and has entered a new market segment in the construction industry whereby, via Royal, it shall undertake small steel erection projects having a maximum contract value approximating $350,000. In addition, with the formation of Falcon and Portshop, the Company has undertaken operations in which it has no prior experience, wherein it shall (i) provide trucking, warehousing, and forwarding services; and (ii) stock and operate a duty free store in Chad's sole international airport. The Company's Royal Steel venture constitutes its entree into a new market segment of the construction industry, whereas its Falcon and Portshop ventures constitute its entree into two entirely new industries. There can be no assurance that the Company will be successful in the new construction market segment or in the new industries it has undertaken in Chad. Moreover, (i) the Company's management's lack of trucking and duty free shop operating experience; and (ii) Chad's political instability may result in unanticipated problems, expenses, difficulties, complications, and delays in the Company's operations.

         4. Dependence on Bonding; Bonding Requirements. As a general contractor, and to some extent as a subcontractor, NY anticipates being required to provide bonding in the form of Bid and/or Performance Bonds. Most government contracts require bonding. Bids are submitted to the company accepting the bids together with Bid Bonds. A Bid Bond is a bond issued by a bonding company which is usually in an amount equal to 10% of the bid price and which guarantees that the contractor will be able to produce such other additional documents and information required in order to commence the project including the issuance of a Performance Bond. A Performance Bond is a guarantee by a surety, customarily 100% of the value of the contract amount, that the contractor will complete the project pursuant to the terms and conditions of the contract.

                  In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate NY's capitalization, working capital, past performance, management's expertise, and other factors. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. There can be no assurance that the Company will meet all or any of these requirements and continue to maintain bonding for its projects. See "Business - Insurance and Bonding."

         5. Inability to Obtain New York State and City Agency Projects as a General Contractor. New York State agencies require bonds from bonding companies they have approved. NY has received bonding from a company which is not approved for state and city projects; therefore, NY is unable to bid as a general contractor on projects for New York State and City agencies. NY has approached several New York approved bonding companies; however, as of the date hereof, it has not been approved by any such company to receive bonding.

                  There can be no assurance that NY will be able to obtain bonding from a New York licensed bonding company. In addition, new or proposed legislation in various jurisdictions may require the posting of substantial additional bonds or require other financial assurances for particular projects. Therefore, there can be no assurances that NY will be able to implement its proposed business plan to obtain projects as a general contractor. See "Business
- The  Company,"  "-- The  Contract  Process;  Bidding"  and "--  Insurance  and
Bonding."

         6. Risk Associated with Type of Bid. There are two types of bid requests made by a soliciting entity: a unit cost bid and a lump-sum bid. The unit cost bid is based upon a cost per unit basis; a lump-sum bid obligates NY to complete the project at a fixed price. With a lump-sum bid, the risk of estimating the quantity of units required for a particular project is on NY, while with a unit cost bid, NY must estimate the per unit cost, not the number of units needed. Any increase in NY's unit cost over its unit bid price or cost over its lump-sum bid, whether due to inefficiency, faulty estimates, weather, inflation, or other factors, must be borne by NY and may adversely affect its, and hence the Company's, results of operations. See "Business - The Contract Process; Bidding."

         7. Amount and Concentration of Construction Projects and Receivables. For the year ended June 30, 1997, NY had three unrelated customers, which accounted for approximately 86% of total revenues. For the nine months ended March 31, 1998, NY had three unrelated customers, which accounted for approximately 84% of total revenues. At June 30, 1997 and March 31, 1998, approximately 83% and 72% of contracts receivables are due from four and two customers, respectively. The discontinuance of any of these projects, or a general economic downturn in the State of New York, in which the projects are located, could have a material adverse effect on NY's results of operations.

         8. Competition. All aspects of NY's business are and will continue to be highly competitive. Many subcontractors and general contractors have substantially greater personnel and financial resources and sales than those of NY. When general contractors seek construction contracts, they request bids from numerous subcontractors based on the various requirements of the project. These subcontractors compete primarily as to price, name recognition, and prior performance.

                  In steel erection, NY competes with the following construction companies, all of which are of the approximate same size as (or larger than) NY:
American Bridge Co.; Empire City Iron Works; Falcon Steel Co., Inc.; Grow Tunneling Corp.; Karl Koch Erecting Co., Inc.; A.J. McNulty & Co., Inc.; Metro Steel Company, Inc.; Midlantic Erectors, Inc.; Midwest Steel, Inc./Canron; Rice Mohawk U.S. Construction Co.; Steel Services Corporation; and Thunderbird Constructors, Inc. In general contracting, NY competes with Enterprises, Inc.; Felix Industries; Frontier Kemper Construction; Halmar Contracting; John P. Picone, Inc.; Judlau Contracting, Inc.; Keystone Construction; Kiska Construction Corp.; R.A. Gottlieb, Inc.; Seacrest Construction Co.; Schiavone Construction; Silverite Construction Co.; Yonkers Contracting Co., Inc.; and Zollo Construction Corp.

                  The driving force behind NY's name recognition in the construction industry is the thirty plus year presence therein of Joseph Polito (and many of his employees), which presence serves also to confirm NY's prior performance; therefore, the loss of Mr. Polito and other Company employees could have an adverse effect on the Company's ability to compete in the industry. In addition, regarding prior performance, while NY has operated only since 1993, other companies owned by Mr. Polito (i.e., Atlas Gem Erectors Co. Inc. ("Atlas Gem"), a former steel erector subcontractor or prime contractor for private and governmental construction projects) was incorporated in 1986 and operated as such until NY purchased its assets in 1993. See Risk Factor No. 15 - "Dependence on Management; Ailing Health of Joseph M. Polito."

                  As a general contractor, NY will be competing with many larger and more experienced (and thus more established) contractors whose names are more readily recognized and whose relationships with federal and state municipalities and agencies - and those private companies who solicit bids for bridge and roadway repair and replacement projects and the furnishing and erection of steel structure for buildings projects - have been established. NY's competitors are numerous, and many have substantially greater research and development, marketing, financial, and human resources than NY. There can be no assurance that NY will be able to compete successfully. See Risk Factor No. 15 "Dependence on Management; Ailing Health of Joseph M. Polito" and "Business - Competition."

         9. Dependence on Suppliers; Subcontractors; Union Employees. NY receives approximately 60% of the steel it requires from Hirschfeld Steel Co., Inc. ("Hirschfeld"). NY currently depends upon various vendors to supply spare parts, cranes, and other heavy equipment, and its ability to hire skilled workers depends upon its ability to comply with certain union agreements and contracts. NY does not depend on any one vendor to provide it with spare parts, cranes, and other heavy equipment. NY rents an immaterial amount of cranes from Crown Crane, Inc. ("Crown"), a company of which Joseph M. Polito is a 50% shareholder, and an immaterial amount of generators and other equipment from Atlas Gem Leasing Inc. ("AGLI"), a company which is wholly-owned by Joseph M. Polito. NY believes that there are a sufficient number of vendors so that in the event any individual or group of vendors can no longer service NY's needs, NY will be able to find other vendors at competitive prices.

                  NY hires skilled steel workers represented by the International Union of Structural Ironworkers, Locals 40, 361, & 417 and International Operating Engineers Locals 14, 14B, 15, 15A, 15C, 15D, and 825 and Cement Masons Local 472 (collectively referred to as the "Unions"). NY must comply with agreements with the unions, which agreements regulate all employment issues - including pay, overtime, working conditions, vacations, benefits, etc.
- between NY and the union employees. These agreements expire on June 30, 1999. No assurance can be given that NY will continue to be in compliance with the Unions or successfully negotiate extensions to NY's agreements with such Unions. In the event problems or conflicts with the Unions arise or there is a loss of skilled steel and operating engineers, this would have a detrimental effect on NY's operations.

                  NY's success as a general contractor, in part, will be dependent upon its ability to hire workers and comply with union contracts and agreements and to oversee and retain qualified subcontractors to perform certain work for projects NY receives as general contractor. Although NY believes that it will be able to attract subcontractors to bid on projects it bids as general contractor, there can be no assurances that NY will in fact be able to attract such subcontractors. As a general contractor, NY will be responsible for performance of the entire contract, including the work to be performed by subcontractors. Accordingly, NY may be subject to substantial liability if a subcontractor fails to perform as required. In addition, unanticipated difficulties may arise in hiring and overseeing subcontractors. See "Business - Suppliers and Subcontractors" and "-- The Contract Process."

         10. Government Regulation; Potential Liability for Environmental Damages and Personal Injuries. NY must comply with the Occupational Safety and Health Administration ("OSHA"), a federal agency which regulates and enforces the safety rules and standards for the construction industry. It also must comply with (i) the New York City Department of Buildings, which regulates the placement and testing of cranes; and (ii) the New York Department of Transportation which regulates the location of the cranes, vehicular traffic, and the routing of pedestrian traffic. In addition, NY must comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action, and the protection of the environment including requirements in connection with water discharge, air emissions, and hazardous and toxic substance discharge. Continued compliance with OSHA and the broad federal, state, and local regulatory network is essential and costly, and the failure to comply with such regulations may have an adverse effect on NY's operations.

                  The construction industry is subject to significant risks of statutory, contractual, and common law liability for environmental damages and personal injury. NY, and in certain instances, its Officers, Directors, and employees, may be liable for claims arising from its on-site or off-site services, including mishandling of hazardous or non-hazardous waste materials or environmental contamination caused by NY or its subcontractors, the costs of which could be substantial, even if NY exercises due care and complies with all relevant laws and regulations. NY is also subject to worker and third party claims for personal injury, resulting in substantial liability for which it may be uninsured. NY carries insurance which it considers sufficient to meet regulatory and customer requirements and to protect NY's assets and operations. Nevertheless, an uninsured claim against NY could have a material adverse effect on NY's financial condition and results of operations. Moreover, any inability to obtain insurance of the type and in the amounts required in connection with specific projects could impair NY's ability to bid on or complete such projects. See "Business Government Regulations" and " --Litigation."

         11. Payroll Taxes. As of March 31, 1998, the Company's subsidiaries, NY and MD, owe the Internal Revenue Service, New York State, and New York City withholding taxes (including estimated penalties and interest) of approximately $2,186,484. If such amounts are not paid, the aforesaid authorities can levy on the accounts, assets, and future earnings of these companies, which levy could potentially force NY to cease operations (MD ceased operations in November
1996). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         12. Seasonality; Weather Conditions. Though NY does not believe its business is seasonal, its operations slow during the winter months due to the decreased productivity of the workers caused by the inability to work in severe weather conditions. As a result of the foregoing, NY's costs are increased.

         13. Control by Management and Joseph M. Polito. Joseph M. Polito, President and a Director of the Company owns approximately 66.3% of the Common Stock of the Company. Accordingly, Mr. Polito will continue to be able to elect the entire Board of Directors of the Company and to direct the affairs of the Company. The investors in this Offering will not be able to elect any Directors.

         14. Conflicts of Interest. Joseph M. Polito estimates that he devotes 80% of his business time to the operations of NY and a combined 20% to all of the other companies he owns and operates. Because Mr. Polito is an Officer, Director, and principal shareholder in other companies, some of which transact business with the Company and NY, certain issues may pose conflicts of interest, and decisions made by Mr. Polito with respect to such issues may compromise Mr. Polito's fiduciary duty to the Company and NY. Any remedy under state law, in the event such circumstances arise, most likely would be prohibitively expensive and time consuming.

                  In June 1995, the Board of Directors formed an audit committee which comprises two outside Directors and one inside Director, Ronald Polito. The audit committee reviews the Company's audited financial statements and any potential conflicts of interest between any of the Company's Officers,
Directors, employees, affiliates, or associates. In addition to the audit committee reviewing and resolving any conflicts of interest, the Officers and Directors of the Company have a fiduciary obligation to deal fairly and in good faith with the Company. See "Management," "Certain Relationships and Related Transactions," "Business - History" and "Description of Securities."


         15. Dependence on Management; Ailing Health of Joseph M. Polito. The Company and NY are dependent upon the personal efforts and abilities of Joseph
M. Polito, the President and majority shareholder of the Company, of which NY is a majority owned subsidiary. Mr. Polito's three year employment agreement with NY terminated in June 1998. Pursuant to the terms of the agreement, he is restricted from competing with NY for a period of one year after the termination. Mr. Polito has agreed to devote 80% of his business time to the operations of NY.


                  Mr. Polito's cardiologist and neurologist have diagnosed him with (i) coronary artery disease, severe angina, significant hypertension, and
(ii) cerebrovascular compromise and recurrent TIA, respectively. These diagnoses are indicative of a high probability of acute heart attack, stroke, and possibly sudden death given high levels of stress and anxiety. The threat of such occurrences has prevented and shall continue to prevent Mr. Polito from performing certain functions, such as completing full work weeks or working excessive hours, which would exert too great a physical strain on his health. Because the relationships forged by Mr. Polito throughout the years in the industry are a significant factor in NY's obtaining projects from general contractors, the loss of the services of Mr. Polito would adversely affect the business of NY, and hence, the Company. Neither NY nor the Company has key-man insurance on the lives of Mr. Polito or any other Officer or Director. See "Management - Employment Agreements."

         16. Indemnification of Officers and Directors. As permitted under the Delaware General Corporation Law, the Company's Certificate of Incorporation provides for the indemnification and elimination of the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, Officers, and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. See "Business - Recent Developments" and "Management."

         17. Limited Public Market for Securities. At present, there is a limited public market for the Company's Securities, which are traded on Nasdaq under the symbol "USBG." There is no assurance that a continued regular trading market will develop, or that if one does develop, it will be sustained for any period of time; therefore, purchasers of the Company's Securities may be unable to resell same at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market does develop. The underwriter of the Company's Initial Public Offering ("IPO") was a dominant influence in the market for the Company's Securities until the underwriter ceased operating in August 1996. The market for the Company's Securities has been significantly affected, and may continue to be affected, by the loss of this market maker's participation in the market, and this lack of participation may cause a significant decrease in the liquidity of an investment in such Securities.

         18. No Dividends and None Anticipated. The Company has not paid any dividends; nor, because of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. See "Dividend Policy."

         19. Increased Public Float Through Shares Available for Resale. A total of 7,844,148 shares of Common Stock have been issued by the Company, approximately 5,084,156 of which may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act). In the future, such shares may be publicly sold only if registered under the Act or pursuant to an exemption from registration. Most of the 5,084,156 shares have been held in excess of one year and may be sold in accordance with Rule 144. In connection with the Offering, which closed in February 1998, the Company generated proceeds in the gross aggregate of $450,000 through the sale of Debentures, each Debenture convertible into Common Stock pursuant to a conversion schedule. It is estimated that the number of shares actually issuable upon conversion of the Debentures shall be 562,500 shares though this amount may increase in accordance with the conversion provisions of the Debentures. This Registration Statement registers the resale of the Shares issuable upon conversion of the Debentures as well as the Shares underlying the Warrants which were granted to the private placement investors. The Debentures and Warrants, as well as the Shares underlying same, were issued in a private transaction, exempt from the registration requirements of the Act in accordance with ss.4(2) thereof. See "Capitalization." Any sales under Rule 144 or resales pursuant to this prospectus, would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock. See "Shares Eligible for Future Sale."

         20. Possible Future Dilution. The Company has authorized capital stock of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.0001 per share. Inasmuch as the Company may use authorized but unissued shares of Common Stock without stockholder approval in order to acquire businesses, to obtain additional financing, or for other corporate purposes, there may be further dilution of the stockholders' interests.


         21. Possible Delisting of Securities from Nasdaq Stock Market; Risks of Low Priced Stocks. In August 1997, Nasdaq increased its maintenance requirements, whereby in order to continue to be listed on Nasdaq, the Company is required to maintain (i) net tangible assets of at least $2,000,000; (ii) at least 500,000 shares in the public float; (iii) a minimum market value for the public float of $1,000,000; (iv) a minimum bid price of $1.00; (v) two market makers; and (vi) at least 300 stockholders. In April 1998, the Company was notified by Nasdaq that it did not meet criteria (iv) above and, therefore, that its securities would be delisted if said criteria was not met within a 90 day compliance period expiring July 24, 1998. In an attempt to remedy this deficiency, the Company held a special meeting at which it obtained shareholder approval for a reverse split (1 for 4) of the outstanding shares of its Common Stock. The reverse split was effected on August 3, 1998. Notwithstanding the reverse split, however, the Company's Common Stock continues to trade at less than $1.00 per share rendering it probable that the Company's securities will be delisted. As is its right, the Company requested a hearing to oppose the delisting. This request stays the delisting pending a determination on the hearing which shall be held on September 3, 1998. There can be no assurance that the Company's Securities will not be delisted after such hearing. In the event the Company's Securities are delisted from Nasdaq, trading, if any, in the Securities will thereafter be conducted on the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose, or to obtain accurate quotations as to the price, of the Company's Securities. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Company's Securities will develop or that if developed, it will be sustained for any period of time. See "Market for Common Equity."


         22. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

         23. Risks Associated with Holding Company Status. The Company is a holding company with no operations of its own, and its principal assets comprise the outstanding stock of its operating subsidiaries through which the Company operates. Accordingly, in order to pay its expenses and meet its obligations and to pay any cash dividends or distributions (which may be authorized by its Board of Directors) on its Common Stock, the Company depends on (i) the earnings and cash flows of its operating subsidiaries; and (ii) the dividends and distributions from such subsidiaries. There can be no assurance (i) that the Company's operating subsidiaries will generate sufficient earnings and cash flows to pay dividends or distribute funds to the Company to enable the Company to meet its obligations and pay its expenses; or (ii) that applicable contractual restrictions, including negative covenants contained in the instruments and agreements covering indebtedness of such operating subsidiaries, will permit such distributions or dividends.

         24. Mechanic's Liens. Three actions to foreclose upon mechanic's liens, in the aggregate amount of $3,323,837, were commenced by NY in fiscal year 1997. In fiscal year 1998, NY commenced suit to foreclose a mechanic's lien in the amount of $13,640,767: this lien was discharged on the posting by the lien-debtor of a $14,254,730 bond. The amounts of the mechanic's liens filed by NY in the Perini, Kiska, and EklecCo actions were determined by final requisitions remitted by NY to the lien-debtors who failed to tender payment for same. Such amounts may include claims which have not been recorded in accordance with NY's revenue recognition accounting policy and SOP 81-1, paragraph 66 as such amounts have not been received or awarded. The actions to foreclose the liens, which are typically resolved within two to four years from commencement (via trial on the merits or settlement), are based on filed mechanic's liens and general contract law and, specifically, seek payment for labor performed and materials supplied pursuant to and outside the respective contracts.

                  While NY expects to proceed with the aforesaid actions through trial, there can be no assurance that judgment will be rendered in its favor, or that if judgment is rendered in its favor, that NY will recover the entire amount due and owing it under the liens plus attorney's fees, interests, and additional costs of litigation. See "Business - Legal Proceedings."


                                 DIVIDEND POLICY

         The Company has not paid cash dividends and intends to retain earnings, if any, in the foreseeable future for use in its activities. Payment of cash dividends on the Company's Common Stock in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements, and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid on the Company's Common Stock in the foreseeable future.

                                 USE OF PROCEEDS


         The maximum net proceeds to be received if all Warrants are exercised is $126,750. However, there can be no assurance that all or any portion of the Warrants will be exercised, and due to the current bid price of the Common Stock, the Company does not expect any of the Warrants to be exercised at this time. Should, however, any or all of the Warrants be exercised, the Company intends to use the funds generated thereby for general working capital purposes.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

         The Company's Common Stock began trading on the Nasdaq SmallCap Market on July 25, 1996. Prior to that, from August 25, 1994 to July 24, 1996, the Common Stock traded sporadically and on a limited basis in the over-the-counter market on the OTC Bulletin Board. Prior to August 25, 1994, there was no trading market for the Company's Common Stock. The following table sets forth representative high and low closing bid prices for the period the stock traded on the OTC Bulletin Board and the high and low sales prices for the period the stock traded on the Nasdaq SmallCap Market, by calendar quarters, as reported by a market maker during the periods provided for herein. The bid quotations reflect inter-dealer prices, without retail mark-ups, mark-downs, or commissions, and may not represent actual transactions. Sales quotations represent prices between dealers, do not include resale mark-ups, mark-downs, or other fees or commissions, and do not necessarily represent actual transactions.

                  Calendar Quarter                         Prices
                        Ended                   Low                     High
                  -------------------           -----                   -----
                           1996
                  01/01/96 - 03/31/96           1 1/4                   2
                  04/01/96 - 06/30/96           2 1/4                   3
                  07/01/96 - 07/24/96(1)        1 3/4                   3 1/4
                  07/25/96 - 09/30/96(1)        1 3/4                   3 3/8
                  10/01/96 - 12/31/96           1                       3
                                                               1997
                  01/01/97 - 03/31/97           1                       2 3/8
                  04/01/97 - 06/30/97           1                       2 1/8
                  07/01/97 - 09/30/97           15/16                   1 5/8
                  10/01/97 - 12/31/97           15/16                   1 5/8
                           1998

                  01/01/98 - 03/31/98            5/8                    1 1/4
                  04/01/98 - 05/31/98           5/16                    1
                  06/01/98 - 07/31/98           5/32                    21/32



(1) As indicated above, the Company's Common Stock traded on the over-the-counter market of the OTC Bulletin Board from August 25, 1994 to July 24, 1996. Since July 25, 1996, the Common Stock has traded on the Nasdaq SmallCap Market. Therefore, the amounts provided from January 1, 1996 to July 24, 1996 represent bid quotations, and the amounts thereafter represent sales price.


         As of March 31, 1998, there were 129 registered holders of record of the Company's Common Stock, $.001 par value, which number, determined by the Company's stockholder records, does not include beneficial owners of the Common Stock whose shares are held in names of various security holders, dealers, and clearing agencies. The Company believes there are in excess of 500 such beneficial holders of the Common Stock. As of March 31, 1998, there were 7,844,148 shares of Common Stock outstanding.


         In August 1997, Nasdaq increased its maintenance requirements. In order to continue to be listed on Nasdaq, the Company is required to maintain (i) net tangible assets of at least $2,000,000; (ii) at least 500,000 shares in the public float; (iii) a minimum market value for the public float of $1,000,000;
(iv) a minimum bid price of $1.00; (v) two market makers; and (vi) at least 300 stockholders. In April 1998, the Company was notified by Nasdaq that it did not meet criteria (iv) above and, therefore, that its securities would be delisted if said criteria was not met within a 90 day compliance period expiring July 24, 1998. In an attempt to remedy this deficiency, the Company held a special meeting at which it obtained shareholder approval for a reverse split (1 for 4) of the outstanding shares of its Common Stock. The reverse split was effected on August 3, 1998. Notwithstanding the reverse split, however, the Company's Common Stock continues to trade below $1.00 per share rendering it probable that the Company's securities will be delisted. As is its right, the Company requested a hearing to oppose the delisting. This request stays the delisting pending a determination on the hearing which shall be held on September 3, 1998. In the event the Company's Securities are delisted from Nasdaq, trading, if any, in the Securities will thereafter be conducted on the over-the-counter market on the OTC Bulletin Board.


         The Company has paid no dividends for the last two fiscal years or in the 1st three quarters of fiscal 1998; nor does it have any present plan to pay such dividends. Payment of future dividends will be determined from time to time by the Company's Board of Directors based upon its future earnings, if any, financial condition, capital requirements, and other factors. The Company is not subject to any contractual or similar restrictions on its present or future ability to pay such dividends.

                                    BUSINESS


History

         The Company was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation. The Company is the parent of NY and additionally owns 100% of the outstanding shares of common stock of Royal Steel and 100% of the outstanding shares of common stock of Worldwide. These three subsidiaries are the only ones through which the Company operates. Two additional wholly-owned subsidiaries of the Company - One Carnegie Court Associates, Inc. ("One Carnegie") and USA Bridge Construction Corp. (Maryland) ("MD") - ceased operations in August 1997 and November 1996, respectively, though neither company has formally dissolved. Unless the context requires otherwise, all references to the Company include its subsidiaries.

1998 Private Placement

         In February 1998, the Company raised a gross aggregate of $450,000 for the Chadian operation, through its sale of Debentures and Warrants through VenGua Capital, a London, England firm, as placement agent (the "Private Placement" or "Private Placement Offering"). The Company paid a 10% commission and a 1% nonaccountable expense allowance to the placement agent and paid the placement agent's attorney's fee of $7,500. The Debentures and Warrants, as well as the Shares underlying same, were issued in a private transaction, exempt from the registration requirements of the Act in accordance with ss. 4(2) thereof. The Debentures, plus interest accrued thereon (at 8% per annum, payable in shares of Common Stock upon conversion of the Debentures), are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the Private Placement ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. See "Selling Securityholders" and "Description of Securities."

         Pursuant to the terms of the Private Placement, the Company has filed this Registration Statement covering the resale of the Shares underlying the Warrants and the Shares to be issued upon conversion of the Debentures. If the Registration Statement is not declared effective within 90 days following the closing of the Private Placement, then as liquidated damages, the discount set forth in the Subscription Agreement and Debenture will increase by 2.5% per 30 day period or portion thereof pro rata until the Registration Statement is declared effective, or alternatively, if the Registration Statement has not been declared effective within said 90-day period, then at the purchaser's sole option, which option must be exercised by written notice to the Company, the Debentures shall convert to having been issued pursuant to Regulation S for qualifying Investors, with immediate availability to convert the Debentures.

         The Warrants issued pursuant to the Private Placement, to purchase an aggregate of 100,000 shares of Common Stock, are exercisable as follows: 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 Shares at an exercise price of $1.125; the remaining 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 Shares at an exercise price of $1.41. The Shares may be sold from time to time in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of resale, or via a combination thereof.

         The funds obtained through the Private Placement have been, and shall continue to be, loaned to Falcon and/or Portshop to purchase trucks and to stock a duty free store to be operated out of Chad's sole international airport. See "Business - Business of Worldwide Construction Limited and Subsidiaries Falcon TChad S.A. and Portshop S.A."

Recent Developments


         On August 3, 1998, after shareholder approval obtained at the Company's special meeting of July 29, 1998, the Company effected a reverse split (1 for 4) of its outstanding shares of Common Stock.


         In June 1998, Falcon and Total Chad, a French company registered in Chad, executed a letter of intent for the transportation of fuel from Limbe, Cameroon to N'Djamena, Chad. The contract is expected to commence in October 1998.


         In May 1998, the Company executed a letter of intent to sell all of its stock in NY to Amalgamated Resources Management S.A. ("ARM") for an aggregate of $10,220,000. This sale shall occur simultaneously with the closing of NY's acquisition of 51% of the common stock of First Anglo-Swiss Holdings, Inc. ("FAS") in exchange for 510,000 shares of NY's common stock. The aforesaid transactions are contingent upon approval by the Boards of Directors and Stockholders of these companies as well as consummation of a ninety-day due diligence, contract drafting, and auditing process. The transactions are also contingent upon FAS' consummation of acquisitions of certain other companies and assets and the completion of an audit of FAS' (and its subsidiaries') financial statements within the aforesaid ninety-day period. As the Company's operations are comprised substantially of the operations of NY, the Company's sale of its NY common stock shall result in the Company's retention of interests in Worldwide and Royal Steel, two subsidiaries with minimal historical operations.

         The acquisitions are not deemed probable at this juncture for the following reasons: (i) the Company and NY have executed only a letter of intent in connection with the respective sale and acquisition; no share purchase agreement has been agreed upon or executed; (ii) the letter of intent requires approval by the shareholders of all companies: this approval has not been obtained to date; (iii) closure of the acquisitions is contingent upon FAS' acquisition of certain companies, all of which acquisitions have not been consummated to date; (iv) the Company and NY have not yet been able to commence their respective due diligence reviews of FAS and ARM as neither has been provided with ARM's and FAS' audited financial statements, the content of which is essential to the companies' due diligence analysis; hence, neither FAS nor ARM has provided sufficient evidence that it has the financial wherewithal to complete the contemplated transactions; and (v) the letter of intent requires the successful resolution of all legal and accounting matters, all of which have not been identified as yet given the status of the due diligence review.

         Also in May 1998, NY's bid on a project to build a medical building in Queens, New York was accepted by the developer thereof, 47-01 Queens Blvd. Realty Corp. NY shall act as general contractor for the project as well as a subcontractor providing structural steel fabrication and erection therefor. The project is valued at approximately $2.4 million. In addition, NY has been given the exclusive right to perform the interior tenant work on the medical building which is valued at approximately $3 million. NY expects to execute all relevant contracts with respect to this project and to commence work on same in August 1998.

         In addition, in May 1998, Falcon executed a contract with ELF Oil TChad S.A., a French oil company for whom Falcon has agreed to transport diesel fuel and gasoline for a period of three years. The trucks are currently in the port of Douala, Cameroon awaiting port clearance, and Falcon expects to load same for transport on or about August 15, 1998.

         In February 1998, the Company agreed to issue 192,000 shares of Common Stock to R.S.J.J Realty Corp. ("RSJJ") in exchange for 106,667 shares of NY's Common Stock. These issuances were made in accordance with an agreement between NY and RSJJ pursuant to which NY remitted $240,000 in annual lease payments (in stock, via the aforesaid issuance of the Company's stock to RSJJ) for the January 1 through December 31, 1998 extended lease term. The value of the Company's shares was recorded at the value of the rent otherwise due under the lease ($240,000). The stock was issued in March 1998. See "Certain Relationships and Related Transactions."


         By agreement executed March 10, 1997, One Carnegie entered into an Agreement for Deed in Lieu of Foreclosure ("the Agreement") with Trinity Industries, Inc. ("Trinity"). The transaction, which was not closed and completed until August 1, 1997, was necessitated by One Carnegie's having defaulted on (i) a $3,000,000 Note (of which Trinity was the holder), and (ii) a Deed of Trust and Security Agreement which secured said Note for certain property located in Waldorf, Maryland. Pursuant to the Agreement, in lieu of foreclosing upon the property owned by One Carnegie, Trinity, through its affiliate, Waldorf Properties, Inc. ("WPI"), accepted the deed to such property. See "Business - Description of Property."

Joseph M. Polito's Corporate Affiliations and Holdings

         The following table lists, as of March 31, 1998, (i) those companies with which the Company and/or its subsidiaries do business and of which Joseph
M. Polito is either an Officer, Director, or principal shareholder; and (ii) the activities engaged in by such companies with the Company and/or its subsidiaries:

                          Year                       J. Polito's         Activities with the         Place of
        Name(1)          of Inc.       Title        Ownership(%)            Company and NY            Business
        -------          -------       -----        ------------            --------------            --------

USABG Corp.(2)           1988     Pres./Director        66.3%       Parent company                  Queens, NY

R.S.J.J. Realty                                                     Leases the offices and
Corp.(3)                 1983     Pres./Director        100%        storage space to the Company    Queens, NY
                                                                    and NY

                                                                    Supplies cranes to         NY
Crown Crane, Ltd.(3)     1988           --               50%        for use in the erection of      Brooklyn, NY
                                                                    steel

Atlas Gem Leasing,                                                  Supplies welding machines and
Inc. (3)                 1986     Pres./Director        100%        compressors to NY               Queens, NY

                                                                    Sold certain construction
Atlas Gem Erectors                                                  contracts to NY; ceased
Co., Inc. (3)            1986     Pres./Director        100%        operations 9/94                 No office

USA Bridge                                                          Provides steel erection for
Construction of N.Y.,                                               buildings, roadway, and
Inc. (3)(4)              1990     Pres./Director        56.3%       bridge repair projects          Queens, NY

                                                                    Formed to provide steel
Royal Steel Services,                                               erection for projects smaller
Inc. (5)                 1997           --              100%        than NY's projects              Queens, NY

Worldwide Construction
Limited (6)                                                         Parent company of Falcon
                         1997           --              100%        TChad S.A. and Portshop S.A.    Chad, Africa

---------------
(1) Except as disclosed hereunder, no company listed is beneficially owned by another entity; nor does any company have any subsidiaries.
(2)      Incorporated in the State of Delaware.
(3)      Incorporated in the State of New York.
(4) Joseph M. Polito, through his ownership of approximately 66.3% of the outstanding shares of the Company's Common Stock, may be deemed the beneficial owner of the shares of NY common stock owned by the Company.
(5) Incorporated in the State of New York. Joseph M. Polito, through his ownership of approximately 66.3% of the outstanding shares of the Company's Common Stock, may be deemed the beneficial owner of the shares of Royal Steel common stock owned by the Company.
(6) Incorporated in the British Virgin Islands in December 1997. Worldwide is a wholly-owned subsidiary of the Company and the parent company of Falcon and Portshop, two companies registered under the laws of Chad and authorized to operate therein in November 1997. Joseph M. Polito, through his ownership of approximately 66.3% of the outstanding shares of the Company's Common Stock, may be deemed the beneficial owner of the shares of Worldwide common stock owned by the Company.

Business of Royal Steel Services, Inc.


         Royal Steel was incorporated by the Company, in New York, in November 1997 to undertake and perform steel erection services on a considerably smaller scale than those undertaken by NY. Specifically, these projects generally will not exceed an aggregate contract amount of $350,000. To date, Royal Steel has completed three projects and is engaged in an additional three projects. The pending projects are valued at approximately $150,000.


Business of Worldwide Construction Limited and Subsidiaries Falcon TChad S.A. and Portshop S.A.

Falcon TChad S.A.

         In December 1997, the Company formed Worldwide, a British Virgin Islands corporation, as a wholly-owned subsidiary. Worldwide was formed as a holding company to own 80% of Falcon, a company incorporated in Chad. The remaining 20% of Falcon is owned by DIA, the company which, jointly with Worldwide, formed Falcon. Worldwide and DIA received their shares in Falcon as founders thereof and as facilitators of the relationships between Falcon and the entities with which Falcon intends to do business in Chad; accordingly, they paid no cash consideration to Falcon. Falcon shall provide full service transportation services (including trucking, customs clearance, and warehousing) and forwarding services in N'Djamena, Chad. Worldwide shall operate as the liaison between Falcon and the governmental or private entities with which Falcon intends to contract in Chad.


         In January 1998, in furtherance of its goals, Falcon purchased 16 transport vehicles and a communications system. Falcon is currently engaged in discussions with (a) several large foreign corporations setting up to do business in Chad in order to provide their trucking and certain materials needs, and (b) the Chadian government (i) to transport cotton, the country's primary export; (ii) to purchase and operate 65-75% of a construction company (whereby the Chadian government will own the remaining 25-35%) for road and bridge building; (iii) for the right to utilize 1/2 of a "mountain" of gravel, at no cost to Falcon, to crush and sell same to a certain contractor with whom Falcon is engaged in negotiating a four year requirements contract; and (iv) for the rights to 1/2 of another "mountain" of gravel to be used to build a road to encircle Chad. Despite the aforesaid negotiations, no contracts have been executed with respect thereto, and there can be no assurance that any of the negotiations will result in executed contracts; moreover, given the political instability of Chad, there can be no assurance that if the aforesaid contracts are executed, same will be performed fully. To date, Falcon has generated no revenues. In May 1998, however, it executed a contract with ELF Oil TChad S.A., a French oil company for whom Falcon has agreed to transport diesel fuel and gasoline for a period of three years. The trucks are currently in the port of Douala, Cameroon awaiting port clearance, and Falcon expects to load same for transport on or about August 15, 1998. In addition, in June 1998, Falcon and Total Chad, a French company registered in Chad, executed a letter of intent for the transportation of fuel from Limbe, Cameroon to N'Djamena, Chad. The contract is expected to commence in October 1998.


Portshop S.A.

         In addition to its holdings in Falcon, Worldwide was formed to own 80% of Portshop, a company registered to stock and operate a duty free store in Chad's sole international airport. The remaining 20% of Portshop is owned by DIA. Portshop was jointly formed by Worldwide and DIA, both of which received their shares in Portshop as founders thereof and as facilitators of the relationships between Portshop and the entities with which Portshop intends to do business in Chad; accordingly, no cash consideration was paid to Portshop by either of Worldwide or DIA. Worldwide shall operate as the liaison between Portshop and the governmental or private entities with which Portshop intends to contract in Chad.

         In February 1998, Portshop executed a contract with the Chadian government to stock and operate a duty free store at Chad's sole international airport. The Company expects the store to be opened by the end of August 1998. To date, Portshop has generated no revenues.

Business of USA Bridge Construction of N.Y., Inc.

General

         The Company commenced operations, through NY, in or about June 1993. NY was formed to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in the New York State and Metropolitan areas; however, it operated initially only as a subcontractor as it needed financing to enable it to obtain bonding which is required for all municipal projects. To date, NY has provided steel erection for building, roadway, and bridge repair projects for general contractors who have been engaged by private and municipal/governmental customers. As of March 31, 1998, NY completed in excess of twenty-one (21) projects with an aggregate project value of approximately $40,000,000 and was engaged in two (2) projects with an aggregate value of approximately $10,790,000. While NY plans to maintain its subcontractor presence in the steel industry, it intends also to focus on obtaining projects as a general contractor.

         On June 15, 1993, NY purchased, from Atlas Gem, six then existing contracts to perform steel erection services for the following projects:
Stillwell Avenue, 39th Street Bridge Rehabilitation, Honeywell Street Bridge, New England Thruway, Lemon Creek, and Kosciuszko Bridge. Upon its sale of these contracts to NY and its completion of its final project in September 1994, Atlas Gem ceased operations. NY purchased Atlas Gem's contracts to add to its then backlog in order to avoid a conflict of interest, as the two entities - which were controlled by Joseph M. Polito as Officer, Director, and principal stockholder - were engaging in similar, but different work.

Schedule of Completed Projects

         Below is a table detailing the projects completed by NY since its formation.

                                    Schedule of Completed Contracts as of March 31, 1998



                                                                                     Costs and
                                                                                     Estimated
                     Contract     Contract                                           Earnings in
 Project Name         Amount        Date      Completion Date  Type of Contract  Excess of  Billings  Gross Receivables
                                                                                         (1)
Van Wyck            $   195,500  April 1992    October 1996     Lump Sum                                   0
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
39th Street
Bridge                2,538,252  June 1993     December 1995    Lump Sum                                918,511
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
39th Street
(Demolition)            679,046  February      August 1995      Lump Sum                                563,090
                                 1993
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
New England
Thruway               2,409,058  June 1993     November 1994    Lump Sum                                254,327
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
                                                                Consulting
Honeywell (2)         1,100,000  June 1993     March 1996       Agreement                               430,000
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Kosciuszko
Bridge                3,034,281  June 1993     November 1996    Lump Sum                                575,316
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Stillwell
Avenue Bridge
                      8,084,655  June 1993     March 1996       Lump Sum                               2,382,366
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Cross Bronx
Expressway               60,176  March 1994    March 1994       Lump Sum                                   0
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Robert Moses                     December
Causeway                540,118  1994          March 1996       Lump Sum                                 44,330
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
4th Avenue
Bridge                  387,965  March 1995    April 1997       Lump Sum                                 67,769
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------

201 East 80th
Street                1,692,797  May 1995      June 1996        Lump Sum                                   0
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Centereach              186,500  June 1995     October 1995     Lump Sum                                 21,255
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Pro-Camera               50,275  August 1995   August 1995      Lump Sum                                 1,250
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
UDC                      82,400  August 1995   September 1995   Lump Sum                                   0
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Williamsburg
Houses(3)               543,627  April 1996    August 1996      Lump Sum                                161,102
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
South Avenue
Plaza                   286,051  May 1996      August 1996      Lump Sum                                   0
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Hellgate
Viaduct
Structures              286,080  October 1996  March 1997       Lump Sum                    69,000      135,456
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Indonesian                       November
Mission                 348,000  1996          April 1997       Lump Sum                   108,000       24,000
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
EklecCo.             16,711,041  June 1996     October 1997     Lump Sum                               5,917,455
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Korean Mission
                      1,342,096  January 1997  February 1998    Lump Sum                                599,316
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
Others(4)               207,902  N/A           N/A              N/A                            N/A       28,925
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------
--------------- ---------------- ------------- ---------------- ----------------- ----------------- -----------------

Total               $40,765,820                                                           $177,000     12,124,468

(footnotes from previous page)

(1) "Costs and estimated earnings in excess of billings," represents costs and profits which were unbilled until after March 31, 1998.
(2) Consulting agreement with John P. Picone, Inc. ("Picone"), whereby NY entered into a consulting agreement with Picone, who was awarded the project. The agreement provided that for 50% of the profits of the project, NY would provide Picone with its expertise in steel erection, supply qualified workers, and oversee the rehabilitation of the bridge. Picone put NY's employees on its payroll and incurred most direct expenses of the project. NY recorded as expenses of the project certain allocated overhead as well as other expenses incurred directly. The Company has recorded, as revenue, its share of the gross profit on the project as per its consulting agreement. The indirect expenses associated with the project including, but not limited to, yard and equipment rent, miscellaneous tools, supplies, and vehicle expenses, consulting costs, and certain payroll and related costs not paid by Picone - are recorded as expenses against the project. The total revenue recorded by the Company during the entire project was $1,100,000. The total expenses recorded by the Company during the entire project were $338,838. During the year ended June 30, 1996, the Company recorded revenue of $190,000 and expenses of $235,433. No revenues or expenses were recorded during the year ended June 30, 1997 or the nine months ended March 31, 1998 and 1997.
(3) This project, which bore an original contract price of $2,517,651, was on hold for a considerable period of time pending a dispute not involving NY. NY believes that it will not return to this project and thus deems the project complete.
(4) Total estimated project value of a collection of smaller projects completed.

         Prior to leasing equipment from Crown or AGLI, NY compares the costs thereof to those costs it might otherwise incur from like companies. NY will transact business with Crown and AGLI only on terms which may be considered similar to the terms it might achieve elsewhere. In connection with such transactions, the audit committee of NY's Board of Directors intends to exercise reasonable judgment and take such steps as it deems necessary under the circumstances to resolve any specific conflict of interest which may occur and will determine what, if any, specific measures, such as retention of an independent advisor, independent counsel, or special committee, may be necessary or appropriate. The fact that Joseph M. Polito is an Officer, Director, and principal shareholder in other companies, including those that transact business with NY and the Company, opens the potential that there may be conflicts of interest in decisions made by Mr. Polito, which decisions may compromise his fiduciary duty to the Company. Any remedy under state law, in the event such circumstances arise, most likely would be prohibitively expensive and time consuming. See "Business - Suppliers and Subcontractors."

Industry Overview


         In recent years, there has been a resurgence in the construction industry in the New York City metropolitan area. Major transportation arteries in New York are under extensive construction programs to increase their ability to handle the ever increasing volumes of traffic they carry. Work is in progress on the major thruways, expressways, and parkways across New York State. NY is preparing subcontracting and general contracting bids for some of the roadway projects in the Metropolitan area and is continuing to submit bids on private projects as well. These projects positively affect the availability of work in diverse disciplines in the construction industry: landscaping, concrete, paving, steel, etc.


         Apart from the infrastructure construction programs, there has been an impressive increase in the restoration, alteration, and expansion of office space, residential properties, and public facilities. This increase resulted in attainment of the Korean Mission subcontracting project, which has since terminated. There also appears to be an infusion of foreign investment capital into the depressed real estate market in New York, prompting major renovations and alterations. This capital infusion enhances the value of property and therefore increases the incentive for new development.

The Contract Process; Bidding

         NY obtains its projects primarily through the process of competitive bidding. In order to be fully apprised of bid solicitations, NY (i) subscribes to bid reporting services; (ii) monitors trade journals including Engineering Record News, Dodge Report, and Brown's Letter, Inc.; (iii) monitors daily newspapers and real estate publications; (iv) utilizes membership and networking in affiliated organizations including Allied Building Trades; (v) maintains contracts with developers and other general contractors; and (vi) requests notification from various government agencies as to bid solicitations being requested.

         In response to bid requests, NY submits to the soliciting entity a proposal detailing its qualifications, the services to be provided, and the cost of its services. Based on its evaluation of the proposals submitted, the soliciting entity awards the contract to the bidder it deems appropriate. Generally, the contract for a project is awarded to the lowest bidder, although other factors may be taken into consideration.

         NY submits its bids after management performs a detailed review of the project specifications, an internal review of NY's capabilities and equipment availability, and an assessment of whether the project is likely to attain targeted profit margins. In bidding on contracts, there are two types of bid requests made by the soliciting entity: a unit cost bid and a lump-sum bid. The unit cost bid is based upon a cost per unit basis; a lump-sum bid obligates NY to complete the project at a fixed price. With a lump-sum bid, the risk of estimating the quantity of units required for a particular project is on NY, while with a unit cost bid, NY must estimate the per unit cost, not the number of units needed. Any increase in NY's unit cost over its unit bid price or cost over its lump-sum bid, whether due to inefficiency, faulty estimates, weather, inflation, or other factors, must be borne by NY and may adversely affect its results of operations.

         Upon receipt by a New York City agency of notification that a bid submitted for a project has been declared the low bid, the city's procurement policy requires that the New York Finance Committee then approve all funds to be allocated to such project. During this time, if NY is the low bidder, it must provide the New York City agency with such documents as are required - including a Payment and Performance Bond and a Labor and Material Bond - in order to be approved to undertake the project. Once the New York City Finance Committee has cleared the allocation of funds for a project and the agency has cleared all documentation required to be submitted by the contractor, a starting date and time table is set up for the project.

         Most government contracts provide for termination of the contract at the election of the customer, although in such event, NY is generally entitled to receive a small cancellation fee. Many of NY's contracts are also subject to completion requirements with liquidated damages assessed against it if schedules are not met.

         While Joseph M. Polito has been in the construction business for many years, NY has only recently started bidding on projects as a general contractor, and NY may incur unanticipated expenses, problems, or difficulties which may affect its bid prices and project profitability. Though NY has been the low bidder on several public sector and private sector bids, until recently it had not commenced any such projects as a general contractor. In May 1998, however, NY's general contractor and subcontractor bids were accepted in connection with the erection of a medical building in Queens, New York. The total project, on which work is expected to commence in August 1998, includes steel fabrication and erection, interior work, and general contracting work and is valued at approximately $5.4 million. In addition to the foregoing, NY has commenced two projects as prime contractor and shall continue to seek subcontracting projects. A prime contractor is a contractor which performs a specific category of work on a project. Unlike the general contractor, the prime contractor is responsible for performance of that category alone, not the entire project. Like the general contractor, the prime contractor typically contracts directly with the owner or via the owner's construction manager acting as agent therefor; thus, unlike the subcontractor, the prime contractor is responsible exclusively to the owner.

         As general contractor, NY will be responsible for the performance of the entire contract, including work assigned to subcontractors. Accordingly, NY is subject to liability associated with the failure of subcontractors to perform as required under the contract; thus, NY may require its subcontractors to furnish Performance Bonds.

         Affirmative action regulations, however, require that NY use its best efforts to hire minority subcontractors for a portion of the project and some of these minority subcontractors may not be able to obtain such surety bonds.

Insurance and Bonding

         NY maintains general liability and excess liability insurance, insurance covering its construction equipment, and workers' compensation insurance in amounts it believes are consistent with industry practices. NY carries liability insurance of $1,000,000 per occurrence which management believes is adequate for its current operations.

         Although NY generally has not been required to provide Performance Bonds to general contractors when acting as a subcontractor, it may be required to furnish bonds guaranteeing its performance as a subcontractor in the future. Currently, NY is serving as a subcontractor on one projects. For the EklecCo prime contracting project, which terminated in November 1997, and the Grand Central Terminal subcontracting project, which continues, NY has been required to provide, and has provided, Performance Bonds and Labor and Material Bonds.

         NY expects to bid on both private and public sector projects as a general contractor. Most of these projects, both public and private sector, shall require Bid Bonds and Payment and Performance Bonds. A Bid Bond is a bond issued by a bonding company which is usually in an amount equal to 10% of the bid price and which guarantees that the contractor will be able to produce such other additional documents and information required in order to commence the project including the issuance of a Performance Bond. A Performance Bond is a guarantee by a surety, customarily 100% of the value of the contract amount, that the contractor will complete the project pursuant to the terms and conditions of the contract. Most government contracts allow for termination of the contract at the election of the customer, although in such event, NY is generally entitled to receive a small cancellation fee. Many of NY's contracts are also subject to completion requirements with liquidated damages assessed against NY if schedules are not met. In the past, NY has not been materially adversely affected by these provisions as a subcontractor.

         NY's ability to obtain bonding and its bonding capacity are primarily determined by its net worth, liquid working capital (consisting of cash and accounts receivable), past performance, management expertise, the number and size of projects under construction, and various other factors. The larger the project and/or the more projects in which NY is engaged, the greater the bonding, net worth, and liquid working capital requirements. Surety companies consider such factors in light of the amount of NY's surety bonds then outstanding and the surety companies' current underwriting standards, which standards may change periodically. Therefore, NY may be required to maintain certain levels of tangible net worth in connection with establishing and maintaining bonding limits. As a practical matter, such levels may limit dividends, if NY, which might have been declared and which would limit corporate funds available for other purposes.

         In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate NY's capitalization, working capital, past performance, management's expertise, and such other factors, as are discussed above. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. The surety companies also require that the bonds be personally guaranteed by Joseph M. Polito.

         Bonding requirements vary depending upon the nature of the project to be performed. NY anticipates paying premiums of between 1 1/4% to 3 1/2% of the total amount of the contracts to be performed. Since these premiums are generally payable at the beginning of a project, NY must maintain sufficient working capital to satisfy the premium prior to receiving revenue from the project. Bonding premiums are a line item in the submitted bid and are included as part of NY's billing to its client.

         In December 1996, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from United American Guarantee Company, Ltd. ("UAGC") for its general contracting projects. This commitment allows NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the one prime contracting and two subcontracting projects which have required same: the EklecCo, Grand Central Terminal, and Korean Mission projects.

         UAGC is not a New York licensed bonding company; thus, NY may be precluded from working on certain projects. This is not always an issue, however, as the requirement is sometimes waived (as in the Grand Central Terminal project) for although general contractors prefer that a subcontractor be licensed by a New York licensed bonding company, they will waive the requirement when necessary. In addition, NY may engage in joint ventures with other companies who are bonded by a New York licensed bonding company, thereby allowing it access it might otherwise not have had.

Work in Progress; Backlog and Concentration of Customers

         Contracts as a subcontractor and general contractor often involve work periods in excess of one year. Revenue on uncompleted fixed price contracts is recorded under the percentage of completion method of accounting. NY begins to recognize profit on its contracts when it first accrues direct costs. As is standard construction industry practice, a portion of billings may be retained by the customer until certain contractual obligations are fulfilled.

         The following is a list of those projects in which NY was engaged as of March 31, 1998.

                                                                                       (2)
                                  Contract                    Costs        (1)       Costs &
                                  Date/                      incurred/    % of Job    Est.                      Backlog
Contract Party/    Contract       Est.            Type of   Est. Costs    Complete   Profit in    Gross        Amount at
Project Name       Amount         Completion      Contract  to Complete   Billings   Excess of    Receivables  03/31/98
------------       ------         ----------      --------  -----------   --------   ---------    -----------  --------

------------------ -------------- ------------- --------- ------------ ----------- ------------ ------------ ------------
Lehrer McGovern,
Bovis,                              May 1996      Lump Sum   3,414,380
Inc./Grand           4,535,000      August 1998                 31,620    99%         649,856       532,607      54,312
Central Terminal
------------------ -------------- ------------- --------- ------------ ----------- ------------ ------------ ------------
------------------ -------------- ------------- --------- ------------ ----------- ------------ ------------ ------------


Tishman
Construction
Corp./ Louis                        July 1996     Lump Sum   3,467,889
Vuitton N.A.(3)      6,197,750      August 1998                324,953    91%         341,148       710,961     557,797

------------------ -------------- ------------- --------- ------------ ----------- ------------ ------------ ------------
------------------ -------------- ------------- --------- ------------ ----------- ------------ ------------ ------------

Total Signed                                                $6,882,269
Contracts          $10,732,750                              $  356,573                991,004     1,243,568     612,109

 Completion percentage is as of March 31, 1998 and is based on the percentage of costs incurred through that date to the estimated cost of the project. (2) "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed on respective uncompleted contracts at the end of each period. "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which exceed revenues recognized on respective uncompleted contracts at the end of each period. (3) NY is prime contractor (similar to general contractor) on this project.



         For the year ended June 30, 1997, NY had three unrelated customers which accounted for approximately 87% of total revenues. For the nine months ended March 31, 1998 NY had three unrelated customers, which accounted for approximately 84% of total revenues. At June 30, 1997 and March 31, 1998, approximately 82% and 72% of contracts receivables are due from four and two customers, respectively, of total accounts receivable. The discontinuance of any of these projects, or a general economic downturn in the State of New York, in which the projects are located, could have a material adverse effect on NY's results of operations.

Seasonality

         Though NY does not believe its business is seasonal, its operations slow during the winter months due to the decreased productivity of the workers caused by the inability to work in severe weather conditions. As a result of the foregoing, NY's costs are increased.

Suppliers; Subcontractors; Unions

         For the year ended June 30, 1997, NY received approximately 43% of the fabricated steel it required from MD, a subsidiary of the Company. MD provided NY with fabricated steel until November 1996, at which time MD ceased operating. Queens County Ironworks and New York Iron, Inc. provided the remainder of the steel. Since January 1998, NY has received approximately 60% of its steel from Hirschfeld. Neither Queens County Ironworks nor New York Iron, Inc. is affiliated with the Company, NY, or any other Director or principal stockholder of either company. The prices paid and the terms for the steel purchased from MD were comparable to competitive prices and terms; therefore, NY believes it now will be able to acquire same through other suppliers at similar prices and on similar terms.

         NY currently depends upon various vendors to supply spare parts, cranes, and other heavy equipment, and its ability to hire skilled workers depends upon its ability to comply with certain union agreements and contracts. NY rents cranes from Crown, a company of which Joseph M. Polito is a 50% shareholder, and rents generators and other equipment from AGLI, a company which is wholly-owned by Mr. Polito. NY believes that there are a sufficient number of vendors, so that in the event any individual or group of vendors can no longer service NY's needs, NY will be able to find other vendors at competitive prices.

         As is standard practice in the construction industry, NY's employees, other than its office employees, are not salaried individuals. They are union employees who are hired on an as-needed, or per project, basis and are paid an hourly wage which is set by the unions with which they are associated. NY hires skilled steel workers represented by the International Union of Structural Ironworkers local 40, 361, & 417 and International Operating Engineers locals 14, 14B, 15, 15A, 15C, 15D, and 825 and Cement Masons local 472. NY must comply with its agreements with the unions, which agreements regulate all employment issues - including pay, overtime, working conditions, vacations, benefits, etc. between NY and the union employees. These agreements expire on June 30, 1999.

         NY believes that it has a good relationship with the Unions and is in compliance with all union agreements. No assurance can be given that NY will continue to be in compliance with the Unions or successfully negotiate extensions to NY's agreements with such Unions. In the event problems or conflicts with the Unions arise or there is a loss of skilled steel and operating engineers, this would have a detrimental effect on NY's operations.

         NY's success as a general contractor, in part, will be dependent upon its ability to hire workers and comply with union contracts and agreements and its ability to oversee and retain qualified subcontractors to perform certain work. NY will be responsible for performance of the entire contract, including the work done by subcontractors. Accordingly, NY may be subject to substantial liability if a subcontractor fails to perform as required. Although NY believes that it will be able to attract subcontractors for general contracting projects it may obtain, there can be no assurance that it will be able to do so. In addition, in hiring and overseeing subcontractors, there may be difficulties of which NY is not aware. Competition

         NY is one of many subcontractors which erect and furnish steel for projects. All aspects of NY's business are, and will continue to be, highly competitive. NY is a subcontractor and a general contractor specializing, but not exclusively, in bridge and roadway repair and replacement as well as in fabricating and erecting steel structures for buildings. NY's competitors are numerous, and many have substantially greater marketing, financial, bonding, and human resources. When contractors seek construction contracts, they request bids from numerous subcontractors based on the various requirements of the project. These subcontractors compete primarily as to price, name recognition, and prior performance.

         The driving force behind NY's name recognition in the construction industry is the thirty plus year presence therein of Joseph Polito (and many of his employees), which presence serves also to confirm NY's prior performance. In addition, regarding prior performance, while NY has operated only since 1993, Atlas Gem, a former steel erector subcontractor or prime contractor for private and governmental construction projects owned by Mr. Polito, was incorporated in 1986 and operated as such until NY purchased its assets in 1993.

         There are approximately twelve companies against which NY competes for subcontracting projects: American Bridge Co.; Empire City Iron Works; Falcon Steel Co., Inc.; Grow Tunneling Corp.; Karl Koch Erecting Co., Inc.; A.J. McNulty & Co., Inc.; Metro Steel Company, Inc.; Midlantic Erectors, Inc.; Midwest Steel, Inc./Canron; Rice Mohawk U.S. Construction Co.; Steel Services Corporation; and Thunderbird Constructors, Inc. The number of the subcontracting companies which may bid for projects for which NY is also bidding varies widely, from approximately three to nine. These companies vary in the number of employees and union laborers they utilize.

         As a general contractor, NY will be competing with many larger and more experienced (and thus more established) contractors whose names are more readily recognized and whose relationships with federal and state municipalities and agencies - and those private companies who solicit bids for bridge and roadway repair and replacement projects and the furnishing and erection of steel structure for buildings projects - have been established. There are approximately fourteen such companies against which NY competes for general contracting projects: AFC Enterprises, Inc.; Felix Industries; Frontier Kemper Construction; Halmar Contracting; John P. Picone, Inc.; Judlau Contracting, Inc.; Keystone Construction; Kiska Construction Corp.; R.A. Gottlieb, Inc.; Seacrest Construction Co.; Schiavone Construction; Silverite Construction Co.; Yonkers Contracting Co., Inc.; and Zollo Construction Corp. These companies vary in the number of employees and union laborers they utilize.

Government Regulation

         NY must comply with the Occupational Safety and Health Administration ("OSHA"), a federal agency which regulates and enforces the safety rules and standards for the construction industry. It also must comply with (i) the New York City Department of Buildings, which regulates the placement and testing of cranes; and (ii) the New York Department of Transportation which regulates the location of the cranes, vehicular traffic, and the routing of pedestrian traffic. In addition, NY must comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment including requirements in connection with water discharge, air emissions, and hazardous and toxic substance discharge. Continued compliance with OSHA and the broad federal, state, and local regulatory network is essential and costly. The failure to comply with such regulations or amendments to current laws or regulations imposing more stringent requirements may have an adverse effect on NY's operations. NY believes that it is in substantial compliance with all applicable laws and regulations.

Employees

         As of March 31, 1998, NY had three Executive Officers, two administrative assistants, one comptroller, one project estimator, and two employees in the accounting department. The number of union employees NY utilizes depends on the number and size of projects in which NY is engaged and can range from 10-200 employees, some of whom are employed full-time and others of whom are employed part-time. These union employees are represented by the International Union of Structural Ironworkers locals 40, 361 and 417; International Operating Engineers locals 14, 14B, 15, 15A, 15C, 15D, 825; and Cement Masons local 472. NY's contracts with these Unions, which contracts regulate all employment issues between NY and the union employees - including pay, overtime, working conditions, vacations, benefits, etc. - expire on June 30, 1999. NY considers its relationships with the unions and its employees to be good.

Description Of Property

         The Company's  office  (located at 53-09 97th Place,  Corona,  New York
11368) consists of approximately 25,000 square feet of office space (approximately 24,000 square feet of which is utilized for storage space) which is leased by NY from an affiliate company, RSJJ. RSJJ is owned by the Company's President, Joseph M. Polito. The lease, pursuant to which NY pays rent of $20,000 per month to RSJJ, expires in December 1998. The Company also leases a yard from an unrelated party for storage material pursuant to an oral agreement which requires monthly payments of $3,500. The Company believes that the terms of these leases are comparable and competitive with that which would have been negotiated with an unaffiliated landlord.


         In February 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration for the Company's issuance of 192,000 shares of Common Stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 to December 31, 1998. The value of the shares issued was recorded at the value of the rent otherwise due under the lease ($240,000). The stock was issued in March 1998.


         As of May 1997, NY was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: NY issued 270,000 shares of its common stock to the Company for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of Common Stock to Joseph M. Polito and 150,000 shares of Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

Legal Proceedings

         The Company is not a party to any material litigation and is not aware of any threatened litigation that would have a material adverse effect on its business, except for the litigation matters discussed below. The Company believes that the nature and number of these proceedings are typical for a construction firm of its size and scope.

         In accordance with the laws of the State of New York, the Company and its subsidiaries carry workers' compensation in those jurisdictions wherein they have contracts.

                   Claims Against and By State Insurance Fund

         In April 1995, NY commenced an Article 78 proceeding in the Supreme Court of the State of New York, County of New York, against the Commissioners of the State Insurance Fund and the State Insurance Fund to annul the cancellation of NY's workers' compensation policy and to annul the rates, classifications, and premiums assigned to NY. This action claims that defendants audited NY's books for purposes of assigning the workers' compensation rates and premiums to be assessed against NY and thereafter (i) "arbitrarily and capriciously and without any foundation in law or in fact" assigned to NY's employees improper job classifications which were then used unlawfully as the basis for improperly assessing the highest premium rates which could be assessed against NY; (ii) improperly applied said premiums retroactively; (iii) billed NY for premiums which were improper and excessive; and (iv) canceled NY's workers' compensation policy upon NY's failure to tender payment in the improper and excessive amount demanded by defendants.


         In December 1995, the Commissioners of the State Insurance Fund for and on behalf of the State Insurance Fund commenced suit against Joseph Polito, Ronald Polito, Steven Polito, NY, One Carnegie Court Associates, Inc. ("One Carnegie"), and three other individuals and eleven other corporations alleging that certain workers' compensation insurance policies obtained for various insured defendants were obtained fraudulently and that the defendant corporations failed to pay the appropriate premiums.

         Though the parties are negotiating settlement documents on the basis of a $750,000 proposed settlement to which they have verbally agreed (payable by the corporate defendants), material terms of the settlement remain in negotiation, and no Stipulation of Settlement has been filed with the courts. The Company hopes to complete settlement negotiations by the end of August 1998. As material terms of the agreement remain in dispute (and thus continue to be negotiated), settlement cannot be deemed "probable" at this time; accordingly, no accrual beyond that already recorded by the Company is necessary. For the period April 29, 1993 through December 1994 (that period for which plaintiffs seek recovery), the Company accrued approximately $85,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                        Claims Against Perini Corporation

         Three actions to foreclose upon mechanic's liens were commenced by NY in fiscal year 1997. On February 25, 1997, in New York State Supreme Court, Kings County, NY and Metro Steel Structures, Ltd. commenced suit against Perini Corporation, Metropolitan Transportation Authority, New York City Transportation Authority, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $2,199,560. The claim is based upon filed mechanic's liens and general contract law and, specifically, seeks payment for (i) furnishing and erecting, pursuant to the contract, structural steel and metal deck at the Stillwell Avenue Station of the Coney Island Line in Brooklyn, New York; (ii) furnishing and erecting, pursuant to the contract, structural steel and metal deck at the Stillwell Avenue Dispatcher's Office; and (iii) extra costs incurred by NY (outside of the contract) for additional labor expended and equipment furnished by NY at the instruction of Perini Corporation. This action is still in the discovery phase.

         On February 26, 1997, in New York State Supreme Court, Queens County, NY, Metro Steel Structures, Ltd., and McKay Enterprises, Inc. commenced suit against Perini Corporation, Department of Transportation of the City of New York, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $844,932. This claim is based upon filed mechanic's liens and general contract law. The claim is for labor performed and materials supplied including money owed under the contract regarding the rehabilitation of the 39th Street Bridge over the Long Island Rail Road and Amtrak located in Queens, New York. Specifically, NY seeks payment for furnishing structural steel and erecting, pursuant to the contract, the 39th Street Bridge. This action is still in the discovery phase.

         On February 7,1997, Perini Corporation filed a related action against NY and Metro Steel Structures, Ltd. in New York State Supreme Court, Kings County. Perini's claims against NY total $1,140,560 and allege defective work on the Stillwell Avenue project and upon a loss/profit agreement for both the Stillwell Avenue project and the 39th Street Bridge project. NY has counterclaimed for the amounts set forth above in the discussion of the two actions involving Perini Corporation, and its claims are based upon the same theories as are set forth above.

                        Claim Against Kiska Construction

         On or about May 13, 1997, in the New York Supreme Court, Suffolk County, NY commenced suit against Kiska Construction, the State of New York, acting through the New York State Comptroller, the New York State Department of Transportation, and the Seaboard Surety Company. NY's claim for relief in this action is $279,346. This claim is based upon filed mechanic's liens and general contract law. Specifically, NY seeks payment for furnishing and erecting steel, pursuant to and outside the contract, on the Robert Moses Causeway Northbound Bridge located in Suffolk County, New York.
This action is still in the discovery phase.

                              Claim Against EklecCo

         On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY seeking to vacate the mechanic's lien and seeking specific enforcement of the contract, declaratory relief, damages for slander of title, and approximately $500,000,000 in damages from NY for breach of contract and intentional interference with contractual relations. The lien was not vacated and on February 9, 1998, EklecCo posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted EklecCo's motion to discharge said lien. The court further ordered that discovery be expedited in this matter. This action is in the discovery phase.

         The amounts of the mechanic's liens filed by NY in the Perini, Kiska, and EklecCo actions were determined by final requisitions remitted by NY to the lien-debtors who failed to tender payment for same. Such amounts may include claims which have not been recorded in accordance with NY's revenue recognition accounting policy and SOP 81-1, paragraph 66 as such amounts have not been received or awarded.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

         The Private Securities Litigation Reform Act of 1995 ("Act") provides a safe harbor for forward-looking information made on behalf of the Company. All statements, other than statements of historical facts, which address the Company's expectation of sources of capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements made by the Company are based on knowledge of the environment in which it operates; however, because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

General

         USABG Corp. ("the Company") was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation. The Company is the parent of USA Bridge Construction of N.Y., Inc. ("NY") and owns 100% of the outstanding shares of common stock of each of Worldwide Construction Limited ("Worldwide") and Royal Steel Services, Inc. ("Royal Steel"). These three subsidiaries are the only ones through which the Company currently operates. Two additional subsidiaries of the Company (each wholly-owned), One Carnegie Court Associates, Inc. ("One Carnegie") and USA Bridge Construction Corp. (Maryland) ("MD"), ceased operations in August 1997 and November 1996, respectively.

         Royal Steel was formed in November 1997 in order for the Company to conduct work on its smaller base contracts. Worldwide was formed by the Company in December 1997 and is a British Virgin Islands corporation. It was formed as a holding company intended to own 80% of each of Falcon TChad SA ("Falcon") and Portshop S.A. ("Portshop"), both of which companies are registered in Chad, a country located in Central North Africa. The remaining 20% of each of Falcon and Portshop is owned by Diversified Investments Africa S.A. ("DIA"), a Luxembourg company unaffiliated with the Company. Falcon will operate as a full service transportation, forwarding, and warehousing company in the city of N'Djamena. Portshop shall stock and operate a duty free store in Chad's sole international airport. Worldwide shall operate as the liaison between Portshop and Falcon and the governmental or private entities with which Falcon and Portshop intend to contract in Chad.

         The following management's discussion and analysis for the nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996 is that of the Company's subsidiaries since the Company itself did not have any material operations of its own except for primarily stock related transactions.



         NY's operations are substantially controlled by Joseph M. Polito, its President, since he owns approximately 66.3% of the outstanding shares of the Company and may be considered the beneficial owner of NY. Mr. Polito is also a 100% shareholder of R.S.J.J. Realty Corp. ("RSJJ"). RSJJ leases the administrative office space to NY at a cost of $20,000 per month pursuant to a signed lease agreement expiring on December 31, 1998. Mr. Polito has ownership interests in Waldorf Steel Fabricators, Inc. ("Waldorf") (which ceased operations on August 1, 1995), Crown Crane, Inc., and Atlas Gem Leasing, Inc. which provided services to NY for the years ended June 30, 1997 and 1996. Lastly, NY purchased from MD certain materials and labor to perform steel erection service. For the years ended June 30, 1997 and 1996, purchases by NY from MD amounted to $371,321 and $622,050, respectively. MD ceased operations during November 1996 and, accordingly, NY began purchasing its steel from unrelated parties.


         NY commenced operations in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in the New York State and Metropolitan areas. Though formed to operate as a general contractor, NY has operated primarily as a subcontractor and as a prime contractor on two projects. As of March 31, 1998, NY has completed in excess of twenty-one (21) projects with an aggregate project value of approximately $40,000,000 and is currently engaged in two (2) projects with an aggregate value of approximately $10,790,000. NY plans to maintain its subcontractor presence in the steel industry; however, it intends also to focus on obtaining projects as a general contractor.

         In December 1996, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from UAGC for its general contracting projects. This commitment allows NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the one prime contracting and two subcontracting projects which have required same: the EklecCo, Grand Central Terminal, and Korean Mission projects. However, since New York State and City agencies require bonds from bonding companies licensed by the State of New York and UAGC is not a New York licensed bonding company, NY has been unable to bid as a general contractor on projects for New York State and New York City agencies. NY has approached several New York licensed bonding companies, but as of the date hereof, has not been approved by any company to receive bonding.


         Though NY does not believe its business is seasonal, its operations are generally slow in the winter months due to the decrease in worker productivity because of weather conditions. Accordingly, NY may experience a seasonal pattern in its operating results with lower revenue in the third quarter of each fiscal year. Interim results may also be affected by the timing of bid solicitation, the stage of completion of major projects, and revenue recognition policies. For the year ended June 30, 1997 and for the nine months ended March 31, 1998, NY obtained new contracts valued at approximately $1,113,000 and $20,000, respectively. NY did not obtain any material new contracts for the nine months ended March 31, 1998 because it did not provide the lowest bids for the projects for which it submitted same. Subsequent to March 31, 1998, NY's bid on a project to build a medical building in Queens, New York was accepted by the developer thereof, 47-01 Queens Blvd. Realty Corp. NY shall act as general contractor for the project as well as a subcontractor providing structural steel fabrication and erection therefor. The project is valued at approximately $2.4 million. In addition, NY has been given the exclusive right to perform the interior tenant work on the medical building which is valued at approximately $3 million. NY expects to have executed all relevant contracts with respect to this project and to commence work on same in August 1998. NY continues to bid on available contracts and is confident it will be successful on a sufficient number of bids to continue profitably in the future.


         NY recognizes revenue and costs for all contracts under the percentage of completion method. Cost of contract revenues includes all direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts become known.

         The current asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed on respective uncompleted contracts at the end of each period. The current liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which exceed revenues recognized on respective uncompleted contracts at the end of each period.

         An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable and the amount can be estimated. NY has elected not to recognize any portion of the revenue associated with such unapproved change orders and claims until the amounts have been received or awarded. Claims are amounts in excess of the agreed contract price which NY seeks to collect for customer-caused delays, errors in specifications and designs, contract terminations, or change orders which are either in dispute or unapproved.

                    Nine months ended March 31, 1998 as compared to the nine months ended March 31, 1997


         Contract revenues for the nine months ended March 31, 1998 and 1997 amounted to $14,284,651 and $7,714,698, respectively. This net increase, amounting to $6,569,953 (or approximately 85%), is partially a result of NY's backlog as of June 30, 1997 which amounted to approximately $7,900,000, and the change orders and termination of the EklecCo project. The change orders for the nine months ended March 31, 1998 amounted to approximately $6,337,489 for EklecCo and a total of $2,406,077 for the remaining projects: Grand Central and Louis Vuitton. In January 1998, due to certain project disputes, NY received a contract termination letter from the general contractor for the Korean Mission project. The dispute arose from the delivery, by a subcontractor, of improperly fabricated steel to NY. As a result of the dispute, the general contractor on the project subcontracted the steel fabrication and erection to a third party in breach of its contract with NY. NY intends to seek legal redress from the steel fabricator and from the general contractor. The Company expects to complete the Grand Central and Louis Vuitton projects by August 31, 1998. After such completion, the Company's only project will be the Queens Boulevard project, valued at approximately $5,400,000, the performance of which is expected to begin in August 1998. During the nine months ended March 31, 1998, approximately $1,616,000 (or 11.3%) of the revenue recognized during the period was collected. The remaining amounts uncollected represent retainage expected to be collected within the next one to two years or amounts which NY is attempting to collect under mechanic's liens. Approximately $1,075,000 (or 7.5%) of the revenue recognized was not billed at March 31,1998.


         During the nine months ended March 31, 1998, NY did not provide the lowest bids for the projects for which it submitted bids; thus, NY obtained no new contracts during that period. As of March 31, 1998, NY's backlog amounted to approximately $600,000. Backlog represents the amount of revenue NY expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements for which work has not yet begun. The Company's failure to obtain new contracts could have a material impact on net revenues and income from continuing operations in the future if this trend continues. The Company's current backlog and the expected collection on liens over the next six to twelve months is anticipated to be sufficient to meet the Company's operating needs. The Company has obtained a new contract subsequent to March 1998, valued at approximately $5,400,000. The Company continues to bid on available contracts and is confident it will be successful on a sufficient number of bids to continue profitably in the future.

         On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY seeking to vacate a mechanic's lien filed against EklecCo and seeking specific enforcement of the contract, declaratory relief, damages for slander of title, and approximately $500,000,000 in damages from NY for breach of contract and intentional interference with contractual relations. The lien was not vacated, however, and on February 9, 1998, EklecCo posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted EklecCo's motion to discharge said lien.

         The Company's gross profit for the nine months ended March 31, 1998 and 1997 amounted to 20% and 33%, respectively. The decrease in gross profit for the nine months ended March 31, 1998 as compared to the nine months ended March 31, 1997 is primarily a result of an overall different mix of contracts with a lower gross profit percentage. The overall estimated gross profit for the nine months ended March 31, 1998 was approximately 21% as compared to the nine months ended March 31, 1997 whereby the overall estimated averages gross profit was 28%. Additionally, the effect of change orders and adjustments to estimated costs, as well as the interruption and termination of certain jobs, has resulted in reductions of overall gross profit.

         For the nine months ended March 31, 1998 and 1997, NY paid $35,000 and $371,321, respectively, to MD for material and labor necessary to perform steel erection services. In November 1996, MD ceased substantially all of its operations, and NY began purchasing material and labor from unrelated third party steel fabricators.

         Below is a summary of NY's billings and collections for the nine months ended March 31, 1998:

                                           Gross contract and             Allowances for                Net contracts
                                         retainage receivables            uncollectible                  receivables
------------------------------ ---------------------------- ---------------------------- ----------------------------
Balances at June 30,
1997                                          $ 11,249,297                  $ 2,287,000                  $ 8,962,297
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------

Billings                                        14,866,627                           --                   14,866,627
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------

Collections                                     12,747,888                      128,000                   12,619,888
                                                ----------                      -------                   ----------
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------

Balances at March 31, 1998                     $13,368,036                   $2,159,000                  $11,209,036
                                               ===========                   ==========                  ===========
------------------------------ ---------------------------- ---------------------------- ----------------------------

(1) Through May 15, 1998, NY collected approximately $815,000 (or 6%) of its gross contract receivables. As of March 31, 1998, $5,917,454 (or approximately 44%) of its gross receivables is due from the EklecCo project. The project was to be performed in two phases. NY commenced work on Phase I during June 1996. The project was terminated in October 1997, when it was approximately 98% complete. On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland), for the EklecCo project. NY determined that no additional allowance in regard to the EklecCo project was necessary as the lien filed (which was subsequently secured by a bond posted by EklecCo) significantly exceeded the receivable recorded, and the Company expects that it will collect all of such receivable through the legal process. See Business -- Legal Proceedings -- Claim Against EklecCo.


         In addition to the EklecCo lien, NY has filed various other liens on certain other projects with gross receivables amounting to approximately
$3,863,994. With regards to the remaining receivables, amounting to approximately $3,586,588, (approximately $663,000 of which represents retainage that is not expected to be collected within one year), NY expects to collect approximately the remaining $2,924,000 by the end of September 1998.

         As of March 31, 1998, NY was engaged in two (2) major projects (Grand Central Terminal and Louis Vuitton) with a total contract value amounting to $10,732,750 whereby the backlog associated therewith amounted to approximately $600,000. The contract receivables associated with these ongoing projects is approximately $1,244,000. In January 1998, due to certain disputes on the Korean Mission project, NY received a contract termination letter from the general contractor thereof.


         General and administrative expenses have increased by $211,578 (or 9%) to $2,650,482 for the nine months ended March 31, 1998 from $2,438,904 for the nine months ended March 31, 1997. The increase in general and administrative costs is mainly attributable to an overall increase of NY's administrative salaries associated with the material increase in contract revenue and certain general corporate overhead.


         For the nine months ended March 31, 1998, the Company recorded an estimated income tax expense of $105,300 whereby for the nine months ended March 31, 1997, the Company had recorded an estimated income tax expense of $301,000.

      Year ended June 30, 1997 as compared to the year ended June 30, 1996

         Contract revenues for the years ended June 30, 1997 and 1996 amounted to $15,494,447 and $7,401,433, respectively. This net increase of $8,093,014 (or approximately 109%) is a direct result of NY's $17,943,400 backlog as of June 30, 1996. This backlog amount represents the contracts NY entered into during the latter part of its June 30, 1996 fiscal year. During the year ended June 30, 1997, NY obtained new contracts and change orders to previous contracts aggregated approximately $3,600,347. Included in contract revenues are revenues from consulting and profit sharing agreements on certain projects. Consulting revenues for the year ended June 30, 1997 totaled $0 as compared to the year ended June 30, 1996 wherein same totaled $200,000. Accordingly, revenues for the year ended June 30, 1997 from NY's core business, construction contracts, increased by approximately $8,293,000 as compared to the year ended June 30, 1996. During the year ended June 30, 1997, approximately $7,469,000 (or 48%) of the revenue recognized was collected. Approximately $4,850,000 (or 31%) was collected during the subsequent nine month period ended March 31, 1998. The remaining amounts uncollected represent retainage expected to be collected within the next one to two years or amounts which NY is attempting to collect under mechanic's liens. Approximately $1,718,000 (or 11%) of the revenue recognized was not billed at June 30, 1997.

         As of June 30, 1997, NY's backlog amounted to approximately $6,100,000. Backlog represents the amount of revenue NY expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements for which work has not yet commenced. NY's gross profit for the years ended June 30, 1997 and 1996 has remained fairly constant between 27% and 28%, respectively.

         Below is a summary of NY's billings and collections for the year ended June 30, 1997:

                                         Gross contract and                 Allowances for              Net contracts
                                        retainage receivables               uncollectibles               receivables
------------------------------ ------------------------------ ----------------------------- -------------------------
------------------------------ ------------------------------ ----------------------------- -------------------------
Balances at June 30,
1996                                             $ 4,613,665                   $ 1,000,000               $ 3,613,665
------------------------------ ------------------------------ ----------------------------- -------------------------
------------------------------ ------------------------------ ----------------------------- -------------------------

Billings  for the year  ended
June 30, 1997                                     15,672,846                     1,287,000                14,385,946
------------------------------ ------------------------------ ----------------------------- -------------------------
------------------------------ ------------------------------ ----------------------------- -------------------------

Collections for the year
ended June 30, 1997                                9,037,214                             -                 9,037,214
                                                   ---------                                               ---------
------------------------------ ------------------------------ ----------------------------- -------------------------
------------------------------ ------------------------------ ----------------------------- -------------------------

Balances at June 30, 1997                        $11,249,297                    $2,287,000               $ 8,962,297
                                                 ===========                    ==========               ===========
------------------------------ ------------------------------ ----------------------------- -------------------------

         As of June 30, 1997, NY increased its allowance up to $2,287,000 to reserve for the uncollectibility of certain receivables for which mechanic's liens were filed. Of the total gross contract receivable amounting to $11,249,297, approximately $2,382,366 was due from the Stillwell project, $1,481,601 was due from the 39th Street Bridge projects, $1,888,221 was due from the EklecCo project, $1,312,904 was due from the Grand Central Project, and $2,132,035 was due from the Louis Vuitton project. For the years ended June 30, 1997 and 1996, NY had three unrelated customers, which accounted for approximately 86% and 62%, respectively, of total revenues. As of June 30, 1997 and 1996, approximately 83% and 89%, respectively, of contracts and retainage receivables are due from four and three customers respectively.

         For the years ended June 30, 1997 and 1996, NY purchased from Waldorf, approximately $0 and $180,333, respectively, of the materials and labor necessary to perform fabrication services. Lastly, for the years ended June 30, 1997 and 1996, NY paid $371,321 and $622,050, respectively, to MD for materials and labor necessary to perform steel erection services. In November 1996, MD ceased operations, and NY began purchasing material and labor from unrelated third party steel fabricators. At June 30, 1997, NY owed MD $62,606, principally for advances in connection with the above services: such amounts are non-interest bearing and are due on demand.


         General and administrative expenses have increased by $628,630 (or 25%) to $3,122,029 for the year ended June 30, 1997, from $2,493,399 for the year ended June 30, 1996. The increase in general administration costs is mainly attributable to an overall increase in NY's administrative salaries associated with the material amount of increase in contract revenue and the Company's stock-based compensation expenses.


Liquidity and Capital Resources

         As of March 31, 1998 and June 30, 1997, the Company's contract receivable amounted to $10,831,768 and $8,962,297, respectively.

         Of the $10,831,768 of net contract and retainage receivables as of March 31, 1998, through May 15, 1998, NY has collected approximately $815,000 (or 8%). The timing of the collectibility of $7,794,668, which represents the amount of receivables (net of allowances) associated with mechanic's liens placed by NY on certain jobs, cannot be determined by NY due to the surrounding circumstances and the legal process associated in collecting funds whereby a lien has been placed on a project. The remainder of the receivables is expected to be collected by the end of September 1998. The Company's failure to obtain new contracts has impacted the Company's liquidity and profitability; however, during May 1998, NY executed a contract currently valued at $2,400,000. In addition, NY has been given the exclusive right to perform the interior tenant work on the medical building which is valued at approximately $3 million.

         As a result of the slow collection process associated with the above circumstances, the Company was unable to pay its payroll tax obligations and rent on a timely basis. Upon the collection or settlement of a major portion of contracts receivable, the Company's first priority is to pay down its payroll tax obligations as much as possible. The accrued and unpaid rent has been settled by NY with NY issuing stock to its landlord, RSJJ.

         Net cash provided by operating activities amounted to $111,694 for the nine months ended March 31, 1998. For the nine months ended March 31, 1997, the net cash used for operating activities amounted to $140,741.

         With regards to investing activities, the Company used $96,058 of cash for the nine months ended March 31, 1998 for the acquisition of assets.

         As of March 31, 1998, the NY and MD owe approximately $2,186,484 of payroll taxes and related estimated penalties and interest. Although as of March 31, 1998, NY and MD have not entered into any formal repayment agreements with the respective tax authorities, they have been making payments to same based on oral arrangements negotiated therewith.

         In December 1997, NY entered into an agreement with the Iron Workers Local 40, 361 and 417 Joint Security Funds (the "Union") in order to liquidate $1,750,000 owed for unpaid union dues and benefits previously recorded as accounts payable. NY agreed to pay $75,000 by January 1998 and at least $25,000 monthly commencing March 1, 1998 with interest at 9.5% per annum. As collateral, NY assigned its retainage receivable from the EklecCo project as well as $1,750,000 of NY's related mechanic's lien (which was discharged on the lien-debtor's payment of a bond with the court). Upon the distribution of any funds under such bond, the Union will be repaid any balance it is owed, in full, and NY shall receive the remainder thereof. NY will receive credit for any payments received by the Union related to the assigned portion of the bond. The amount outstanding at March 31, 1998 is $1,650,000, $300,000 of which has been classified as current and $1,350,000 of which has been classified as non-current.

         Net cash provided by operating activities for the year ended June 30, 1997 amounted to $578,792. The major component of such cash provision was increases in accounts payable, payroll taxes payable, and accrued expenses net of increases in contracts receivables. For the year ended June 30, 1996, the net cash used for operating activities amounted to $2,055,771 which amount is principally attributable to increases in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts and accounts payable.

         The Company used $200,852 in cash from financing activities for the year ended June 30, 1997. Such cash was provided primarily by advances to affiliates and officers.

         As of June 30, 1997, NY and MD owed approximately $1,634,614 in payroll taxes and related penalties and interest. At June 30, 1997, the breakdown was $1,289,960 owing to the IRS and $344,654 owing to state payroll tax authorities. As of June 30, 1997, NY and MD have been making monthly payments to the respective tax authorities pursuant to oral agreements negotiated with same.

         In August 1996, the Company issued 400,000 shares of common stock in payment of a loan of $300,000. The stock has been valued at $1.00 per share, representing the average market value at the time of the loan. Accordingly, interest expense in the amount of $100,000 has been recorded.


         In October 1996, the Company issued 250,000 shares of common stock as an advisory fee pursuant to a previous agreement. These shares have been valued at $1.20 per share with a 10% discount due to the restricted nature of the stock for a total of $270,000. The value of these services are being amortized over the advisory period of two years.

         In December 1996, the Company issued 114,617 shares of common stock to officers and employees of the Company under its Management Plan. These shares have been valued at $1.875 per share with a 10% discount due to the restricted nature of the stock for a total of $193,415.


         In February 1997, the Company issued 575,000 options to officers of the Company under its Management Plan. The shares were exercisable at the then fair market value, and no additional compensation was recorded. Under the terms of the issue, the officer could execute a note for payment of the shares. In March 1997, 125,000 shares of common stock were issued pursuant to these options. The officer elected to execute a note, resulting in a reduction of stockholders' equity for the balance of the note of $240,625.


         In December 1997, the Company authorized the issuance of 250,000 shares of its common stock pursuant to its Management Plan. Of the 250,000 shares, 150,000 were issued to the Company's President, and 25,000 were issued to each of the Company's Secretary and Treasurer. 1/2 of these shares vested on June 1, 1998, and 1/2 vest on January 1, 1999. The remaining 50,000 shares were issued to consultants to the Company and vest immediately. The Company also authorized the filing of a Post-Effective Amendment to the Form S-8 Registration Statement initially filed in February 1997 to register for resale those 250,000 shares which were issued to management. In connection with the issuance, the Company recorded compensation and consulting expense amounting to $207,000 which is based on the average closing bid price of $0.92 share for the third quarter of the Company's fiscal year, with a 10% discount due to the restricted nature of the stock. The above shares which do not vest immediately have been recorded as deferred compensation and are being amortized over the vesting period.

         In December 1997, NY authorized the issuance of 290,000 shares of its common stock during the third quarter of its fiscal year pursuant to its Management Plan. Of the 290,000 shares, 150,000 were issued to the NY's President, 70,000 to NY's Secretary, and 70,000 to NY's Treasurer. 1/2 of these shares vested on June 1, 1998, and 1/2 vest on January 1, 1999. NY also authorized the issuance of 50,000 shares to employees and consultants of NY which vest immediately. NY authorized the filing of an amended Form S-8 Registration Statement to reflect the increase to 1,000,000 shares which may be issued under the Plan and the registration of the above shares. In connection with such issuance, NY recorded compensation and consulting expense amounting to approximately $459,000 which is based on the average closing bid price of $1.50 per share for the month of March 1998, with a 10% discount due to the restricted nature of the stock. The above shares which do not vest immediately have been recorded as deferred compensation and are being amortized over the vesting period.


         In February 1998, the Company raised a net of $393,000 after a 10% commission (and placement fees), in connection with a private placement to fund the Chadian operation, from the sale of $450,000 of convertible debentures. Such debentures are due January 30, 2000 with interest accruing at 8% per annum. Holders of the debentures are entitled to convert the entire face of the debentures plus accrued interest, at the lesser of (a) 100% of the 5-day average closing bid price, for the 5 trading days immediately preceding the closing date of the offering (February 3, 1998); or (b) 75% of the 5-day average closing bid price for the 5 trading days immediately preceding the date of conversion. The Company agreed to file a Registration Statement covering the shares of common stock to be issued upon conversion of the debentures, and if not declared effective within 90 days following the closing of the offering, then there shall be a decrease of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective. In addition to the foregoing, the purchasers of the debentures received Warrants to purchase an aggregate of 100,000 shares of common stock, 50,000 shares at an exercise price of $1.125 per share and 50,000 shares at $1.41 per share. The funds are being loaned to Worldwide to fund the Chadian operation.

Legal Proceedings

         NY is a party to various claims and legal proceedings incidental to its business. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist with respect thereto. Accordingly, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the financial position of the Company.

                   Claims Against and By State Insurance Fund


         In April 1995, NY commenced an Article 78 proceeding in the Supreme Court of the State of New York, County of New York, against the Commissioners of the State Insurance Fund and the State Insurance Fund to annul the cancellation of NY's workers' compensation policy and to annul the rates, classifications, and premiums assigned to NY. In December 1995, the Commissioners of the State Insurance Fund for and on behalf of the State Insurance Fund commenced suit against Joseph Polito, Ronald Polito, Steven Polito, NY, One Carnegie Court Associates, Inc. ("One Carnegie"), and three other individuals and eleven other corporations alleging that certain workers' compensation insurance policies obtained for various insured defendants were obtained fraudulently and that the defendant corporations failed to pay the appropriate premiums.

         Though the parties are negotiating settlement documents on the basis of a $750,000 proposed settlement to which they have verbally agreed (payable by the corporate defendants), material terms of the settlement remain in negotiation, and no Stipulation of Settlement has been filed with the courts. The Company hopes to complete settlement negotiations by the end of August 1998. As material terms of the agreement remain in dispute (and thus continue to be negotiated), settlement cannot be deemed "probable" at this time; accordingly, no accrual beyond that already recorded by the Company is necessary. For the period April 29, 1993 through December 1994 (that period for which plaintiffs seek recovery), the Company accrued approximately $85,000.


                    Claims Against and By Perini Corporation

         On February 25, 1997, in New York State Supreme Court, Kings County, NY and Metro Steel Structures, Ltd. commenced suit against Perini Corporation, Metropolitan Transportation Authority, New York City Transportation Authority, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $2,199,560. On February 26, 1997, in New York State Supreme Court, Queens County, NY, Metro Steel Structures, Ltd., and McKay Enterprises, Inc. commenced suit against Perini Corporation, Department of Transportation of the City of New York, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $844,932. Both claims are for labor performed and materials supplied including money owed under the contract regarding the rehabilitation of the 39th Street Bridge over the Long Island Rail Road and Amtrak in Queens, New York. This action is still in the discovery phase.

         On February 7,1997, Perini Corporation filed a related action against NY and Metro Steel Structures, Ltd. in New York State Supreme Court, Kings County. Perini's claims against NY total $1,140,560 and allege defective work on the Stillwell Avenue project and upon a loss/profit agreement for both the Stillwell Avenue project and the 39th Street Bridge project. NY has counterclaimed for the amounts set forth above in the discussion of the two actions involving Perini Corporation, and its claims are based upon the same theories as are set forth above.

                        Claim Against Kiska Construction

         On or about May 13, 1997, in the New York Supreme Court, Suffolk County, NY commenced suit against Kiska Construction, the State of New York, acting through the New York State Comptroller, the New York State Department of Transportation, and the Seaboard Surety Company. NY's claim for relief is $279,346. The claim is for labor performed and materials supplied including money owed under the contract and money due for "extra" work regarding the rehabilitation of the Robert Moses Causeway Northbound Bridge over the State Boat Channel in Suffolk County, New York. This action is in the discovery phase.

                              Claim Against EklecCo

         On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY seeking to vacate the mechanic's lien and seeking specific enforcement of the contract, declaratory relief, damages for slander of title, and approximately $500,000,000 in damages from NY for breach of contract and intentional interference with contractual relations. The lien was not vacated and on February 9, 1998, EklecCo posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted EklecCo's motion to discharge said lien. This action is in the discovery phase.

         The amounts of the mechanic's liens filed by NY in the Perini, Kiska, and EklecCo actions were determined by final requisitions remitted by NY to the lien-debtors who failed to tender payment for same. Such amounts may include claims which have not been recorded in accordance with NY's revenue recognition accounting policy and SOP 81-1, paragraph 66 as such amounts have not been received or awarded. Such amounts may include claims which have not been recorded as revenue by the Company in accordance with its revenue recognition policy as such amount has not been received. The amounts also may include interest and court costs as are allowable under the mechanic's lien laws. The liens are resolved via commencement of actions to foreclose same: these actions typically are not resolved (i.e. on the merits at trial or via settlement) for a period of two to four years after commencement.

                                   MANAGEMENT

Officers and Directors.

         The names, ages, and positions of the Company's Executive Officers and Directors are as follows:

                                                           Position with the
Name                              Age                          Company
----                              ---                          -------

Joseph M. Polito                   63                    President and Director
Ronald J. Polito                   38                    Secretary and Director
Steven J. Polito                   35                    Treasurer and Director
Marvin Weinstein                   66                    Director
Ronald Murphy                      56                    Director
-------------

         All Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Vacancies on the Board of Directors may be filled by the remaining Directors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no family relationships between or among any Officers or Directors of the Corporation, except that Joseph Polito is the father of both Steven and Ronald Polito. The Company has an audit committee and compensation committee, both of which include the outside Directors and Ronald Polito as the inside Director.

         Joseph M. Polito has been the President and Director of the Company since April 1994. He has been the president and a Director of NY since its inception in 1990, and prior to the Acquisitions in April 1994, he was the sole shareholder of NY. Mr. Polito oversees all of the Company's operations. Since its inception in 1994, Mr. Polito has been the president and a Director of MD, a wholly-owned subsidiary of the Company. Since December 1990, Mr. Polito has been the president and sole Director and shareholder of One Carnegie, also a wholly-owned subsidiary of the Company. Since 1988, Mr. Polito has been a 50% shareholder of Crown, a company which leases cranes for construction projects. Since 1986, Mr. Polito has been the president and 100% shareholder of Atlas Gem Leasing, Inc., a company which leases generators and other construction equipment. Mr. Polito has also been the president and sole Director and shareholder of Waldorf since 1990. Before it ceased operating in August 1995, Waldorf fabricated steel and sold same to NY. Since 1983, Mr. Polito has been the president and 100% shareholder of RSJJ, a company which owns and leases real property.

         Since 1976, Mr. Polito has been a member of the Allied Building Metal Industries, Inc. ("ABMII"), a trade association which has the authority to negotiate with the unions in order to better the construction industry. He was the president of same from 1992 until 1993. Since approximately 1987, Mr. Polito has been the Chairman of the Steel Institute of New York, a trade association similar to the ABMII. From the mid-1980's to the mid-1990's, Mr. Polito was a member of the Building Trades Association Joint Safety Committee. Since the mid-1980's, he has served on the Council of Presidents of New York Building Congress, Inc. Since the mid-1970's, Mr. Polito has been a member of the of the International Union of Structural Ironworkers, locals 40, 361, and 417: he has been co-chairman since the early 1990's.

         Ronald J. Polito has been the Secretary and a Director of the Company since April 1994. Mr. Polito has been the secretary and a Director of NY since its inception in 1990. Mr. Polito oversees the daily progress on all projects and analysis of the final costs and profits of jobs completed and the preparation and bidding on new projects. Since its inception in 1994, Mr. Polito has been the secretary and a Director of MD. From its inception in 1990 until March 1995, he was also the treasurer of NY. Since December 1990, Mr. Polito has been the secretary of One Carnegie and Waldorf. Since 1983, Mr. Polito has been the secretary of RSJJ. Mr. Polito received a Bachelor of Science Degree in Civil Engineering from Brooklyn Polytechnical Institute in 1981. He is the son of Mr. Joseph Polito.

         Steven J. Polito has been Treasurer of the Company since March 1995 and a Director of the Company since April 1994. Mr. Polito was elected treasurer of NY in March 1995. Mr. Polito oversees the daily operations for projects in process and projects completed, including purchasing and leasing of materials and machinery and the distribution of labor. He had previously been a Project Manager and has been a Director of NY since its inception in 1990. Since its inception in 1994, Mr. Polito also has been the treasurer and a Director of MD. Since 1988, Mr. Polito has been the treasurer of One Carnegie, Waldorf, and RSJJ. He is the son of Mr. Joseph Polito.

         Marvin Weinstein was elected Director of the Company in January 1998. Mr. Weinstein was the President and sole shareholder of M. Weinstein Associates from 1988 to 1996. This company provided consulting services to the companies in the steel industry. Mr. Weinstein retired in 1996. Neither NY nor the Company engaged M. Weinstein Associates to provide any consulting services.

         Ronald Murphy was elected Director of the Company in February 1998. Mr. Murphy has been a private investigator since 1997. Prior thereto, from 1983 to 1996, Mr. Murphy was involved in the construction industry. From 1993-1996, he was Field Operations Supervisor for The Steel Institute of New York. From 1983-1993, he was office manager and supervisor for Crown and Atlas Gem, respectively. Prior to entering the construction industry, from 1966 to 1982, Mr. Murphy was a New York City police officer.

Significant Employees of the Company

         Richard Miller has been an employee of the Company since September 1997. When Falcon was formed, he became chief executive officer thereof.

Significant Employees of NY

         John G. Bauer has been the chief administrative officer (a non-executive position) of the Company since February 1995. Since its inception in March 1992, Mr. Bauer has been the President and a Director of Dynamic Construction Consulting, Inc. ("Dynamic"), a company of which Mr. Bauer was the founder. Dynamic provides construction management and consulting services to NY and other companies. From July 1988 to March 1992, Mr. Bauer was a Vice President of Tishman Construction Corp. of N.Y., a construction company.

         Michael Panayi has been a structural engineer for NY since June 1993. From 1987 to 1993, Mr. Panayi was a structural engineer for Atlas Gem.

         William J. Kubilus, a professional estimator in the field of general contracting and subcontracting since 1966, joined NY in 1996 to provide estimating expertise for the Company's general contracting and subcontracting bids. Prior to joining NY, from 1993 to 1996, Mr. Kubilus was an estimator for Lazzinarro General Contracting. From 1989 to 1993, he was an estimator for NICO Construction.

         As permitted under Delaware's General Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation.

         Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, Officers, and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer, or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court.

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, or paid by NY, the Company's subsidiary, during the years ended June 30, 1997, 1996, and 1995.

                                                 Summary Compensation Table

                                                     Annual Compensation

     (a)           (b)         (c)          (d)              (e)                 (f)              (g)
Name                                                                          Restricted
and Principal                                            Other Annual           Stock            Options/
Position          Year     Salary ($)    Bonus ($)      Compensation ($)        Awards ($) (1)    SARS (#)
--------          ----     ----------    ---------      ----------------        --------------    --------
Joseph M. Polito  1997     $330,000          -           $  68,642 (2)        $175,000 (2)       500,000 (3)
President and     1996      300,000          -             111,911 (2)          93,750 (4)
Director          1995      378,000          -              68,200 (2)               -            25,000 (5)

Ronald Polito     1997     $118,800          -           $  17,194 (6)        $  4,375 (7)       100,000
Secretary and     1996      125,000          -              15,144 (6)               -                 -
Director          1995      121,000          -              21,200 (6)               -                 -

Steven Polito     1997      $86,580          -           $   8,572 (8)        $  4,375 (7)        75,000
Treasurer and     1996       94,000          -               8,275 (8)               -                 -
Director          1995       91,575          -               9,900 (8)               -                 -

-----------------
  (1) At the end of the fiscal year, Joseph M. Polito held 4,497,156 shares of Restricted Stock valued at $5,059,301. Ronald Polito and Steven Polito each held 2,500 shares of Restricted Stock valued at $2,812.50. Valuations are based on the closing bid price of Common Stock ($1.125) on June 30, 1997, as reported by a market maker.
  (2) Includes (i) the payment of premiums on a life insurance policy of $10,722, $54,362, and $46,000 for the years ended June 30, 1997, 1996, and 1995, respectively; (ii) the payment of travel expenses of $50,000, $50,000, and $22,200 for the years ended June 30, 1997, 1996, and 1995, respectively; and (iii) the payment of an automobile lease of $7,920 and $7,549 for the years ended June 30, 1997 and 1996. See "-Employment and Consulting Agreements."
  (3) Represents (i) 100,000 shares of Common Stock issued as a bonus in December 1996 under the Company's 1994 Senior Management Incentive Plan; (ii) an option to purchase 400,000 shares of Company Common stock under the Company's Stock Option Plan, exercisable at $1.925 per share (which is 110% of the market price of same on December 2, 1996); and
         (iii) an option to purchase 125,000 shares of common stock of NY at $1.10 per share, all of which option has been exercised (60,000 shares exercised have been resold and 10,000 shares were transferred in a private transaction). See "-1994 Senior Management Incentive Plan." Valuation on the 100,000 restricted shares is based on the closing bid price of Common Stock ($1.75) on December 2, 1996, as reported by a market maker.

                    (footnotes continued from previous page)


  (4) Based on the closing bid price of Common Stock ($.625) on August 15, 1995, as reported by a market maker. As a bonus upon completion of NY's initial public offering, Mr. Polito was issued 150,000 shares of Common Stock subject to a vesting whereby 50,000 shares vested upon issuance; 50,000 vested on August 15, 1996; and 50,000 vested on August 15, 1997. All of these shares have vested and have been issued.
  (5) In accordance with his employment agreement, Mr. Polito received an option to purchase 25,000 shares of common stock of NY at $5.50 per share. These shares vested over a three year period. See "-Employment and Consulting Agreements."
  (6) Includes (i) payments on the lease of an automobile of $5,416, $5,416, and $8,000 for the years ended June 30, 1997, 1996, and 1995, respectively; (ii) the payment of premiums on a term life insurance policy of $8,510, $4,684, and $5,800 for the years ended June 30, 1997, 1996, and 1995, respectively; and (iii) a travel allowance of $12,705, $2,971, and $7,400 for the years ended June 30, 1997, 1996, and 1995, respectively.
  (7) Reflects the value of the ownership of 2,500 shares of Common Stock at $1.125, the market price on June 30, 1997. (8) Includes (i) the payment of an automobile lease of $5,304, $5,304, and $6,700 for the years ended June 30, 1997, 1996, and 1995, respectively; and (ii) a travel allowance of $3,268, $2,971, and $3,200 for the years ended June 30, 1997, 1996, and 1995, respectively.

Stock Options

     The following table sets forth certain information concerning the grant of stock options made during the year ended June 30, 1997 under the Company's 1994 Senior Management Incentive Plan.

                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                     (Individual Grants)

                                                  Individual Grants
                    (a)                        (b)                   (c)                  (d)                    (e)
                                                                 % of Total
                                         # of Securities        Options/SAR's
                                           underlying            Granted to
                                          Options/SARs          Employees in       Exercise or Base
                   Name                    Granted(1)           Fiscal Year        Price ($/share)         Expiration Date
        ---------------------------- ------------------------ ------------------ ---------------------- ======================
        ---------------------------- ------------------------ ------------------ ---------------------- ======================
        Joseph M. Polito                     400,000               69.56%               $1.925            December 1, 2001

        Ronald J. Polito                     100,000               17.39%                $1.75            December 1, 2001

        Steven J. Polito                     75,000                13.04%                $1.75            December 1, 2001
        ---------------------------- ------------------------ ------------------ ---------------------- ======================

  (1) Represents incentive stock options granted under the Company's 1994 Senior Management Incentive Plan (the "Management Plan").

         The following table contains information with respect to employees of the Company concerning options held as of June 30, 1997:

                                      AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                                                AND FY-END OPTION/SAR VALUES


                   (a)                      (b)                  (c)                   (d)                   (e)
        --------------------------- -------------------- -------------------- ---------------------- ====================
        --------------------------- -------------------- -------------------- ---------------------- ====================
                                                                                                          Value of
                                                                                    Number of            Unexercised
                                                                                   Unexercised          In-The-Money
                                                                                Options/SAR's at      Options/SAR's at
                                                                                   FY-End (#)             FY-End($)
                                    Shares Acquired on   Value Realized($)        Exercisable/          Exercisable/
                   Name                Exercise (#)              (1)              Unexercisable         Unexercisable
                   ----                ------------              ---              -------------         -------------
        --------------------------- -------------------- -------------------- ---------------------- ====================
        --------------------------- -------------------- -------------------- ---------------------- ====================

        Joseph M. Polito                  125,000                $ 0                275,000/0              0/0 (2)
        Ronald J. Polito                     0                     0                100,000/0              0/0 (3)
        Steven J. Polito                     0                     0                75,000/0               0/0 (3)

        --------------------------- -------------------- -------------------- ---------------------- ====================

-----------
  (1) Based upon the average bid and asked prices for such Common Stock on June 30, 1997 ($1.125), as reported by a market maker.
  (2) Since the options are exercisable at $1.925, there is no value to such options as of June 30, 1997.
  (3) Since the options registered to Ronald and Steven Polito under the February 1997 S-8 are exercisable at $1.75, there is no value to such options as of June 30, 1997.

Employment and Consulting Agreements


         Joseph Polito entered into an employment agreement with NY dated April 4, 1995, whereby Mr. Polito agreed to devote 80% of his business time to the affairs of NY. The agreement is for a term of approximately three years and terminated on June 30, 1998. Pursuant to the terms of the agreement Mr. Polito is to receive an annual salary of $300,000 per annum until June 30, 1998 with 10% yearly escalation, subject to adjustment by the Board of Directors. Mr. Polito is also to receive a yearly non-accountable expense allowance of $50,000. Mr. Polito received a stock option under NY's 1994 Senior Management Incentive Plan to purchase 25,000 shares at $5.50 per share, vesting at the rate of 7,500 in each of April 1996 and 1997 and 10,000 in April 1998. Mr. Polito also has the right to receive a yearly bonus equal to five percent (5%) of the first $1,000,000, upon reaching $1,000,000 and five percent (5%) of the next $500,000, upon reaching $1,500,000 and five percent (5%) after $1,500,000, of all the pre-tax profits of NY. NY shall pay to Mr. Polito a monthly draw of $10,000 against the bonus.


         Pursuant to the agreement, NY shall pay the premiums on a $3,500,000 life insurance policy for the benefit of individuals as directed by Mr. Polito, with an estimated yearly premium of $80,000. The agreement restricts Mr. Polito from competing with NY for a period of one year after the termination of his employment. The agreement provides for severance compensation to be paid to Mr. Polito if his employment with NY is terminated or there is a decrease in responsibilities or duties following a change in control of NY. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to the Employee during the preceding calendar year.

         Steven and Ronald Polito receive annual salary compensations of $94,000 and $125,000, respectively, from NY, which compensation levels commenced in March 1995 and April 1994, respectively. Both individuals also receive a car allowance equal to the monthly lease payments on their automobiles and travel expenses. Ronald Polito receives the payment of premiums on a life insurance policy of which he chooses the beneficiaries. Neither individual has entered into an employment agreement with NY.

1994 Senior Management Incentive Plan

         In December 1994, the Board of Directors adopted the 1994 Senior Management Incentive Plan (the "Management Plan") which was thereafter approved by shareholder consent. The Management Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to Executive Officers and consultants.

         In December 1996, the Company issued 575,000 stock options to Messrs. Joseph, Ronald, and Steven Polito as follows: Mr. Polito received an option to purchase 400,000 shares of Common Stock (he exercised the option and purchased 125,000 shares in March 1997 and shortly thereafter sold 60,000 of said shares); Steven Polito received an option to purchase 100,000 shares of Common Stock; and Ronald Polito received an option to purchase 75,000 shares of Common Stock. In March 1998, pursuant to the Management Plan, the Company issued bonuses of 150,000 shares of Common Stock to Joseph M. Polito and 25,000 shares of Common Stock to each of Ronald Polito and Steven Polito.

         The adoption of the Management Plan was prompted by the Company's desire (i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Company; and (ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding Executive Officers, key employees, and consultants without unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer executives, key employees, and consultants a personal interest in the Company's growth and success through the grant of stock options and/or other rights pursuant to the Management Plan. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, and Vice President of the Company), key employees, and consultants who perform services of special importance to the Company will be eligible to receive compensation under the Management Plan. A total of 2,000,000 shares of Common Stock are reserved for issuance under the Management Plan.

         Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if such a committee is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as "the Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine (i) the recipients of the awards; (ii) the nature of the awards to be granted; (iii) the dates such awards will be granted;
(iv) the terms and conditions of the awards; and (v) the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a Director of the Company shall also be subject - in the event the persons serving as members of the Administrator of the Management Plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act - to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required.

         The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted shall become exercisable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares, and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which (i) would increase the total number of shares subject to such plan; (ii) extend the duration of such plan; (iii) materially increase the benefits accruing to participants under such plan; or (iv) change the category of persons who can be eligible for awards under such plan, must be approved by the affirmative vote of a majority of the shareholders entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.


         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for five types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights), restricted stock purchase agreements, and restricted stock (as described below).


         Stock Options. Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns capital stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% stockholder") must be granted at an exercise price of at least 110% for the fair market value of the Common Stock on the date of the grant. The exercise price of the non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. Unless the Administrator determines otherwise, no ISO or non-ISO may be exercisable earlier than one year from the date of grant. ISOs may not be granted to persons who are not employees of the Company. ISOs granted to persons other than 10% stockholders may be exercisable for a period of up to ten (10) years from the date of grant; ISOs granted to 10% stockholders may be exercisable for a period of up to five years from the date of grant. No individual may be granted ISOs that become exercisable in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,000. Non-ISOs may be exercisable for a period of up to thirteen (13) years from the date of grant.

         Payment for shares of Common Stock purchases pursuant to exercise of stock options shall be paid in full in (i) cash, (ii) by certified check, or,
(iii) at the discretion of the Administrator by shares of Common Stock having a fair market value equal to the total exercise price or (iv) by a combination of the above. The provision that permits the delivery of already owned shares of stocks as payment for the exercise of an option may permit "pyramiding." In general, pyramiding enables a holder to start with as little as one share of common stock and, by using the shares of common stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of common stock used to exercise the option.

         Upon termination of employment or consulting services, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was for death or permanent disability of the optionee, the vested portion of the option shall remain exercisable for a period of twelve (12) months thereafter.

         Incentive Stock Rights. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, whereby the Company shall issue such number of shares upon the completion of each specified period. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the holder's death or disability.

         Stock Appreciation Rights (SARs). SARs may be granted to recipients of options under the Management Plan. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR, and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. A holder may be granted general SARs ("General SARs") or limited SARs ("Limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock, or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to General SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "Change of Control" transaction: (i) the approval of the Board of Directors of consolidation or merger in which the Company is not the surviving corporation, the sale of all of substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new Director is approved by at least a majority of the Directors then still in office.

         The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

         Restricted  Stock  Purchase   Agreements.   Restricted  Stock  Purchase
Agreements provide for the sale by the Company of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment must be made in cash. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.


         Restricted Stock. Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.


         Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate), if any, which are paid or distributed on the restricted shares and, generally, to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period; (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms, or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

         Upon expiration of the applicable restriction period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

         Accelerating of the vesting of the restricted shares shall occur, under the provisions of the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change."

         An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock will be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

         A "Control Purchase" is defined as circumstances in which any person (as such term is defined in ss.ss. 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).


         A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the company's stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office.

1994 Employee Stock Option Plan

         In December 1994, the Board of Directors adopted the 1994 Senior Employee Incentive Plan (the "Employee Plan"). This plan was adopted by shareholder consent also. The Employee Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock in connection with the issuance of stock options to key employees of the Company.

         The adoption of the Employee Plan was prompted by the Company's  desire
(i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Company; and
(ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding key employees, advisors, and independent consultants without unnecessarily depleting the Company's cash reserves. The Employee Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer employees a personal interest in the Company's growth and success through the grant of stock options. A total of 2,000,000 shares of Common Stock are reserved for issuance under the Employee Plan.

         Under the Employee Plan, options to purchase an aggregate of not more than 2,000,000 shares of Common Stock may be granted from time to time to key employees, advisors and independent consultants to the Company and its subsidiaries. It is anticipated that awards made under the Employee Plan will be subject to vesting periods, although the vesting periods are subject to the discretion of the Board of Directors or Administrator of the plan. If approved, awards under the Employee Plan may be made until January 1, 2004 when the Employee Plan terminates.

         The Employee Plan is to be administered by the Board of Directors. Subject to the specific provisions of the Employee Plan, the Administrator is generally empowered to (i) interpret the plan; (ii) prescribe rules and regulations pertaining thereto; (iii) determine the terms of the option agreements; (iv) amend them with the consent of the optionee; (v) determine the employees to whom options are to be granted; and (vi) determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of the Common Stock of the Company).

         Options will be exercisable for a term determined by the Board which will not be less than one year. Options may be exercised only while the original grantee has a relationship with the Company or a subsidiary of the Company which confers eligibility to be granted options or up to ninety (90) days after termination at the sole discretion of the Board. In the event of termination due to retirement, the Optionee, with the consent of the Board, shall have the right to exercise his option at any time during the twelve (12) month period after such retirement. Options may be exercised up to twelve (12) months after death or total and permanent disability. In the event of certain basic changes in the Company, including a change in control of the Company (as defined in the Employee Plan) in the discretion of the Board, each option may become fully and immediately exercisable. ISOs are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the holder's lifetime only by the holder or his or her guardian or legal representative.

         Options granted pursuant to the Employee Plan may be designated as ISOs, with the attendant tax benefits provided under ss.ss. 421 and 422A of the Internal Revenue Code of 1986. Accordingly, the Employee Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. The Board may modify, suspend, or terminate the Employee Plan, provided, however, that certain material modifications affecting the Plan must be approved by the shareholders, and any change in the Employee Plan that may adversely affect an optionee's rights under an option previously granted under the Employee Plan requires the consent of the optionee.

                            PRINCIPAL SECURITYHOLDERS

         The following table sets forth information as of March 31, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in ss. 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock (aggregating 7,844,148); (ii) each Director; and (iii) all Officers and Directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite his name.

                                                            Number of Shares                 Percent of Common Stock
     Name and Address                                    Beneficially Owned (1)              Beneficially Owned (2)
     ----------------                                    ----------------------              ----------------------
     Joseph M. Polito (1)
     c/o USABG Corp.
     53-09  97th Place                                          5,204,156                             66.3%
     Corona, New York  11368
     --------------------------------------------- ------------------------------------ ----------------------------------
     --------------------------------------------- ------------------------------------ ----------------------------------

     Steven J. Polito (2)
     c/o USABG Corp.
     53-09  97th Place                                           152,500                                *
     Corona, New York  11368
     --------------------------------------------- ------------------------------------ ----------------------------------
     --------------------------------------------- ------------------------------------ ----------------------------------

     Ronald J. Polito(3)
     c/o USABG Corp.
     53-09  97th Place                                           177,500                                *
     Corona, New York  11368
     --------------------------------------------- ------------------------------------ ----------------------------------
     --------------------------------------------- ------------------------------------ ----------------------------------

     Marvin Weinstein
     c/o USABG Corp.
     53-09  97th Place                                             --                                  --
     Corona, New York  11368
     --------------------------------------------- ------------------------------------ ----------------------------------
     --------------------------------------------- ------------------------------------ ----------------------------------

     Ronald Murphy
     c/o USABG Corp.
     53-09  97th Place                                             --                                  --
     Corona, New York  11368
     --------------------------------------------- ------------------------------------ ----------------------------------
     --------------------------------------------- ------------------------------------ ----------------------------------

     All  Officers  and  Directors  as a group (5               5,534,156                             70.5%
     persons)

-------------
         *Less than 2.5%

(footnotes from previous page)

(1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual or entity to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or entity.
(2) The "Percent of Common Stock Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Company, and (ii) the number of shares of Common Stock that such person or entity has the right to acquire within 60 days, whether by exercise of options or warrants. The "Percent of Common Stock Beneficially Owned" does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of said person, to acquire them within 60 days, whether by exercise of options or warrants.
(3) Includes (i) 275,000 shares issuable upon the exercise of an option which is presently vested and exercisable; (ii) 192,000 shares of Common Stock issued in March 1998 in exchange for 106,667 shares of NY's common stock; and (iii) 150,000 shares of Common Stock issued in March 1998. Does not include (i) 10,000 shares issuable to Joseph M. Polito upon the exercise of options not presently vested; and (ii) an aggregate of 251,000 shares gifted by Joseph
    M. Polito, of which 81,000 shares were gifted to members of Joseph M. Polito's family (including 50,000 each to Ronald and Steven Polito) and 70,000 shares were gifted to employees of the Company, as of January 23, 1995. Joseph M. Polito disclaims beneficial ownership of all shares transferred to his family members. See "Business -- Properties" and Certain Relationships and Related Transactions."
(4) Includes (i) 75,000 shares issuable upon the exercise of an option which is presently vested and exercisable; and (ii) 25,000 shares of Common Stock issued in March 1998.
(5) Includes (i) 100,000 shares issuable upon the exercise of an option which is presently vested and exercisable; and (ii) 25,000 shares of Common Stock issued in March 1998.
(6) Does not include shares issuable upon the exercise of options granted to Ronald Murphy and Marvin Weinstein each to purchase 25,000 shares of Common Stock pursuant to a vesting schedule.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information at March 31, 1998 and as adjusted to reflect the resale of the shares of Common Stock by the Selling Stockholders.

                                    Shares of
                                    Common Stock                                    Shares       Percentage of
Name & Address of                    Owned Prior               Shares            Owned After      Shares Owned
Stockholder                       to the Offering             Offered            Offering        After Offering
-----------                       ---------------             -------            --------        --------------
FT Trading (1)                      362,500                   362,500                  0                 0
c\o Augustine Capital
Management, Inc.
141 W. Jackson Boulevard
Suite 2182, Chicago, IL 60604

Black Sea Investments Ltd. (2)      290,000                   290,000                  0                 0
c\o Dempsey & Co.
Cockburn House, Cockburn Town
Turks & Caicos BWI

-----------------------
(1) Includes an estimated 306,944 shares upon conversion of the Debentures, subject to adjustment, based upon the conversion price of the Debenture and 55,556 shares issuable upon the exercise of the Warrants. See "Business -
    1998 Private Placement," "Description of Securities - 8% Convertible Debentures" and "- Warrants."
(2) Includes an estimated 245,556 shares upon conversion of the Debentures, subject to adjustment, based upon the conversion price of the Debenture and 44,444 shares issuable upon the exercise of the Warrants. See "Business -
    1998 Private Placement," "Description of Securities - 8% Convertible Debentures" and "- Warrants."

Plan of Distribution for the Securities of the Selling Securityholders

         This Prospectus covers the Offering of 652,500 shares of Common Stock, inclusive of (i) an estimated 562,500, subject to adjustment, issuable upon the conversion of the Debentures; and (ii) 100,000 shares of Common Stock issuable upon exercise of the Warrants owned by the Selling Stockholders. The Warrants and Debentures, as well as the Shares underlying same, were issued in a private transaction, exempt from the registration requirements of the Act in accordance with ss. 4(2) thereof. See "Selling Stockholders." This Prospectus shall be delivered by said Selling Securityholders upon the resale of any securities by said holders. The shares of Common Stock and the shares of Common Stock issuable upon the exercise of such Warrants may be sold, from time to time, by the Selling Securityholders. Resales of such securities or even the potential of such resales at any time may have an adverse effect on the market prices of the Securities offered hereby. See "Risk Factors."

         The resale of the securities by the Selling Securityholders may be effected from time to time in negotiated transactions, at fixed prices which may be changed, and at market prices prevailing at the time of resale, or a combination thereof. The Selling Securityholders may effect such transactions by selling directly to purchasers or to or through broker-dealers which may act as agents or principals, including in a block trade transaction in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the securities, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the resale of the shares of Common Stock and/or by the Selling Securityholders might be deemed to be "underwriters" within the meaning of ss. 2(11) of the Act. In that connection, the Company has agreed to indemnify the Selling Securityholders and the Selling Securityholders has agreed to indemnify the Company, against certain civil liabilities including liabilities under the Act.

         At the time a particular offer of its securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commission or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, any person engaged in a distribution of Company's Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Company securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and resales of Company securities by the Selling Securityholders.

                            DESCRIPTION OF SECURITIES

         The Company's authorized capitalization consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Series A Preferred Stock, par value $.0001. The following summary descriptions of the Common and Preferred Stock are qualified in their entirety by reference to the Company's Certificate of Incorporation and amendments thereto.

Common Stock

         Each share of Common Stock entitles its holder to one non-cumulative vote per share and, subject to the preferential rights of the Preferred Stockholders, the holders of more than fifty percent (50%) of the shares voting for the election of Directors can elect all the Directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single Director. Holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may, from time to time, declare out of Company funds legally available for the payment of dividends. The Company has not paid cash dividends on its common stock and intends to retain earnings, if any, for use in its activities. Payment of cash dividends in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid in the foreseeable future. Upon any liquidation, dissolution, or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after the satisfaction of the liquidation preference of the preferred stockholders. See "Dividend Policy." Shareholders do not have any preemptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for preemptive rights.

Series A Preferred Stock

         The Company has authorized 10,000,000 shares of Convertible Series A Preferred Stock, par value $.0001 per share ("Series A Stock"), none of which shares is outstanding. The Series A Stock has carries no voting rights or dividend and/or liquidation preferences.

8% Convertible Debentures

         In February 1998, the Company consummated a Private Placement Offering and generated a gross aggregate of $450,000 in funds from the sale of 8% Convertible Debentures. The Debentures and the Shares underlying same were issued in a private transaction, exempt from the registration requirements of the Act, in accordance with ss. 4(2) thereof. The Debentures, plus interest accrued thereon (at 8% per annum, payable in shares of Common Stock upon conversion of the Debentures), are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the Private Placement ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. With each conversion, the Company shall issue shares for the conversion and pay accrued interest in cash or shares at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable conversion rate. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all debentures outstanding will be automatically converted.

         The Company agreed to file a Registration Statement covering the shares of Common Stock to be issued upon conversion of the debentures, and if not declared effective within 90 days following the closing of the Private Placement, then there shall be a decrease of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective.

Warrants

         The purchasers of the Debentures referenced above also received Warrants to purchase an aggregate of 100,000 shares of Common Stock. The Warrants and the Shares underlying same were issued in a private transaction, exempt from the registration requirements of the Act, in accordance with ss. 4(2) thereof. The Warrants entitle the holders thereof to purchase an aggregate of 100,000 shares of Common Stock as follows: 50,000 shares at an exercise price of $1.125 and 50,000 shares at an exercise price of $1.41, commencing March 31, 1998 and expiring March 31, 2001

         The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock, or a combination, subdivision, or reclassification of Common Stock. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of the fractional shares otherwise issuable.

         Notwithstanding the foregoing, in case of any consolidation, merger, sale, or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall continue to have the right to exercise same for the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock for which such Warrants were exercisable immediately prior thereto.

         Holders of Warrants are not entitled, by virtue of being such holders, to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of Directors of the Company or any other mater, or to vote at any such meeting, or to exercise any rights whatsoever as shareholders of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On May 13, 1996, Joseph M. Polito, the Company's President, entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova. The loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account with Alan Berkun as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Stock market (Nasdaq), 400,000 shares of Common Stock would be issued to Mr. Ulianova as repayment of the loan. This transaction was an exempt transaction, in accordance with Regulation S under the Act. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares of Company Common Stock at an exercise price of $1.50. The option could only be exercised if the bid price for the Company's Common Stock was at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996, at which time the loan was repaid. The option expired unexercised. These matters were reviewed for the Company by its special counsel Alan Berkun, Esq.

         During the year ended June 30, 1996, NY purchased approximately $180,333 of fabricated steel from Waldorf. Such amount paid to Waldorf represented approximately 18% of the steel purchased by NY for the year ended June 30, 1996. Waldorf is wholly-owned by Joseph M. Polito.


         In December 1996, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 2,500 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan. In addition 313 shares were issued to Joseph M. Polito's wife. In connection with the 114,617 shares issued to NY's employees and consultants, the Company recorded compensation expense amounting to $193,415, which is based on upon 90% of the average closing bid price for the month of December 1996.


         In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered for resale a total of 686,617 shares of Common Stock, 575,000 of which underlie options granted pursuant to the Company's Senior Management Incentive Plan. The options are exercisable at $1.75 and $1.925 per share.

         On March 13, 1997, the Company issued 125,000 shares of Common Stock to Joseph M. Polito upon exercise of options granted pursuant to the above mentioned Management Plan. In February 1997, these shares were registered for resale pursuant to a Form S-8 Registration Statement. Mr. Polito executed a promissory note for the exercise price.

         During the years ended June 30, 1997 and 1996, NY paid $371,321 and $802,383, respectively, to MD for certain materials and labor necessary to perform steel erection services. MD is a wholly-owned subsidiary of the Company.

         During the years ended June 30, 1997 and 1996, NY paid $214,000 and $163,000, respectively, to Crown for leasing cranes necessary to perform steel erection services. Joseph M. Polito owns 50% of Crown.

         During the year ended June 30, 1997, NY paid $35,000 to AGLI for certain machinery necessary to perform steel erection services. AGLI is wholly-owned by Joseph M. Polito.

         As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: in June 1997, NY issued 270,000 shares of common stock to the Company, for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of its Common Stock to Joseph Polito and 150,000 shares of its Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.


         On February 10, 1998, NY agreed to remit its RSJJ lease payments for the period January 1998 through December 31, 1998 by issuing the Company 106,667 shares of its common stock in exchange for which the Company agreed to issue 192,000 shares of Common Stock to RSJJ. Both the Company and NY issued the aforesaid stock in March 1998. The value of the Company's shares was recorded at the value of the rent otherwise due under the lease ($240,000).


         In March 1998, the Company issued bonuses of 150,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan: 1/2 of these shares vested on June 1, 1998, and 1/2 vest on January 1, 1999. See "Executive Compensation-Employment and Consulting Agreements" for information regarding management's compensation.

                                 LEGAL OPINIONS

         Legal matters relating to the shares of Common Stock and Warrants will be passed on for the Company by its counsel, Klarman & Associates, San Ramon, California.

                                     EXPERTS

         The financial statements of the Company as of and for the years ended June 30, 1997 and 1996 have been audited by Scarano & Tomaro, P.C., Independent Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in giving said reports. In July 1997, Scarano & Tomaro, P.C. was formed and is considered a successor firm of Scarano & Lipton, P.C. for auditing purposes, which firm has executed the report referenced above and consent annexed hereto.

                              AVAILABLE INFORMATION

                  The  Company  has  filed  with  the  Securities  and  Exchange
Commission (the "Commission") a Registration Statement on Form SB-2 under the Act with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, the Company's Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares and Warrants offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.

                          USABG CORP. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996

        AND FOR THE NINE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)


               AMENDMENT NO. 4 TO FORM SB-2 REGISTRATION STATEMENT

                                                USABG CORP. AND SUBSIDIARIES
                                         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                      Page
                                                                                                     Number

    Independent auditors' report                                                                       72


    Consolidated balance sheets at March 31, 1998 (unaudited)

      and June 30, 1997                                                                                73


    Consolidated statement of operations for the nine months ended March 31, 1998 and 1997 (unaudited) and for the years

     ended June 30, 1997 and 1996                                                                      74


    Consolidated  statement  of  stockholders'  equity for the nine months ended
     March 31, 1998 (unaudited) and for the years

     ended June 30, 1997 and 1996                                                                     75-76


    Consolidated statement of cash flows for the nine months ended March 31, 1998 and 1997 (unaudited) and for the years

     ended June 30, 1997 and 1996                                                                     77-78

    Notes to consolidated financial statements                                                        79-98

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of USABG Corp. and subsidiaries

We have audited the accompanying consolidated balance sheet of USABG Corp. and subsidiaries (the "Company") as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 1997, and the consolidated results of its operations and cash flows for the years ended June 30, 1997 and 1996, in conformity with generally accepted accounting principles.



Scarano & Tomaro, P.C.
Syosset, New York
October 4, 1997

                                            USABG CORP. AND SUBSIDIARIES
                                             CONSOLIDATED BALANCE SHEETS

                                                       ASSETS
                                                                                 (Unaudited)
                                                                                    March              June
                                                                                  31, 1998           30, 1997
                                                                             ----------------    ------------
Current assets:
     Cash                                                                    $        511,389       $    555,435
     Cash - restricted                                                                222,280            214,001
     Contracts and retainage receivable, net                                       11,209,036          8,962,297
     Costs and estimated earnings in excess of billings

      on uncompleted contracts                                                      1,168,004          2,225,723
     Due from related parties                                                         492,411                -
     Deferred tax asset                                                               336,200            304,225
     Other current assets                                                              77,377            139,393
                                                                             ----------------    ---------------
         Total current assets                                                      14,016,697         12,401,074

Assets of discontinued operations                                                         -            2,889,999
Deferred tax asset - non current                                                       30,200             74,575
Other assets                                                                          100,437             30,606
                                                                             ----------------    ---------------
Total assets                                                                 $     14,147,334    $    15,396,254
                                                                             ================    ===============


                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable, including cash overdrafts of $45,372 and

      $149,290, respectively                                                 $      1,786,531    $     3,495,492
     Accrued expenses                                                               1,244,611            771,211
     Payroll taxes payable                                                          2,186,484          1,634,614
     Due to related parties                                                           152,376            166,540
     Convertible debentures, net                                                      393,334                  -
     Note payable                                                                     145,358            145,358
     Current portion of long-term payables                                            300,000                  -
     Liabilities of discontinued operations                                           150,000          3,039,999
     Income taxes payable                                                             610,964            522,379

Billings in excess of costs and estimated earnings

      on uncompleted contracts                                                              -            126,455
                                                                             ----------------    ---------------
         Total current liabilities                                                  6,969,658          9,902,048
                                                                             ----------------    ---------------

Long-term payable                                                                   1,350,000                 -
                                                                             ----------------    --------------
Minority interest                                                                   3,431,505          2,714,300
                                                                             ----------------    ---------------
Commitments and contingencies (Note 13)                                                   -                  -

Stockholders' equity:
     Preferred stock, authorized 10,000,000 shares, issued
      and outstanding -0- shares                                                          -                  -
     Common stock, $.001 par value, authorized 50,000,000

      shares, issued and outstanding 7,844,148 and 7,402,148, respectively              7,448              7,006
     Additional paid-in capital                                                     4,859,960          4,263,402
     Accumulated deficit                                                           (1,492,972)        (1,087,427)
                                                                             ----------------    ----------------
         Sub-total stockholders' equity                                             3,374,436          3,182,981
                                                                             ----------------    ---------------
         Less: Stock subscription receivable                                         (240,625)          (240,625)
                 Prepaid rent                                                        (180,000)                 -
                 Deferred compensation and consulting                                (557,640)          (162,450)
                                                                             -----------------   ----------------
         Total subtractions                                                          (978,265)          (403,075)
                                                                             -----------------   ----------------

         Total stockholders' equity                                                 2,396,171          2,779,906
                                                                             ----------------    ---------------
Total liabilities and stockholders' equity                                   $     14,147,334    $    15,396,254
                                                                             ================    ===============


          See accompanying notes to consolidated financial statements.

                                               USABG CORP. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENT OF OPERATIONS

                                                                    (Unaudited)
                                                             For the nine months ended           For the Year ended
                                                                   March 31,                          June 30,
                                                           ----------------------------    -----------------------------
                                                               1998             1997           1997             1996
                                                           -------------   ------------   --------------   --------------
Revenue:
    Contract revenue                                       $ 14,284,651    $  7,714,698    $  15,494,447   $   7,401,433
                                                           ------------    ------------    -------------   -------------

Costs and expenses:

    Cost of contract revenues                                11,422,861       5,170,187       11,137,325       5,031,216
    General and administrative expenses                       2,650,482       2,438,904        3,122,029       2,493,399
    Bad debt expense                                                -               -          1,287,000       1,019,127
                                                           ------------    ------------    -------------   -------------
           Total costs and expenses                          14,073,343       7,609,091       15,546,354       8,543,742
                                                           ------------    ------------    -------------   -------------


Income (loss) from operations before other income (expense), minority interest, and

 provision for income tax expense (benefit)                     211,308         105,607          (51,907)  (1,142,309)
                                                           ------------    ------------    --------------- -----------


Other income (expenses):

    Interest expense and financing costs                       (261,715)        (15,670)        (158,577)        (35,141)
    Amortization of financing costs (Note 8b)                       -               -                -          (441,863)
    Gain on sale/acquisition of subsidiary's stock                  -               -                -           832,571
    Interest income                                               8,368           8,296           10,425          27,766
                                                           ------------    ------------    -------------   -------------
           Total other (expenses) income                       (253,347)         (7,374)        (148,152)        383,333
                                                           ------------    ------------    --------------  -------------

Loss (income) before minority interest and
provision for income tax expense (benefit)                      (42,039)         98,233         (200,059)       (758,976)

Minority interest in net (income) loss                         (258,206)       (224,931)        (167,772)        342,802
                                                           ------------    ------------    -------------   -------------

Loss before provision for income tax expense (benefit)         (300,245)       (126,698)        (367,831)       (416,174)


Provision for income tax expense (benefit)                      105,300         301,000          142,875        (860,960)
                                                           ------------    -------------   -------------   -------------

Net (loss) income before loss from discontinued operations     (405,545)       (427,698)       (510,706)         444,786


Loss from discontinued operations                                   -           351,696          280,911         404,217
Loss on disposal of assets of discontinued operations               -               -             83,621             -
                                                           ------------    ------------    -------------   -------------


Net (loss) income                                          $   (405,545)   $   (779,394)   $    (875,238)  $      40,569
                                                           =============   ============    =============   =============


Earnings per common share:
    Basic:
      Net (loss) income before loss from discontinued

       operations                                          $       (.05)   $      (.07)   $         (.08) $         .07
       Loss from discontinued operations                   $          -    $      (.05)   $         (.05) $        (.06)
                                                           ------------    -----------    --------------  -------------
       Net (loss) income                                   $       (.05)   $      (.12)   $         (.13) $         .01
                                                           ============    ==========     ==============  =============


    Diluted:
       Net (loss) income before loss from discontinued

       operations                                          $       (.05)   $      (.07)  $          (.08) $         .07
       Loss from discontinued operations                   $          -    $      (.05)  $          (.05) $        (.06)
                                                           ------------    -----------    --------------  -------------

       Net (loss) income                                   $       (.05)   $      (.12)  $          (.13) $         .01
                                                           ============    ===========   ===============  =============


Weighted average number of common shares outstanding          7,472,591      6,499,369         6,854,390      6,137,530
                                                           ============    ============    =============   ============
Weighted average number of common shares
 outstanding - assuming dilution                              7,472,591      6,499,369         6,854,390      6,137,530
                                                           ============    ============    =============   ============

          See accompanying notes to consolidated financial statements.

                                                    USABG CORP. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                      FOR THE NINE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                                             FOR THE YEARS ENDED JUNE 30, 1997 AND 1996


                                                  Common Stock
                                                  ------------
                                                                                                      Stock subscription
                                                                        Additional                       Receivables        Total
                                                                         Paid-in     Accumulated           and Other   Stockholders'
                                              Shares          Amount     capital       Deficit            Deductions        Equity
                                              ------          ------     -------       -------            ----------        ------
Balances at July 1, 1995                     6,012,531       $5,616   $ 2,591,652     $(252,758)          $(489,583)    $  1,854,927


Issuance of common stock in
 consideration for services pursuant
 to Senior Management Incentive Plan           150,000          150        88,950           -               (89,100)             -


Record amortization of deferred expense             -             -             -           -               266,500          266,500


Net income for the year ended
     June 30, 1996                                  -             -             -        40,569                 -             40,569
                                         -------------   ----------   -----------   -----------     ---------------    -------------

Balances at June 30, 1996                    6,162,531        5,766      2,680,602     (212,189)           (312,183)       2,161,996


Issuance of common stock in lieu of
repayment of loan                              400,000          400        399,600           -                  -            400,000


Issuance of common stock as
consideration for services provided to
  the Company                                  250,000          250        269,750           -             (270,000)             -

Issuance of common stock pursuant to
the 1995 Senior Management Incentive
Plan as consideration for services
provided to the Company                        114,617          115        193,300           -                  -           193,415

Issuance of common stock in connection
with the exercise of options                   125,000          125        240,500           -             (240,625)             -

Issuance of common stock in connection
with settlement of subsidiary's
related party debt                             350,000          350        479,650           -                    -         480,000

Record amortization of deferred expense           -             -             -              -              419,733         419,733

Net loss for the year ended
 June 30,1997                                     -             -             -        (875,238)                  -        (875,238)
                                         ------------    ----------   -----------   ------------    -----------------  -------------

Balances at June 30, 1997                   7,402,148         7,006     4,263,402    (1,087,427)           (403,075)      2,779,906

Issuance of common stock  pursuant to
the Senior Management Incentive Plan
as consideration for services provided
to the Company                                250,000           250       206,750             -             (165,600)        41,400

Issuance of common stock in connection
with prepayment of subsidiary's rent          192,000           192       239,808             -             (240,000)             -

Additional paid-in capital resulting
from imputed interest related to
convertible debentures                            -             -         150,000             -                   -         150,000
Deferred compensation in connection
with issuance of subsidiary's common              -             -             -               -             (391,500)      (391,500)
stock

Amortization of deferred and prepaid
items                                              -            -             -                -             221,910        221,910

Net loss for the nine months ended
   March 31, 1998                                 -             -             -        (405,545)                -          (405,545)
                                         ------------    ----------   -----------   ------------    ---------------    -------------

Balances at March 31, 1998                  7,844,148    $    7,448    $4,859,960   $(1,492,972)    $      (978,265)   $   2,396,171
                                         ============    ==========    ==========   ============    ================   =============

         See accompanying notes to consolidated financial statements.

                                                    USABG CORP. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         (Unaudited)
                                                                  For the Nine months ended               For the Year ended
                                                                          March 31,                            June 30,
                                                               ------------------------------     ----------------------------------
                                                                    1998            1997                1997               1996
                                                               -------------    -------------     --------------     ---------------
Operating activities:

   Net (loss) income                                           $    (405,545)   $    (779,394)     $    (875,238)    $       40,569
   Adjustments to reconcile net (loss) income to net

    cash provided by (used for) operating activities:

     Depreciation and amortization                                     8,787          369,740            558,233            882,549
     Amortization of deferred compensation
      and consulting costs                                           199,099          203,138                -                  -
     Amortization of prepaid rent and interest                       153,333                -                -                  -
     Minority interest in net income (loss)                          326,517          224,931            281,773           (342,802)
     Bad debt (recovery) expense                                    (128,000)             -            1,287,000          1,019,127
     Deferred income tax benefit                                      12,400              -             (396,300)               -
     Issuance of common stock for services                            41,400          193,415            193,415                -
     Gain on sale of subsidiary's stock                                  -                -                  -             (832,571)
     Contingent loss on disposal of property                             -                -               92,121                -

   Decrease (increase) in:
     Contracts and retainage receivable                           (2,118,739)      (3,641,588)        (6,752,882)        (1,711,424)
     Prepaid expenses                                                    -             (3,150)               -                  -
     Costs and estimated earnings in excess of
      billings on uncompleted contracts                            1,057,719        1,044,828            207,801           (607,395)
       Other current assets                                           (6,716)          22,697             (7,382)           (18,750)
   Increase (decrease) in:

     Accounts payable                                                 41,039        1,439,023          3,519,175            489,597
     Accrued expenses                                                473,400          188,622            778,853           (189,545)
     Payroll taxes payable                                           551,870          283,105          1,060,660             62,570

     Billings in excess of costs and estimated
      earnings on uncompleted contracts                             (126,455)          12,892            109,888             16,567
     Income taxes payable                                             88,585          301,000            521,675           (864,263)
                                                               -------------      -----------      -------------       ------------
       Net cash provided by (used for) operating activities          168,694         (140,741)           578,792         (2,055,771)
                                                               -------------      -----------      -------------       ------------

                                                          USABG CORP. AND SUBSIDIARIES
                                                   CONSOLIDATED STATEMENT OF CASH FLOWS (cont'd)


                                                                  For the Nine months ended               For the Year ended
                                                                          March 31,                            June 30,
                                                               ------------------------------     ----------------------------------
                                                                    1998            1997                1997               1996
                                                               -------------    -------------     --------------     ---------------
Investing activities:
   Fixed asset acquisitions                                          (87,779)               -                -                  -
   Increase in restricted cash                                        (8,279)          (5,677)           (10,126)          (203,875)
   Other assets                                                          -                -               (8,156)               -
                                                               -------------    -------------      -------------     --------------
       Net cash used for investing activities                        (96,058)          (5,677)           (18,282)          (203,875)
                                                               -------------    -------------      -------------     --------------
Financing activities:
   Principal payments on mortgage                                        -                -                  -             (164,992)
   Financing costs incurred                                              -                -              (35,000)               -
   Principal payments of notes payable                              (100,000)            (479)              (479)        (1,071,649)
   Advances from officers and related parties                        118,456           94,532            211,341            358,779
   Repayments to officers and related parties                       (528,138)             -             (376,714)           (80,767)
   Proceeds from convertible debentures                              450,000              -                    -                  -
   Offering costs                                                    (57,000)             -                    -                  -

   Proceeds from issuance of subsidiary's
    common stock and warrants, net of costs                              -                -                  -            3,207,806
                                                               -------------    -------------      -------------     --------------
Net cash (used for) provided by financing activities                (116,682)          94,053           (200,852)         2,249,177
                                                               -------------    -------------      -------------     --------------

Net (decrease) increase in cash                                      (44,046)         (52,365)           359,658            (10,469)
Cash, beginning                                                      555,435          195,777            195,777            206,246
                                                               -------------    -------------      -------------     --------------
Cash, ending                                                   $     511,389    $     143,412      $     555,435     $      195,777
                                                               =============    =============      =============     ==============
Supplemental  disclosure  of cash flow  information:
Cash paid  during the nine months for:
       Interest                                                $      11,564    $       7,599      $      36,848     $      236,610
                                                               =============    =============      =============     ==============
       Taxes                                                   $         -      $         -        $         -       $          -
                                                               =============    =============      =============     ==============
Supplemental disclosure of non-cash investing and
     financing activities:
     Issuance of common stock in connection with
     a note payable to the Company                             $         -      $           -      $     240,625     $          -
                                                               =============    =============      ===============   ==============
     Surrender of property, plant, and equipment in
     lieu of foreclosure on mortgage                           $   2,889,999    $                  $         -       $          -
                                                               =============    =============      =============     ==============
     In connection with the issuance of common stock,
      114,617 shares were issued as consideration for

      employee compensation                                    $         -      $        -         $     193,415     $          -
                                                               =============    =============      =============     ==============

                                                          USABG CORP. AND SUBSIDIARIES
                                                   CONSOLIDATED STATEMENT OF CASH FLOWS (cont'd)


                                                                  For the Nine months ended               For the Year ended
                                                                          March 31,                            June 30,
                                                               ------------------------------     ----------------------------------
                                                                    1998            1997                1997               1996
                                                               -------------    -------------     --------------     ---------------
     In connection with the conversion of
      subsidiary's  account payable 350,000
      shares of common stock were issued as
      consideration for 270,000 shares

      of common stock of the Subsidiary                        $         -      $         -        $     480,000     $         -
                                                               =============    =============      =============     ===========


     In connection with issuance of common stock, 250,000 shares were issued as deferred

      consulting                                               $         -      $         -        $     270,000     $         -
                                                               =============    =============      =============     ===========


     In connection with the payment of due to shareholder,
      400,000 shares of common stock were issued               $         -      $         -        $     300,000     $          -
                                                               =============    =============      =============     ============

     In connection with issuance of common stock,

     150,000 shares were issued as deferred compensation       $         -      $         -        $      -          $     89,100
                                                               =============    =============      =============     ============

     Conversion of accounts payable to note payable            $  1,750,000     $         -        $      -          $          -
                                                               ============     =============      =============     ============

     In connection with the prepayment of subsidiary's
      Rent, 192,000 shares of common stock were Issued as consideration for 106,667 shares of

       Common stock of the subsidiary                         $     240,000     $         -       $       -          $         -
                                                              =============     =============     ==============     ============


          See accompanying notes to consolidated financial statements.

                          USABG CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      INFORMATION FOR THE NINE MONTHS ENDED
                      MARCH 31, 1998 AND 1997 IS UNAUDITED







                          USABG CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      INFORMATION FOR THE NINE MONTHS ENDED
                      MARCH 31, 1998 AND 1997 IS UNAUDITED

NOTE 1       -    ORGANIZATION


                  USABG Corp. (the "Company") was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of
                  Incorporation. The Company owns 48.5% of USA Bridge Construction of N.Y., Inc. ("NY"), 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"), and 100% of the outstanding shares of common stock of Royal Steel Services, Inc. ("Royal Steel"). Joseph Polito owns 7.5% of the common stock of NY. By virtue of his ownership of 66.3% of the outstanding shares of Common Stock of the Company, the Company may be deemed the beneficial owner of those shares of NY common stock held by Joseph Polito, resulting in the Company having a direct and indirect controlling financial interest of 56% of NY. NY, Worldwide, and Royal Steel are the only subsidiaries through which the Company operates. Two additional subsidiaries of the Company (each a wholly-owned subsidiary), One Carnegie Court Associates, Inc. ("One Carnegie") and USA Bridge Construction Corp. (Maryland) ("MD") ceased operations in August 1997 and November 1996, respectively.


                  Royal Steel was formed in November 1997 in order for the Company to conduct work on its smaller base contracts. Worldwide was formed by the Company in December 1997 and is a British Virgin Islands corporation. It was formed as a holding company to own 80% of each of Falcon TChad S.A. ("Falcon") and Portshop S.A. ("Portshop"), both of which companies were formed in N'Djamena, Chad, a country located in Central North Africa. Falcon was formed in November 1997 to operate as a full service transportation, forwarding, and warehousing company in N'Djamena. Portshop was formed in March 1998 to stock and operate a duty free store in Chad's sole international airport. Worldwide shall operate as the liaison between Portshop and Falcon and the governmental or private entities with which Falcon and Portshop intend to contract in Chad. As of March 31, 1998, the only activity commenced in either Royal Steel or Worldwide was the purchase of trucks by Falcon.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a)    Basis of  presentation - nine months ended March 31, 1998 and
                  1997

                  The unaudited interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of management, include all adjustments and disclosures which are necessary in order to make the financial statements not misleading. The results of operations for the nine months ended are not necessarily indicative of the results to be expected for the full year.

             b)   Consolidated statements


                  The consolidated financial statements include the accounts of the Company, NY (by virtue of its direct and indirect controlling financial interest as outlined above), and its wholly-owned subsidiaries, One Carnegie, Maryland, Royal Steel, and Worldwide after elimination of all significant inter-company transactions and accounts.


            c)    Cash and cash equivalents

                  For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. NY, at June 30, 1997, maintains its cash deposits in accounts which are in excess of Federal Deposit Insurance Corporation limits by $344,625. As of March 31, 1998 and June 30, 1997, NY maintains $222,280 and $214,001, respectively, of restricted cash securing a credit line of the Company from a financial institution.

            d)    Use of estimates

                  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates with regard to these financial statements relate to the estimating of final construction contract profits in accordance with accounting for long-term contracts and estimating potential liabilities in conjunction with certain contingencies and commitments. Actual results could differ from these estimates.

            e)    Balance sheet classifications

                  In accordance with normal practice in the construction industry, the Company included in current assets and current liabilities amounts related to construction contracts receivable and payable over a period in excess of one year. In general, contract related receivables and payables other than retainage receivables are expected to be collected and paid within one year.

             f)   Contracts and retainage receivables

                  Contracts and retainage receivables represent amounts billed but uncollected on completed construction contracts and construction contracts in progress and unbilled retainage on construction contracts completed and in progress.

                  The Company utilizes the allowance method for recognizing the collectibility of its contracts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding based on the surrounding facts and estimates made by management.

             g)   Property and equipment

                  Property and equipment which have been classified as assets of discontinued operations are recorded at cost. Depreciation was provided using the straight-line method over the estimated useful lives of the related assets which ranged from 10 to 40 years.


             h)   Deferred compensation and consulting

                  Deferred compensation consists of stock issued to an officer relating to NY's initial public offering ("IPO") and stock issued to officers of the Company and NY. Deferred compensation has been charged to general and administrative costs over the vesting period of the stock issued.

                  Deferred consulting costs consist of consulting fees in the form of common stock issued to a broker-dealer. The deferred consulting costs are being amortized over the two year period.

             i)   Income taxes

                  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. In addition, future tax benefits, such as net operating loss carryforwards, are recognized currently to the extent such benefits are more likely than not to be realized as an economic benefit in the form of a reduction of income taxes in future years. Current income taxes are based on the respective periods' taxable income for Federal, State, and City income tax reporting purposes.

             j)   Revenue recognition

                  The Company recognizes revenue and costs for all contracts under the percentage of completion method. Cost of contract revenues includes all direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable and the amount can be reasonably estimated. No such costs or revenues have been recognized during the years ended June 30, 1997 and 1996 or the nine months ended March 31, 1998 and 1997. The Company generally determines a contract complete pursuant to a substantial completion clause stipulated in each contract.

                  The current asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed on uncompleted contracts at the end of each period. The current liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which are in excess of revenues recognized on uncompleted contracts at the end of each period.

             k)   Earnings (loss) per common share

                  Earnings (loss) per common share for the nine months ended March 31, 1998 and 1997 and for the year ended June 30, 1997 and 1996 are based upon the weighted average number of shares of common stock outstanding during the respective periods.

            l)    Impact of recently issued accounting standards

                  In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 during the year ended June 30, 1996.

             m)   Accounting for stock-based compensation

                  The Company elected to continue to measure compensation costs using Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock-Based for Stock Issued to Employees," as is permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the options issued under the 1994 Senior Management Incentive Plan as the exercise price and market value on the dates of grant were the same. For companies that choose to continue applying APB No. 25, SFAS No. 123 requires certain pro forma disclosures as if the fair value method had been utilized. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value on the grant dates for award under the plan consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below utilizing the Black-Scholes stock option model, a discount rate of 8.5%, and a volatility of 100%:

                                                     Year ended June 30,
                                                    1997            1996
                                                -------------   ------------

             Net income -     as reported       $    (875,238)  $     40,569
                                                =============   ============
                              pro forma         $  (1,660,738)  $     40,569
                                                =============   ============

             Basic EPS -      as reported       $         (.13) $        .01
                                                ==============  ============
                              pro forma         $         (.24) $        .01
                                                ==============  ============

                  The Company does not believe that any other recently issued accounting standards, not yet adopted by the Company, will have a material impact on its financial position and results of operations when adopted.

             n)   Fair value disclosure as of June 30, 1997

                  The carrying value of cash, accounts receivable, accounts payable, and accrued expenses and short-term debt are a reasonable estimate of their fair value. The carrying value of the long-term debt approximates fair value based upon the interest factors for the debt being based upon the prime rate which reflects market value.

             o)   Reclassifications

                  Certain reclassifications have been made to the March 31, 1997 and June 30, 1996 consolidated financial statements in order to conform to the March 31, 1998 and June 30, 1997 presentation.

NOTE 3       -    CONTRACT AND RETAINAGE RECEIVABLE

                  Contract and retainage receivable consist of the following at:

                                                                  March 31,         June 30,
                                                                    1998              1997
                                                              ----------------   --------------
                  Contracts in progress                       $        848,908   $    5,087,169
                  Completed contracts                               11,856,531        4,939,284
                  Retainage on completed and in
                    progress contracts                                 662,597        1,222,844
                                                              ----------------   --------------
                                                                    13,368,036       11,249,297

                  Less:  allowance for doubtful accounts             2,159,000        2,287,000
                                                              ----------------   --------------

                  Contracts and retainage receivable, net     $     11,209,036   $    8,962,297
                                                              ================   ==============


                  The allowance for doubtful accounts was increased to $2,287,000 during the year ended June 30, 1997 from $1,000,000 at June 30, 1996 to reflect the filing of mechanic's liens on certain jobs as well as a review of the aging of the accounts receivable. During the nine months ended March 31, 1998, receivables amounting to $128,000 which were previously reserved were collected. No further adjustments to the allowance have been deemed necessary by management as of March 31, 1998.

NOTE 4       -    CONTRACTS IN PROGRESS

                  Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on completed and uncompleted contracts consist of the following at:

                                                March 31,         June 30,
                                                  1998              1997
                                            ----------------   --------------
           Costs incurred on contracts      $      9,793,798   $   14,025,808
           Profits earned to date                  4,012,329        4,190,473
                                            ----------------   --------------
                                                  13,806,127       18,216,281
           Less: billings to date                 12,638,123       16,117,013
                                            ----------------   --------------
                                            $      1,168,004   $    2,099,268
                                            ================   ==============

                  Included in the accompanying balance sheet under the following captions at:

                                                                                    March 31,         June 30,
                                                                                      1998              1997
                                                                                ----------------   --------------
                  Costs and estimated earnings in excess of billings on:
                    uncompleted contracts                                       $        991,004   $    1,848,455
                    completed contracts                                         $        177,000   $      377,268
                                                                                ----------------   --------------
                                                                                $      1,168,004   $    2,225,723
                                                                                ----------------   --------------
                  Billings in excess of costs and estimated
                   earnings on uncompleted contracts                                           -         (126,455)
                                                                                ----------------   --------------
                                                                                $      1,168,004   $    2,099,268
                                                                                ================   ==============

NOTE 5       -    BACKLOG

                  The following schedule summarizes changes in backlog on contracts during the year ended June 30, 1997 and the nine months ended March 31, 1998. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements on which work has not yet begun.

                                                                                    March 31,          June 30,
                                                                                      1998               1997
                                                                                ----------------   --------------
                  Backlog balance at beginning of period                        $      6,088,048   $   17,943,400
                  Change orders to contracts in progress
                   during the period                                                   8,743,566        1,711,347
                  New contracts during the period                                         19,646        1,889,000
                                                                                ----------------   --------------
                                                                                      14,851,260       21,543,747
                  Less:    Contract revenue earned during
                            the period                                               (14,239,151)     (15,455,699)
                                                                                ----------------   --------------

                  Backlog balance at end of the period                          $        612,109   $    6,088,048
                                                                                ================   ==============

NOTE 6       -    ACCRUED EXPENSES

                  Accrued expenses consist of the following at:

                                                        March 31,          June 30,
                                                          1998               1997
                                                    ----------------   --------------
                Wages and related union benefits    $         34,985   $      307,934
                Professional fees                             12,000           40,000
                Insurance expense                          1,191,626          421,885
                Other                                          6,000            1,392
                                                    ----------------   --------------
                                                    $      1,244,611   $      771,211
                                                    ================   ==============


NOTE 7       -    INCOME TAXES

                  The Company has adopted SFAS No. 109, "Accounting for Income Taxes." Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial and tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company's only such significant items relate to its allowance for doubtful accounts and Rule 144 stock issuances.

                  For income tax purposes, the Company reports using a year end of December 31. The Company and its subsidiaries file returns separately for federal and state purposes.

                  The reconciliation of income tax computed at the federal statutory tax rate to income tax expense is as follows for the years ended June 30:

                                                                                        1997              1996
                                                                                    ------------   ---------------
                  Tax computed at the federal statutory income tax rate             $    (11,379)  $      (141,500)

                  Increase (reductions) resulting from state and local
                    taxes net of federal benefit                                          (4,331)          (18,395)

                  Tax expense on subsidiary income, deferred income tax
                   benefit, and other miscellaneous permanent differences                158,585               -

                  Reversal of prior year accruals                                            -            (701,065)
                                                                                    ------------   ---------------

                  Income tax expense (benefit)                                      $    142,875   $      (860,960)
                                                                                    ============   ===============

                  The tax effects of significant item comprising the Company's net deferred tax assets as of June 30, 1997 is as follows:

                  Allowance for doubtful accounts                                   $  1,073,500
                  Rule 144 stock (IRCss.83)                                              441,700

                  Less: Valuation allowance                                           (1,136,400)
                                                                                    -------------
                  Deferred tax asset                                                $    378,800
                                                                                    =============

                  Current portion of deferred tax asset                             $    304,225
                  Non-current portion of deferred tax asset                               74,575
                                                                                    -------------
                                                                                    $    378,800

                  The Company has recorded a deferred tax asset with an estimated valuation allowance of 75% as of June 30, 1997 based on the estimated deductibility of the above items in the future.

NOTE 8       -    NOTES PAYABLE

            a)    Line of credit

                  In August 1994, the Company secured a $250,000 credit line with a bank at an interest rate of one and one half percent (11/2%) above the prime rate. The security for the line of credit is in the form of a certificate of deposit, in the amount of $200,000, provided by the Company. Interest is payable on the first day of each month which commenced October 1, 1994. The credit line is payable on demand. At March 31, 1998 and June 30, 1997, the balance was $145,358.

            b)    Promissory Notes

                  On January 16, 1995, an Underwriter commenced and privately offered on a best-efforts basis, sixteen (16) units of NY's securities at a price of $55,000 per unit. Each unit consisted of a promissory note in the principal amount of $45,000 bearing interest at 12% per annum, and 10,000 shares of common stock at $1.00 per share. The 160,000 shares sold in this offering were assigned a value of 100% of the IPO price of $5.00 per share. In relation to the common stock sold in the offering, NY recorded deferred financing costs of $640,000 (160,000 shares at $5.00 per share less original costs of $1.00 per share). Deferred financing costs were amortized on a monthly basis until the due date of the related promissory notes (the earlier of March 1996 or the effective date of the
                  IPO). The IPO was declared effective on August 14, 1995 and as a result, for the year ended June 30, 1996, NY recorded the balance of the amortization expense of $441,863. NY's effective interest rate amounted to approximately 235% including both the financing costs and interest expense. The private placement offering was completed on March 9, 1995, resulting in all sixteen (16) units being sold and netting proceeds of approximately $696,851 to NY.

            c)    Accounts Payable

                  In December 1997, NY entered into an agreement with the Iron Workers Local 40, 361 and 417 Joint Security Funds (the "Union") in order to liquidate $1,750,000 owed relating to unpaid union dues previously recorded as accounts payable. NY agreed to pay $75,000 by January 1998 and at least $25,000 monthly commencing March 1, 1998 with interest at 9.5% per annum. As collateral, NY assigned its retainage receivable from a certain project as well as $1,750,000 of its related mechanic's lien. Upon any funds being released or paid under such mechanic's lien, the Union will be repaid any balance owed in full before NY may receive any funds. NY will receive credit for any payments received by the Union related to the assigned portion of the mechanic's lien. The amount outstanding at March 31, 1998 is $1,650,000, $300,000 of which has been classified as current and $1,350,000 of which has been classified as non-current.

NOTE 9       -    CONVERTIBLE DEBENTURES

            a)    Private Placement

                  In January 1998, the Company raised a net of $393,000, after commission and expenses, in connection with a Private Placement to fund the Chadian operation, from the sale of $450,000 of convertible debentures (the "Debentures") and Warrants. The Debentures and Warrants, as well as the Common Stock underlying same, were issued in a private transaction, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), in accordance with ss. 4(2) thereof. Such Debentures are due January 30, 2000 with interest accruing at 8% per annum. The Debentures, plus interest accrued thereon, are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement (the "Private Placement" or "Private Placement Offering") ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures.

                  Pursuant to the terms of the Private Placement, the Company must file a Registration Statement covering the shares of Common Stock to be issued upon conversion of the Debentures. Such conversion cannot occur earlier than 60 days from the closing date. If the Registration Statement is not declared effective within 90 days following the closing of the Private Placement, then as liquidated damages, the discount set forth in the Subscription Agreement and Debentures will increase by 2.5% per 30 day period or portion thereof pro rata until the Registration Statement is declared effective, or alternatively, if the Registration Statement has not been declared effective within said 90-day period, then at the purchaser's sole option, which option must be exercised by written notice to the Company, the Debentures shall convert to having been issued pursuant to Regulation S for qualifying Investors, with immediate availability to convert the Debentures.

                  In addition to Debentures, the investors received Warrants to purchase an aggregate of 100,000 shares of the Company's Common Stock: 50,000 Shares exercisable at $1.125 per share and $50,000 Shares exercisable at $1.41 per share. The funds are being loaned to Worldwide to fund the Chadian operation.


                  As a result of the beneficial conversion feature, the Company recorded interest of approximately $150,000 based on the difference between the value of the shares to be issued upon conversion assuming the most beneficial conversion feature and the value of the convertible debentures amounting to $450,000. Such amount will be amortized over the period between the date of issuance and the first eligible date of conversion. For the three months ended March 31, 1998, the Company amortized $93,333 of the beneficial conversion feature as interest expense. As a result of the Company's inability to complete the filing of a registration statement covering the underlying securities prior to 90 days after the closing date, the first possible conversion date is the date upon which the shares can be issued under regulation S, or ninety days. The recording of additional interest results in an effective interest rate of 141%.


NOTE 10      -    MINORITY INTEREST

                  As of March 31, 1998 and June 30, 1997, the minority interest balance amounting to $3,372,318 and $2,828,301, respectively, is a result of the stock transactions of NY and the proportionate share of income and losses attributable to the minority stockholders.

NOTE 11      -    STOCKHOLDERS' EQUITY

            a)    Shares issued as consideration for consulting agreement


                  On June 16, 1995, pursuant to Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered and issued 500,000 shares to a broker-dealer as consideration for a two year consulting agreement. In August 1996, the Board of Directors amended the consulting agreement to increase the additional number of shares to be issued to such broker dealer upon Nasdaq listing from 100,000 to 250,000. Accordingly in August 1996, the Company issued an additional 250,000 restricted shares to such consultant. The 500,000 shares issued in June 1995 were valued at $500,000, and the 250,000 shares issued in August 1996 were valued at $270,000. Such shares were valued based on the average closing bid price on the date of issue. Shares which were restricted at the time of issuance were discounted 10% as a result of such restriction to properly reflect their fair value.


            b)    Senior Management Incentive Plan


                  i) On August 15, 1995, the Company issued 150,000 shares of common stock to its President pursuant to the terms of the Company's Senior Management Incentive Plan. Such shares were issued as compensation for the President's efforts with the Company and NY in the consummation of NY's initial public offering on August 14, 1995. Of the total 150,000 shares issued to the President, 50,000 shares immediately vested without restrictions and the remaining 100,000 shares vested pursuant to the restricted periods, whereby 50,000 shares vested on each August 15, 1996 and 1997. Such shares were valued based on the average closing bid price on the date of issue. Shares which were restricted at the time of issuance were discounted 10% as a result of such restriction to properly reflect their fair value. The value of these shares of $89,100 is being amortized over the vesting period.


                  ii) In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered a total of 686,617 shares of common stock, 575,000 of which shares underlie options granted in December 1996 pursuant to the Company's Senior Management Incentive Plan. The options are exercisable at various prices ranging from $1.75 each to $1.925 each. The market price of the Company's common stock on the date of grant was $1.75 per share. As of June 30, 1997, the Company's president had exercised options to purchase 125,000 shares at $1.925 each. The Company received a promissory note in the amount of $240,625 as consideration for such shares.


                  iii) In December 1997, the Company authorized the issuance of 250,000 shares of its common stock during the third quarter of its fiscal year pursuant to its Senior Management Incentive Plan. Of the 250,000 shares, all of which were issued in March 1998, 150,000 were issued to the Company's President, and 25,000 shares each were issued to each of the Company's Secretary and Treasurer. 1/2 of these shares vested on June 1, 1998, and 1/2 vest on January 1, 1999. The remaining 50,000 shares were issued to consultants to the Company. The Company also authorized the filing of a Post-Effective Amendment to the Form S-8 Registration Statement initially filed in February 1997 to register the resale of the aforesaid shares and to reflect the increase (to 2,000,000) in the number of shares which may be issued under the plan. In connection with such issuance, the Company recorded compensation and consulting expense amounting to $207,000 which is based on the average closing bid price of $0.92 per share for the third quarter of the Company's fiscal year, with a 10% discount due to the restricted nature of the stock. The above shares which do not vest immediately have been recorded as deferred compensation and are being amortized over the vesting period.


            c)    Due to officer

                  On May 13, 1996, an unrelated party loaned the Company's President $300,000 pursuant to a memorandum of understanding. The loan bears interest at 1% above prime, and it was due 90 days from receipt of funds. Simultaneously therewith, the Company's President loaned the Company the $300,000. As collateral for the loan, 550,000 shares of the Company's common stock owned by the President were put in an escrow account. Upon the Company being listed on Nasdaq (July 25,
                  1996), the Company liquidated such loan by issuing 400,000 shares to such unrelated party pursuant to Regulation "S" under the Securities Act of 1933, as amended (the "Act"). Such shares were issued in September 1996. The shares issued as consideration for the repayment of such loan were valued at the average closing bid price on the date the transaction was commenced, or $400,000. Accordingly, the Company recorded financing expense amounting to $100,000 resulting in an effective interest rate of approximately 100%.

            d)    Common stock issued to employees


                  In December 1996, the Company issued an aggregate of 114,617 shares to employees. In connection with the 114,617 shares issued, the Company recorded compensation expense amounting to $193,415 which is based upon 90% of the average closing bid price of $1.875 per share for the month of December 1996.




           e)     Issuance  of  common  stock  in  settlement  of   subsidiary's
                  accounts payable


                  In June 1997, in conjunction with NY's capitalization of accounts payable, the Company issued 350,000 shares of common stock to RSJJ in exchange for the 270,000 shares of NY common stock issued to RSJJ in forgiveness of NY's accounts payable to RSJJ. The shares issued to RSJJ in exchange of NY's shares have been valued at the balance of the accounts payable of $480,000 which exceeds the estimated market value of approximately $417,500.


            f)    Issuance of common stock in prepayment of subsidiary's rent


                  In February 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration to the Company for issuing 192,000 shares of its own common stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 through December 31, 1998. The value of the shares issued by the Company is recorded at the value of the rent otherwise due under the lease ($240,000). Such shares' estimated market value on the date of issuance ($1.06 per share) was $203,520.

NOTE 12      -    ISSUANCE OF SUBSIDIARY STOCK

            a)    Initial Public Offering

                  In August 1995, the Company's subsidiary, NY, completed the initial public offering of its stock at $5.00 per share and of warrants at $.10 per share. NY issued 791,850 shares of its common stock and 494,500 warrants to purchase one share of its common stock for proceeds, net of offering costs, of $3,104,880. As a result of the IPO, the Company's ownership of NY decreased from 85.6% to 49.95%. The Company has recorded a gain on sale of subsidiary stock of $817,650 after applying the Company's ownership percentage to NY's stockholders' equity both before and after the IPO. Deferred tax liabilities arising from this transaction will be aggregated with other deferred tax liabilities and assets of the Company.

            b)    Special Warrant

                  In conjunction with NY's IPO, the Company was issued a "Special Warrant" that enabled the Company to maintain its majority ownership of NY. Such Special Warrant authorized the Company to purchase shares of NY's common stock at an exercise price of one-half of the initial public offering price of $5.00 per share, or $2.50 per share, only if the Company's ownership of NY decreased below 50%. Such exercise was limited in quantity to sufficient shares such that the Company's ownership of NY upon exercise would not exceed 50.1%. At the time of issuance, the only measurable value which could have been assigned would have been computed based upon the underwriter's over-allotment option. Had the over-allotment option been exercised in its entirety, the value assigned to the warrant (computed as the difference between its exercise price and the IPO price) would have been $47,170. Such amount is immaterial and any such exercise of the warrant was speculative, and as such, no amount could reasonably be computed for its value at the time of issuance or of its future exercise, therefore, no value has been assigned to such Special Warrant. As result of the IPO, and the underwriter's exercise of over-allotment provisions, the Company's ownership was reduced to 49.95%. The Company exercised its Special Warrant to purchase 5,665 shares of NY's common stock increasing its ownership of NY to 50.1%. Such investment has been eliminated in consolidation. In connection with the exercise of such special warrant, the Company recorded a $14,921 gain on the sale of subsidiary stock after applying the Company's ownership percentage to NY's stockholders' equity both before and after the exercise.

            c)    Senior Management Incentive Plan

                  In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, NY, registered 125,000 common shares underlying options to NY's President pursuant to the NY Senior Management Incentive Plan. The options were granted December 2, 1996 and were exercisable at $1.10 per share (110% of the bid price of $1.00 per share on November 27, 1996) and expire on November 27, 2001. These options were exercised on March 25, 1997 resulting in NY issuing 125,000 shares of common stock.

            d)    Issuance of shares in settlement


                  In June 1997, pursuant to an agreement with R.S.J.J. Realty Corp. ("RSJJ," a company wholly-owned by the Company's President) to settle $480,000 in accrued rent, NY issued 270,000 shares of its common stock to the Company, for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of its common stock to Joseph Polito and 150,000 shares of common stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage. These shares were then transferred to the Company by RSJJ in exchange for shares of the Company's common stock (see Note 10(e)). These shares have been recorded at the balance of the accounts payable of $480,000. The estimated market value at the date of issuance of $1.75 per share is $472,500.


            e)    Issuance of common stock


                  i) In February 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration to the Company for issuing 192,000 shares of its own common stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 through December 31, 1998. The value of the shares issued by NY is recorded at the value of the rent otherwise due under the lease ($240,000). Such shares' estimated market value on the date of issuance ($2.12 per share) was $226,134.

                  ii) In December 1997, NY authorized the issuance, in its third fiscal quarter, of 290,000 shares of Common Stock, pursuant to the Management Plan, to its management. Of the 290,000 shares issued in March 1998 to management, 150,000 were issued to NY's President, 70,000 were issued to NY's Secretary, and 70,000 were issued to NY's Treasurer: 1/2 of these shares vested on June 1, 1998, and 1/2 vest on January 1, 1999. NY also authorized the filing of a
                      Post-Effective Amendment to the Form S-8 Registration Statement initially filed in February 1997 to register for resale the 290,000 shares issued pursuant to the Management Plan. In addition to the foregoing, NY also authorized the issuance of 50,000 shares to certain of its employees and consultants. In connection with these issuances, NY recorded compensation and consulting expense amounting to approximately $459,000 which is based on the average closing bid price of $1.50 per share for the month of March 1998, with a 10% discount due to the restricted nature of the stock. The above shares which do not vest immediately were recorded as deferred compensation and are being amortized over the vesting period.


NOTE 13      -    COMMITMENT AND CONTINGENCIES

            a)    Disclosure of significant estimates - revenue recognition

                  NY construction revenue is recognized on the percentage of completion basis. Consequently, construction revenue and gross margin for each reporting period is determined on a contract by contract basis by reference to estimates by NY's management and engineers of expected costs to be incurred to complete each project. These estimates include provisions for known and anticipated cost overruns, if any exist or are expected to occur. These estimates may be subject to revision in the normal course of business.

            b)    Leases

                  NY leases its administrative offices pursuant to a signed lease agreement with RSJJ, an entity wholly-owned by the Company's President, which lease requires monthly payments of $20,000. This lease expires on December 31, 1998. Under such lease agreement, NY is required to make future minimum lease payments as follows:

                                 Year Ending
                                  June 30,
                                  --------
                                    1998                      $       240,000
                                    1999                      $       120,000
                                                              ---------------
                                    Total                     $       360,000
                                                              ===============


                  NY settled the rent for the period January 1 through December 31, 1998 by issuance of stock valued at $226,134 as compared to the $240,000 in rent due pursuant to the lease agreement. Accordingly, included in selling, general, and administrative expenses is rent expense which amounted to $180,000 and $180,000 for the nine months ended March 31, 1998 and 1997, respectively, and $240,000 for each of the years ended June 30, 1997 and 1996. NY also leases a yard for storage material pursuant to an oral agreement which requires monthly payments of $3,500. As of March 31, 1998 and June 30, 1997, $98,000 and
                  $66,500, respectively, of yard rent remains unpaid and is included in accounts payable.


             c)   Significant customers and vendors

                  For the nine months ended March 31, 1998 and 1997, NY had three and three unrelated customers respectively, which accounted for approximately 60%, 12%, and 12%; and 34%, 31%, and 17% of total revenues. As of March 31, 1998, approximately 17% and 55% of contracts and retainage receivables are due from two customers.


                  For the years ended June 30, 1997 and 1996, the Company had three and two unrelated customers respectively, which accounted for approximately 53%, 19%, and 15%; and 22% and 28%, respectively, of total revenues. As of June 30, 1997, approximately 22%, 21%, 15%, and 24% of contracts and retainage receivables net of allowances for doubtful accounts are due from four customers.


            d)    Seasonality

                  NY operates in an industry which may be seasonal, generally due to inclement weather occurring during the winter months. Accordingly, NY may experience a seasonal pattern in its operating results with lower revenue in the third quarter of each fiscal year. Quarterly results may also be affected by the timing of bid solicitations by governmental authorities or the stage of completion of major projects.

            e)    Bonding requirements

                  NY is required to provide bid and/or performance bonds in connection with governmental construction projects. To date, NY has been able to sufficiently obtain bonding for its private projects. NY is continuously pursuing obtaining bonding for its governmental construction projects. In addition, new or proposed legislation in various jurisdictions may require the posting of substantial additional bonds or require other financial assurances for particular projects. NY has been unable to bid as a general contractor on New York State and City agency projects as a result of its inability to obtain bonding from a New York licensed bonding company.

            f)    Mechanic's liens

                  As of June 30, 1997, three actions to foreclose upon mechanics liens filed during the fiscal year were commenced. Such actions seek relief in the amount of $3,278,775. As of March 31, 1998, additional mechanic's liens had been filed, bringing the total relief sought to $16,919,542.


                  The mechanic's liens have been filed in relation to work completed and billed. As such, these amounts are included in contracts and retainage receivable. The liens filed also include claims, interest, and other costs not included in revenue or contracts and retainage receivables. Based upon the assessment of management and legal counsel, the Company has recorded an allowance for doubtful account to adjust the receivables to their estimated realizable amount.


            g)    Payroll taxes

                  As of March 31, 1998 and June 30, 1997, NY and MD owe approximately $2,186,484 and $1,634,614, respectively, of payroll taxes and related estimated interest and penalties. Although as of March 31, 1998, NY and MD have not entered into any formal repayment agreements with the respective tax authorities, it has been making payments based on oral agreements.

            h)    Legal proceedings

                  The Company is a party to various claims and legal proceedings incidental to its business. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist with respect thereto. Accordingly, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the financial position of the Company as a whole.

            i)    Claims

                  The Company elected not to recognize any portion of the revenue associated with any contract claims until the amounts recoverable can be accurately estimated. Claims are amounts in excess of the agreed contract price which the Company seeks to collect for customer caused delays, errors in specifications and designs, contract terminations, and change orders in dispute or unapproved.

NOTE 14      -    RELATED PARTY TRANSACTIONS

            a)    Due to related parties

                  As of March 31, 1998 and June 30, 1997, the total due to officers and related parties, amounting to $152,376 and
                  $166,540, respectively, represents advances made by the President of the Company and affiliated entities which bear no interest and are due on demand.

            b)    Due from related parties

                  As of March 31, 1998, the Company has advanced funds to its President and certain related parties. These advances are non-interest bearing and are due on demand. As of March 31, 1998 such advances amounted to $492,411.

            c)    Rental expense


                  Included in general and administrative expenses is rent expense paid by NY pursuant to a signed lease agreement with RSJJ. The lease expired March 31, 1998 but was extended through and until December 31, 1998. Rent expense for the nine months ended March 31, 1998 and 1997 amounted to $180,000 and $180,000, respectively, and for each of the years ended June 30, 1997 and 1996 amounted to $240,000.


            d)    Purchase of material and labor

                  For the years ended June 30, 1997 and 1996, NY purchased from Waldorf Steel Fabricators, Inc. ("Waldorf") approximately $0 and $180,333, respectively, of the materials and labor necessary to perform steel erection services. Effective August 1, 1995, Waldorf ceased operations. Said vendor is under the common control of the President of the Company. Lastly, for the years ended June 30, 1997 and 1996, NY paid $371,321 and $622,050, respectively, to Maryland for certain materials and labor necessary to perform steel erection services. Maryland is a wholly-owned subsidiary of the Company. Effective September 1996, Maryland ceased operations.

            e)    Employment agreement

                  On April 4, 1995, NY entered into an employment agreement with its President for a term of approximately three (3) years expiring on June 30, 1998. The employment agreement provides for an annual salary of $300,000 with a 10% annual escalation. In addition, the President was granted options to purchase 25,000 shares of NY's common stock, all of which options are vested and expire in April 2000. The exercise price of the options is $5.50 per share. The foregoing options are intended to qualify as incentive stock options.

NOTE 15      -    EARNINGS PER SHARE

                  Effective July 1, 1996, the Company implemented SFAS No. 128 "Earnings Per Share" ("EPS"). The following is the reconciliation of the numerators and denominators of the basic and diluted EPS for the years ended June 30, 1997 and 1996 and for the nine months ended March 31, 1998 and 1997:

                                                                 (Unaudited)
                                                              For the nine months                For the year
                                                                ended March 31,                  ended June 30,

                  Numerator:                                  1998           1997            1997            1996
                  ---------                                ---------       ---------      ---------         -------
                    Net income (loss)                      $(405,545)      $(779,394)     $(875,238)        $40,569
                                                           ==========      ==========     =========         =======

                    Denominator:

                    Computation of basic EPS:
                      Weighted average common shares
                    outstanding                             7,472,591       6,499,369      6,854,390      6,137,530
                                                            =========       =========      =========      =========

                             Basic EPS                          (.05)           (.12)          (.13)            .01
                                                           =========       =========           ====       =========

                    Computation of diluted EPS:
                      Weighted average common
                       Shares outstanding                   7,472,591       6,499,369      6,854,390      6,137,530

                       Potentially dilutive shares:                 -
                         Weighted average shares
                             issuable under options               (A)             (B)            (B)            (C)

                      Weighted average shares
                        outstanding & available             7,472,591       6,499,369      6,854,390      6,137,530
                                                            =========       =========      =========      =========

                             Diluted EPS                    $    (.05)     $     (.12)         $(.13)    $      .01
                                                            =========      ==========          =====     ==========


                  (A) Shares issuable under options, were not included in the computation of diluted EPS since the options' exercise prices were greater than the average market price of the common shares.
                  (B) In accordance with the provisions of SFAS No. 128, no potential dilutive shares have been included in the computation of diluted EPS as the Company has a loss from continuing operations.
                  (C)  No options were outstanding during this period.

NOTE 16      -    STOCK BASED COMPENSATION

                  A summary of the status of the Company's stock options outstanding as of June 30, 1996 and 1997, and changes during the years ending on those dates is as follows:

                                                                      1996                        1997
                                                            -----------------------    -------------------------------
                                                                           Weighted                       Weighted
                                                                            Average                        Average
                                                                           Exercise                        Exercise
                  Stock Options                             Shares          Price         Shares            Price
                  -------------                             ----------    ---------    -----------     ---------------
                  Outstanding at beginning of year                   0          N/A              0     $       N/A
                  Additional options granted                         0          N/A        575,000               1.87
                  Options exercised                                  0          N/A       (125,000)              1.925
                                                            ----------                 -----------     ---------------
                  Outstanding at end of year                         0                     450,000     $         1.86
                                                            ==========                 ===========     ==============

                  Options exercisable at year end                    0                     450,000     $         1.86
                                                            ==========                 ===========     ==============

                  Weighted average fair value
                    of options granted during the year                    $       0                    $         1.37
                                                                          =========                    ==============

                  A summary of the status of NY's stock options outstanding as of June 30, 1996 and 1997, and changes during the years ending on those dates is as follows:

                                                                      1996                        1997
                                                            -----------------------    -------------------------------
                                                                           Weighted                       Weighted
                                                                            Average                        Average
                                                                           Exercise                        Exercise
                  Stock Options                             Shares          Price         Shares            Price
                  -------------                             ----------    ---------    -----------     ---------------
                  Outstanding at beginning of year              25,000     $   5.50        25,000       $     5.50
                  Additional options granted                         0          N/A        125,000            1.10
                  Options exercised                                  0          N/A       (125,000)           1.10
                                                            ----------     --------     ----------      ----------
                  Outstanding at end of year                    25,000     $   5.50         25,000      $     5.50
                                                            ==========     ========     ==========      ==========

                  Options exercisable at year end                7,500     $   5.50         15,000      $     5.50
                                                            ==========     ========     ==========      ==========

                  Weighted average fair value
                    of options granted during the year                     $      0                     $      .78
                                                                           ========                     ==========

NOTE 17      -    DISCONTINUED OPERATIONS

                  On March 10, 1997, One Carnegie executed an agreement with its mortgage holder whereby the property secured by the mortgage and owned by One Carnegie and rented to Maryland, would be transferred to the mortgage holder. As additional consideration, One Carnegie executed a promissory note in the amount of $150,000 naming the mortgage holder as payee. The operations of One Carnegie have not been reported previously as a separate segment as all of One Carnegie's revenue was derived from MD; however, its assets, liabilities, and results of operations are clearly distinguishable from the other assets, liabilities, and results of operations of the Company, and as such, the property and related accumulated depreciation, accrued interest, and mortgage payable have been recorded as assets and liabilities of discontinued operations. The transaction was completed in August 1997, resulting in a loss on disposal of $83,621. Expenses of One Carnegie included depreciation, interest, and real estate taxes. All income is eliminated in consolidation, resulting in losses from discontinued operations prior to disposal.

NOTE 18      -    SUBSEQUENT EVENTS

                  a) In April 1998, NY redeemed its certificate of deposit of approximately $222,000, repaying a loan of approximately $147,000 on behalf of the Company. The balance of the funds were deposited in NY's operating account.


                  b) On May 12, 1998, the Company executed a letter of intent to sell all of its stock in NY to Amalgamated Resources Management S.A. ("ARM") for an aggregate of $10,220,000. This sale shall occur simultaneously with the closing of NY's acquisition of 51% of the common stock of First Anglo-Swiss Holdings, Inc. ("FAS") in exchange for 510,000 shares of NY's common stock. The aforesaid transactions are contingent upon approval by the Boards of Directors and Stockholders of these companies as well as consummation of a ninety-day due diligence, contract drafting, and auditing process. The transactions are also contingent upon FAS' consummation of acquisitions of certain other companies and assets and the completion of an audit of FAS' (and its subsidiaries') financial statements within the ninety-day period. Many of the aforesaid conditions have not been met and cannot reasonably be expected to be met before the end of the ninety day period. In addition, FAS has not demonstrated to the Company the financial resources necessary to complete this transaction. Based on the preceding, the consummation of the letter of intent cannot be said to be probable and as a result, no proforma financial information is required to be presented. NY's operations currently constitute substantially all of the Company's operations, and the sale of NY will result in the Company retaining interests in subsidiaries with only minimal historical operations.

                  c) The Company is one of thirteen corporate defendants, as are One Carnegie and NY, in a proposed settlement regarding the State Insurance Fund. The consummation of the proposed settlement is not probable as numerous material provisions of the proposal cannot presently be resolved. Additionally, the allocation of the proposed $750,000 among the corporations involved has not been addressed. NY has accrued approximately $85,000 in relation to this matter which exceeds its 1/19 pro rata share in the proposed $750,000 settlement.

                          USABG CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      INFORMATION FOR THE SIX MONTHS ENDED
                     DECEMBER 31, 1997 AND 1996 IS UNAUDITED








                          USABG CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      INFORMATION FOR THE SIX MONTHS ENDED
                     DECEMBER 31, 1997 AND 1996 IS UNAUDITED

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION STATED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         --------------------

         TABLE OF CONTENTS

PROSPECTUS SUMMARY

RISK FACTORS

DIVIDEND POLICY

USE OF PROCEEDS

MARKET FOR COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS

MANAGEMENTS DISCUSSION AND ANALYSIS
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT

BUSINESS

PRINCIPAL SECURITYHOLDERS

SELLING SECURITYHOLDERS

DESCRIPTION OF
SECURITIES

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEGAL OPINIONS

EXPERTS

AVAILABLE INFORMATION

INDEX TO FINANCIAL STATEMENTS       F-0

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         As permitted under the Delaware Corporation Law, the Company's Certificate of Incorporation and By-laws provide for indemnification of a Director or Officer under certain circumstances against reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a Director or Officer. In addition, the Company's charter documents provide for the elimination of Directors' liability to the Company or its shareholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such Director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.
Registration Fee                                     $    273.66
Printing and Engraving                               $  5,000    (1)
Legal Fees                                           $ 25,000    (1)
Accounting                                           $  7,500    (1)
Nasdaq Filing Fees                                   $  6,500    (1)
Miscellaneous                                        $  5,726.34 (1)
Total                                                $ 50,000    (1)

(1)      Estimated.

Item 26.  Recent Sales of Unregistered Securities.

         On May 13, 1996, Joseph M. Polito, the Company's President, entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova. The loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account with Alan Berkun, Esq. as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Market, 400,000 shares of Common Stock would be issued to Mr. Ulianova as repayment of the loan. This transaction was an exempt transaction, in accordance with Regulation S under the Act. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares of Company Common Stock at an exercise price of $1.50. The option could only be exercised if the bid price for the Company's Common Stock was at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996, at which time the loan was repaid. The option expired unexercised. These matters were reviewed for the Company by its special counsel Mr. Berkun.


         In December 1996, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 2,500 shares to each of Ronald and Steven Polito pursuant to the Management Plan. In addition, 313 shares were issued to Joseph M. Polito's wife. In connection with the aggregate 114,617 shares issued to NY's employees and consultants, the Company recorded compensation expense amounting to $193,415, which is based on 90% of the average closing bid price for the month of December 1996.


         On March 13, 1997, the Company issued 125,000 shares of Common Stock to Joseph M. Polito upon exercise of options granted pursuant to the above mentioned Management Plan. In February 1997, these shares were registered for resale pursuant to a Form S-8 Registration Statement. Mr. Polito executed a promissory note for the exercise price.

         As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: NY issued 270,000 shares of its common stock to the Company, for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of Common Stock to Joseph M. Polito and 150,000 shares of Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

         In February 1998, the Company sold $450,000 in 8% Convertible Debentures and Warrants in a Private Placement Offering (the "Offering"). The Debentures and Warrants, as well as the Common Stock underlying same, were issued in a private transaction, exempt from the registration requirements of the Act in accordance with ss. 4(2) thereof.


         In February 1998, the Company agreed to issue 192,000 shares of Common Stock to RSJJ in exchange for 106,667 shares of NY's Common Stock. These issuances were made in accordance with an agreement between NY and RSJJ pursuant to which NY remitted $240,000 in lease payments (in stock, via the aforesaid issuance of the Company's stock to RSJJ) for the January 1 through December 31, 1998 extended lease term. The shares were issued in a private transactions, exempt from the registration requirements of the Act in accordance with ss. 4(2) of the Act. The value of the Company's shares issued will be recorded at their estimated market value at the date of issuance ($1.06 per share), with a 50% discount due to the restricted nature of the stock. The value of the Company's and NY's shares issued was recorded at the value of the rent otherwise due under the lease ($240,000). The stock was issued in March 1998.


         In March 1998, the Company issued bonuses of 150,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan.

Item 27.  Exhibits.

         All exhibits, except those designated with an asterisk (*), which shall be filed herewith, previously have been filed with the Commission in connection with such documents as are incorporated by reference herein. Exhibits marked (**) shall be filed by amendment.

 2.1           Agreement and Plan of Reorganization  dated effective as of April 25, 1994 (incorporated by reference herein to Form 10-K filed with the Commission for the fiscal year ended June 30, 1994).
 3.1           Certificate of Incorporation of the Company filed June 15, 1994.
 3.2           By-Laws of the Company (incorporated herein by reference to Form 8- K, dated April 25, 1994).
 4.1           Form of Special Warrant  (incorporated  herein by reference to Form 10- KSB for the fiscal year ended
               June 30, 1995).
 4.2           Form of Restricted  Stock agreement issued to Joseph M. Polito  (incorporated  herein by reference to
               Form 10-KSB for the fiscal year ended June 30, 1995).
 4.3           Form of 8% Convertible Debenture issued in 1998 Private Placement.
 4.4           Form of Common Stock Purchase Warrant issued in 1998 Private Placement.
 5.0           Opinion of Counsel
10.1           Lease Agreement  between One Carnegie Court  Associates and Waldorf Steel  Fabrications,  Inc., dated
               March 27, 1990 (incorporated herein by reference to Form 8-K, dated April 25, 1994).
10.2           Promissory note from the Company to Trinity Industries, Inc.
10.3           Forbearance  Agreement  between  the Company and Trinity  Industries,  Inc.,  dated  October 14, 1993
               (incorporated herein by reference to Form 8-K, dated April 25, 1994).
10.4           Lease Agreement  between R.S.J.J.  Realty Corp. and NY, dated June 30, 1993  (incorporated  herein by reference to Form 8-K, dated April 25, 1994).
10.5           Employment  Agreement  of Joseph M. Polito  (incorporated  herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
10.6           The Company's Senior  Management  Incentive Plan  (incorporated  herein by reference to the Company's proxy statement dated December 2, 1996).
10.7           The Company's  Employee Stock Option Plan  (incorporated  herein by reference to the Company's  proxy statement dated December 2, 1996).
10.8           Agreement  between  Iron  Workers  Local Union 40 and NY  (incorporated  herein by  reference to Form
               10-KSB for the fiscal year ended June 30, 1995).
10.9           Agreement  between  Local  Union 14,  14B,  15,  15A,  15C,  15D,  International  Union of  Operating
               Engineers,  AFL-CIO and NY (incorporated herein by reference to Form 10-KSB for the fiscal year ended
               June 30, 1995).
10.10          Agreement  between Local 780 and NY  (incorporated  herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
10.11          Agreement to  capitalize  the $400,000 of debt  (incorporated  herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
10.12          Consulting  Agreement with Marlowe and Company  (incorporated  by reference herein to Form S-8, dated
               June 4, 1995).
10.13          Lease surrender agreement between One Carnegie and Waldorf dated August 1, 1995 (incorporated  herein by reference to Form 10-KSB/A for the fiscal year ended June 30, 1995).
10.14          Lease  Agreement  between  One  Carnegie  and U.S.  Bridge  Corp.  (Maryland),  dated  August 1, 1995
               (incorporated herein by reference to Form 10-KSB/A for the fiscal year ended June 30, 1995).
10.15          Form of Subscription Agreement for 1998 Private Placement
10.16          Form of Registration Rights Agreement for 1998 Private Placement
21.1           List of Subsidiaries
23.1*          Consent of Scarano & Tomaro, P.C.
23.2           Consent of Klarman & Associates is included in Exhibit 5.0.

Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

                  (i) To include any prospectus required by ss. 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or deletion of a managing Underwriter.

         (2) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (4) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.


         Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, Officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court. See Item 24.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Corona, New York on the 5th day of August 1998.



                                                     USABG CORP.



                                            By:      /s/ Joseph M. Polito
                                                     --------------------
                                                         Joseph M. Polito,
                                                         President


         Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




/s/ Joseph M. Polito       President and Director                      08/0598
--------------------
Joseph M. Polito           (Chief Executive Officer)                   Date


/s/ Ronald J. Polito       Secretary and Director                      08/05/98
--------------------
Ronald J. Polito                                                       Date


/s/ Steven J. Polito       Treasurer and Director                      08/05/98
--------------------
Steven J. Polito                                                       Date


/s/ Marvin Weinstein       Director                                    08/05/98
--------------------

Marvin Weinstein                                                       Date



/s/ Ronald Murphy          Director                                    08/05/98
-----------------

Ronald Murphy                                                          Date